Filed Pursuant to Rule
424(b)(3)

File No. 333-289049
FRANKLIN LEXINGTON PRIVATE MARKETS FUND
Class S Shares
Class D Shares
Class I Shares
Class M Shares

August 1, 2026
Franklin Lexington Private Markets Fund (the “Fund”) is a Delaware statut ory
trust regist
er
ed under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company with limited operating history.
The Fund’s investment objective is to seek long-term capital appreciation. In pursuing its investment objective, the Fund intends to invest in a portfolio of private equity and other private assets (collectively, “Private Assets”). The Fund has the flexibility to invest in Private Assets across asset types, including but not limited to buyout, growth, venture, credit, mezzanine, infrastructure, energy and other real assets (i.e., assets that have physical properties, such as natural resources, infrastructure and commodities), subject to compliance with its investment strategies and restrictions and applicable law, including the 1940 Act.
The Fund expects to principally invest in Private Assets by acquiring interests in Secondary Funds (as defined below). In addition to its investments in Secondary Funds, to a lesser extent the Fund may seek additional exposure to Private Assets by acquiring interests in Primary Funds (as defined below) and making
Co-Investments
(as defined below). The Fund also intends to invest a portion of its assets in liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives and other investment companies, including money market funds and exchange traded funds (“Liquid Assets”).
The Fund’s investment manager is Franklin Templeton Fund Adviser, LLC (the “Manager” or “FTFA”). Lexington Advisors LLC (“Lexington”) serves as a sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Private Assets. Franklin Advisers, Inc. (“FAV”) also serves as a sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Liquid Assets and Private Markets Debt Investments (as defined herein) and allocating assets between the Private Asset portion of the portfolio and the Liquid Asset portion of the portfolio.
This prospectus (the “Prospectus”) applies to the offering of four separate classes of shares of beneficial interest of the Fund (“Shares”) designated as Class S, Class D, Class I and Class M Shares. The Shares will generally be offered on the first business day of each month at the net asset value (“NAV”) per Share on that day. No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares.

	Per Class S Share	Per Class D Share	Per Class I Share	Per Class M Share	Total
Public Offering Price (1)	Current NAV	Current NAV	Current NAV	Current NAV	Amount invested at NAV
Sales Load (2)	None	None	None	None	None
Proceeds to the Fund	Current NAV	Current NAV	Current NAV	Current NAV	Amount invested at NAV

(1)
Each class of the Fund’s Shares will be issued on a monthly basis at a price per share equal to the NAV per share for such class. Franklin Distributors, LLC (the “Distributor”), an affiliate of the Manager, acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. Class S Shares, Class D Shares, Class I Shares and Class M Shares are or will be continuously offered at a price per share equal to the NAV per share for such class. Each share class will initially be offered at $25.00 per share. Generally, the stated minimum investment by an investor in the Fund is $25,000 with respect to Class S Shares, Class D Shares and Class M Shares and $1,000,000 with respect to Class I Shares. The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” The minimum additional investment in the Fund is $10,000. The Fund may, in its sole discretion, accept investments below these minimums. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $25,000 and incremental contributions are not less than $10,000.
(2)
No upfront sales load will be paid with respect to Class S Shares, Class D Shares, Class I Shares or Class M Shares, however, if you buy Class S Shares, Class D Shares or Class M Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that financial intermediaries limit such charges to a 3.0% cap on NAV for Class D Shares, a 3.0% cap on NAV for Class S Shares and a 3.0% cap on NAV for Class M Shares. Financial intermediaries will not charge such fees on Class I Shares. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. Please consult your financial intermediary for additional information.

The Manager has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of Shares. The Fund offers four separate classes of Shares designated as Class S, Class D, Class I and Class M Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.
Investments in the Fund may be made only by eligible investors that are “qualified clients” as defined in Rule
205-3
under the Investment Advisers Act of 1940, as amended.
An investment in the Fund is speculative with a substantial risk of loss. The Fund, the Manager, Lexington and FAV do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund.

•	The Fund has limited operating history.

•
Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Manager intends to recommend that, in normal market circumstances, the Fund’s Board of Trustees conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets. There can be no assurance that the Fund will conduct repurchase offers in a particular period.

•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.

•	Shares are speculative and involve a high degree of risk, including the risks associated with leverage. See “Risks of Investing in Private Assets” and “Other Investment Risks” below.

•
There is no assurance that the Fund will be able to enter into a credit line or that it will be able to repay any borrowings under such credit line, which may result in the Fund incurring leverage. See “Risks—The Fund may be subject to leverage risk.”

•
Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”). See “Transfer Restrictions” starting on page 126 of the Prospectus.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the sale of assets, borrowings, return of capital, offering proceeds or from temporary waivers or expense reimbursements borne by the Manager or its affiliates that may be subject to reimbursement to the Manager or its affiliates.

•
A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

•
The Fund invests in Private Assets, including Portfolio Funds (as defined below). Portfolio Funds are subject to certain risks, including risks related to illiquidity, indirect fees, valuation, limited operating histories, and limited information regarding underlying investments. See “Risks of Investing in Private Assets” and “Other Investment Risks” below. In connection with the Fund’s investments in Portfolio Funds, the Fund may hold a significant portion of its assets in cash and cash equivalents in support of unfunded commitments.

•
You should rely only on the information contained in this Prospectus and the Fund’s Statement of Additional Information. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information, dated August 1, 2026, containing additional information about the Fund (the “SAI”), has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, as well as free copies of the Fund’s annual and semi-annual reports to shareholders (when available), and other information about the Fund by calling (888)
777-0102,
by writing to the Fund at One Madison Avenue, 17th Floor, New York, New York 10010 or by visiting www.alternativesbyft.com. You can get the same information for free from the SEC’s website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.
The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
Franklin Distributors, LLC (the “Distributor”), an affiliate of the Fund and the Manager, acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is One Franklin Parkway, San Mateo, California 94403-1906.

SUMMARY OF OFFERING TERMS
The following information is only a summary and does not contain all of the information that you should consider before investing in Franklin Lexington Private Markets Fund (the “Fund”). Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Prospectus, the Statement of Additional Information and the agreement and declaration of trust of the Fund (the “Declaration of Trust”).

The Fund	The Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company with limited operating history. The Fund sells its Shares of beneficial interest (“Shares”) only to eligible investors that are “qualified clients” as defined in Rule
205-3
under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Manager has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of Shares. The Fund offers four separate classes of Shares designated as Class S, Class D, Class I and Class M Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The business operations of the Fund are managed and supervised under the direction of the Fund’s Board of Trustees (the “Board”), subject to the laws of the State of Delaware and the Fund’s Declaration of Trust. The Board is comprised of seven trustees, a majority of whom are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Trustees”).

Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers.

Investment Management
Lexington Advisors LLC (“Lexington”) serves as a
sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Private Assets. Lexington, a Delaware limited liability company, is registered as an investment adviser with the SEC under the Advisers Act. Lexington Partners L.P. (“Lexington Partners”), a Delaware limited partnership that also is registered as an investment adviser with the SEC under the Advisers Act, is the direct owner of Lexington. Each of Lexington and Lexington Partners is ultimately owned by Franklin Resources, Inc.

Franklin Advisers, Inc. (“FAV”) also serves as a
sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Liquid Assets and Private Markets Debt Investments and allocating assets between the Private Asset portion of the portfolio and the Liquid Asset portion of the portfolio. FAV, a California corporation, is registered as an investment adviser with the SEC under the Advisers Act. FAV is ultimately owned by Franklin Resources, Inc.

The Manager performs administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, Fund accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; (4) maintaining the Fund’s existence; and (5) maintaining the registration and qualification of the Fund’s shares under federal and state laws. The Manager is ultimately owned by Franklin Resources, Inc.

Investment Objective and Strategy
The Fund’s investment objective is to seek long-term capital appreciation.

In pursuing its investment objective, the Fund intends to invest in a portfolio of private equity and other private assets (collectively, “Private Assets”). The Fund has the flexibility to invest in Private Assets across asset types, including but not limited to buyout, growth, venture, credit, mezzanine, infrastructure, energy and other real assets (i.e., assets that have physical properties, such as natural resources, infrastructure and commodities), subject to compliance with its investment strategies and restrictions and applicable law, including the 1940 Act.

The Fund expects to principally invest in Private Assets by acquiring interests in Secondary Funds. “Secondary Funds” means investment vehicles, the interests in which are acquired by the Fund through purchases from existing investors, or where a material portion of the capital that is anticipated to be deployed by the Fund in connection with an investment (whether in one or a series of related transactions) is in identified assets.

In addition to its investments in Secondary Funds, to a lesser extent the Fund may seek additional exposure to Private Assets by acquiring interests in Primary Funds and making
Co-Investments
or other similar assets.

“Primary Funds” means investment vehicles (other than Secondary Funds) acquired by the Fund through commitments to the issuer. Primary Funds and Secondary Funds are collectively referred to in this Prospectus as “Portfolio Funds”.

“Co-Investments”
means investments primarily alongside transaction sponsors in the same class of equity or debt securities or other instruments as such transaction sponsors (including but not limited to common stock, preferred stock and warrants) and other investments alongside transaction sponsors.

The Fund also intends to invest a portion of its assets in a portfolio of liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives and other investment companies, including money market funds and exchange traded funds (“Liquid Assets”). During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of Liquid Assets and other liquid investments. The Liquid Assets allocation will be managed by FAV in coordination with Lexington.

The objective of the Liquid Assets portfolio is to maintain a high level of exposure to private assets while meeting liquidity requirements and minimizing excess liquidity. The portfolio will seek to generate incremental return with prudent risk management to reduce the impact of cash drag attributable to excess liquidity. Excess liquidity is generally defined as current or anticipated short-term imbalances between sources and uses of capital. FAV will prioritize highly liquid and low-cost
instruments, including the use of cash equitization strategies, to gain exposure to rate, credit and/or equity markets subject to risk considerations. FAV intends to actively monitor and manage all sources and uses of liquidity to dynamically meet objectives. This process entails continuous cash flow planning and coordination with Lexington regarding current and expected sources and uses of liquidity in private asset portfolio.

To manage portfolio liquidity while maintaining exposure to private markets investments, the Fund reserves the flexibility to have exposure to privately placed debt securities and other yield-oriented investments, including without limitation 144A securities, syndicated and other floating rate senior secured loans issued in private placements by U.S. and foreign corporations, partnerships and other business entities, privately placed bank loans, restricted securities, and other securities and instruments issued in transactions exempt from the registration requirements of the Securities Act (“Private Markets Debt Investments”). The Fund may invest in investment grade and below investment grade fixed-income securities (commonly known as “high yield” or “junk” bonds). The Fund may invest in Private Markets Debt Investments directly or indirectly through investment vehicles, including but not limited to affiliated or unaffiliated mutual funds and exchange traded funds (“ETFs”).

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Assets, including but not limited to Secondary Funds, Primary Funds,
Co-Investments
and Private Markets Debt Investments. The Fund

intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Portfolio Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Assets for purposes of its 80% policy. This 80% policy is not fundamental and may be changed by the Fund’s Board upon 60 days’ prior written notice to shareholders, provided that the Fund provides such notice in advance of a repurchase offer and such repurchase offer is not oversubscribed. The Fund must review its portfolio investments at least quarterly. If, subsequent to an investment, the Fund identifies that the requirements to its 80% policy are no longer met, the Fund will make future investments in a manner that will bring it into compliance with its 80% policy as soon as reasonably practicable.

The Fund may have exposure to companies and funds that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including, but not limited to, emerging market countries. The Fund defines emerging market countries generally to include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of Lexington and FAV, the Fund may or may not hedge all or a portion of its currency exposures.

Lexington and FAV will manage the Fund’s asset allocation and investment decisions with a view towards managing liquidity and maintaining a high level of investment in Private Assets. The Fund’s asset allocation and amount of Private Assets may be based, in part, on anticipated future capital calls and distributions from such investments. This may result in the Fund making commitments to Private Assets in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). FAV may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by holders of the Fund’s beneficial interests (“Shareholders”) and any distributions made to Shareholders. To forecast portfolio cash flows, FAV utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and forecasts by Lexington.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund may establish one or more credit lines to borrow money for a range of purposes, including to provide liquidity for capital calls by Portfolio Funds, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of

Fund investments, to otherwise satisfy Fund obligations or for investment purposes. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. See “Risks—
The Fund may be subject to leverage risk
.”

The Fund may make investments directly or indirectly through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient
manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments.

There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

Principal Risk Factors	Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Investors should consult with their own financial, legal, investment and tax advisors prior to investing in the Fund.

The following are certain principal risk factors that relate to the operations and terms of the Fund. These considerations should be carefully evaluated before determining whether to invest in the Fund. See “Risks” for a complete description of the principal risk factors of the Fund. The Fund’s investment program is speculative and entails substantial risks. The following risks may be directly applicable to the Fund or may be indirectly applicable through the Fund’s investments in Private Assets. In considering participation in the Fund, prospective investors should be aware of certain principal risk factors, including the following:

Risks of Investing in Private Assets

Risks of Private Equity Strategies
. The Fund’s investment portfolio will include
Co-Investments
and investments in Portfolio Funds, which will hold securities issued primarily by private companies. Operating results for private companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Less information may be available with respect to private company investments and such investments offer limited liquidity
. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest also may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, investments in private companies generally are in restricted securities that are not traded in public markets and subject to substantial holding periods. There can be no assurance that the Fund will be able to realize the value of such investments in a timely manner.

Private equity investments are subject to general market risks
. The funds in which the Fund will invest may invest in portfolio companies that involve a high degree of business or financial risk. The portfolio companies may be start-ups
or in an early stage of development, may be distressed or have operating losses or significant variations in operating results and may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence. The portfolio companies may also include companies that are experiencing, or are expected to experience, financial difficulties which may never be overcome. In addition, they may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition. Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities and a larger number of qualified managerial and technical personnel.

The
day-to-day
operations of each Portfolio Fund will be the responsibility of the Portfolio Fund Managers.
The
day-to-day
operations of each Portfolio Fund will be the responsibility of the manager or general partner of a Portfolio Fund (a “Portfolio Fund Manager”). Although Lexington will be responsible for monitoring the performance of each Portfolio Fund, there can be no assurance that the existing management team, or any successor, will operate the company or fund, as the case may be, in accordance with the Fund’s plans or expectations.

Competition for Access to Private Equity Investment Opportunities
. The activity of identifying, completing and realizing attractive secondary private equity investments is highly competitive, and involves a high degree of uncertainty. In addition, developing and maintaining relationships with sponsors of private funds, joint venture partners or management teams, on which some of the Fund’s strategy depends, is highly competitive. The supply and consequently the pricing of secondary investments is dependent on a number of factors that may be adversely impacted by general conditions in the global financial markets, including the rate at which such underlying sponsors are able to deploy capital, the performance and value of investments held by funds managed by such underlying sponsors and the ability for such investment funds to realize, recapitalize and/or refinance their own investments in order to return capital to their investors. Higher valuations and increased liquidity and return of capital in the private equity investment market may result in fewer attractive investment opportunities The Fund will be competing for investments with many other private equity investors.

In addition, certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Manager, Lexington, FAV and their affiliates; however, unregistered funds also managed by the Manager, Lexington and/or FAV are not prohibited from the same transactions. The 1940 Act also imposes significant limits on aggregated transactions with affiliates of the Fund. The Fund has received a Section 17(d) Order from the SEC that permits the Fund, among other things, to invest in aggregated transactions alongside certain other persons, including certain affiliates of Lexington, FAV and certain funds managed and controlled by Lexington or FAV and their affiliates, subject to certain terms and conditions (the “Section 17(d) Order”).

The Manager, Lexington and FAV will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Section 17(d) Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule
17d-1
as expressed in SEC
no-action
letters or other available guidance.

Under the terms of the Section 17(d) Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees have approved the policies and procedures of the Fund that are reasonably designed to ensure compliance with the terms of the Section 17(d) Order and has reviewed the allocation policy and other co-investment
policies of the Lexington and FAV. The exemptive order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the affiliated funds other than in the circumstances currently permitted by regulatory guidance and the exemptive order. For example, in certain instances, the Fund’s ability to participate in such negotiated joint transactions alongside affiliated funds will require the “required majority” of the Fund’s independent trustees to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders. The Section 17(d) Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Section 17(d) Order. Lexington’s investment allocation policies and procedures can be revised by Lexington at any time without notice to, or consent from, the Shareholders. Additionally, FAV’s investment allocation policies and procedures can be revised by FAV at any time without notice to, or consent from, the Shareholders.

The Fund is subject to the risks of its Portfolio Funds.
The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Although Lexington will seek to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases Lexington will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund.

The Fund is subject to risks associated with Portfolio Funds with less established sponsors.
The Fund may invest a portion of its assets in Portfolio Funds of less established sponsors. Investments related to such sponsors may involve greater risks than are generally associated with investments with more established sponsors. Less established sponsors tend to have fewer resources, and therefore, are often more vulnerable to failure. Such sponsors also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow.

The Fund is subject to the risks associated with its Portfolio Funds’ underlying investments.
The investments made by the Portfolio Funds will entail a high degree of risk and in most cases be highly illiquid and difficult to value. The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

The Fund may have limited opportunities to invest in Secondary Funds
. The Fund may invest in Secondary Funds by acquiring the interests in the Secondary Funds from existing investors in such Secondary Funds (i.e., in an
LP-led
secondary investment). In such instances, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. The Fund also may invest in Secondary Funds through
GP-led
transactions (such as continuation funds, tender offers, strip sales, and spin-outs). There is no assurance that the Fund will be able to purchase interests at attractive discounts to net asset value, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its investments in Secondary Funds, the structure of such acquisitions and the overall success of the Secondary Fund.

The valuations of Portfolio Funds in which the Fund invests may be based on imperfect information and is subject to inherent uncertainties
. There is no established market for secondary private equity partnership interests or for the privately-held portfolio companies of private equity sponsors, and there are not likely to be any comparable companies for which public market valuations exist. In addition, under limited circumstances, the Manager may not have access to all material information relevant to a valuation analysis. For example, sponsors are not generally obligated to update any valuations in connection with a transfer of interests on a secondary basis, and such valuations may not be indicative of current or ultimate realizable values. As a result, the valuation of Portfolio Funds in which the Fund invests may be based on imperfect information and is subject to inherent uncertainties.

Regulatory Changes may adversely affect private equity funds
. Legal, tax and regulatory changes could occur that may adversely affect the Fund or its investments, including changes that could make the acquisition of interests in private equity funds in the private secondary market less attractive or make the general partners of private equity funds less likely to consent to transfers. New and existing regulations and burdens of regulatory compliance may directly impact the results of, or otherwise have a material adverse effect on, the private investment funds in which the Fund invests.

The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds may adversely affect the value of investments held by the Fund and the ability of the Fund to effectively employ its investment and trading strategies. Increased scrutiny and newly proposed legislation applicable to private investment funds and their sponsors may also impose significant administrative burdens on the Manager, Lexington or FAV and may divert time and attention from portfolio management activities. In addition, and in particular in light of the changing global regulatory climate, the Fund may be required to register under certain foreign laws and regulations, and need to engage distributors or other agents in certain

non-U.S.
jurisdictions in order to market Shares to potential investors. The effect of any future regulatory change on the Fund (due to its investments in Portfolio Funds) could be substantial and adverse. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

U.S. presidential and congressional elections, and other recent elections, create uncertainty with respect to legal, tax and regulatory regimes in which the Fund and its investments, as well as the Manager, Lexington and their affiliates, will operate, and the current regulatory environment in the United States may be impacted by future legislative developments that may adversely affect the private equity industry, including regulatory measures for the U.S. financial services industry, increases in tax rates and/or other changes to tax policies. Any significant changes in, among other things, economic policy (including with respect to interest rates or foreign trade), the regulation of the asset management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on the Fund and its investments, and the uncertainty of future legislation could adversely impact the Fund and its ability to achieve its investment objectives.

The Portfolio Funds are subject to risks regarding regulatory approvals
.
In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to change or increase regulation of an underlying fund or its portfolio companies’ operations, or implement laws or regulations affecting such entity’s operations, separate from any contractual rights it may have. A fund also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on its portfolio companies. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by or from a fund or gains recognized by the Fund on its investment in such fund, that could impact a fund’s business as well as the Fund’s return on investment with respect to such fund.

In-kind
distributions from Portfolio Funds may not be liquid
. The Fund may receive
in-kind
distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable. The Fund may be required to, or the Manager, Lexington or FAV, in their sole investment discretion, may determine to, hold such securities for an indefinite period. Timing of sales is subject to position size considerations, market liquidity, and other factors considered in the sole investment discretion of the Manager, Lexington or FAV. The Fund may incur additional expense in connection with any disposition of such securities.

The Fund’s
Co-Investments
may be subject to risks associated with the lead investor
. The Fund’s investment portfolio will include
Co-Investments,
which are indirect investments in the equity of private companies, alongside private equity funds and other private equity firms via special purpose vehicles. There can be no assurance that the Fund will be given
Co-Investment
opportunities, or that any specific
Co-Investment
offered to the Fund would be appropriate or attractive to the Fund in Lexington’s judgment. Due diligence will be conducted on
Co-Investment
opportunities; however, Lexington may not have the ability to conduct the same level of due diligence applied to other investments. In addition, Lexington may have little to no opportunities to negotiate the terms of such
Co-Investments.
The Fund’s ability to dispose of
Co-Investments
may be severely limited.

The Fund may have limited
Co-Investment
opportunities
. Many entities compete with the Fund in pursuing
Co-Investments.
Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive
Co-Investment
opportunities from time to time.

The Fund will be subject to additional risks associated with different investments, including its investments in Liquid Assets. For information about those risks, see “Other Investment Risks” and “Other Risks” under the “Risks” section starting on page 50 of the Prospectus.

General Risks of Investing in the Fund

The Fund and the Portfolio Funds are subject to general investment risks
. There is no assurance that the Fund will achieve its investment objective. There is also no assurance that the portfolio managers will be successful in choosing, making and realizing investments in any particular Portfolio Fund or operating company or portfolio of companies. Additionally, there can be no assurance that the Fund will be able to generate returns for its Shareholders or that Shareholders will receive any distribution from the Fund. All investments involve the risk of loss of capital. Accordingly, an investment in the Fund should only be considered by persons for whom a speculative, illiquid, and long-term investment is an appropriate component of a larger investment program and who can afford a loss of their entire investment. Past performance of investment entities associated with Lexington or Lexington’s investment professionals provides no assurance of future success.

The Fund and the Portfolio Funds are subject to risks associated with the use of financial projections.
Estimates or projections of market conditions, prices, and supply and demand dynamics are key factors in evaluating potential investment opportunities and valuing the Fund’s investments and related assets. These estimates are subject to wide variances based on changes in market conditions, underlying assumptions, commodity prices, and technical or investment-related assumptions.

The Fund will rely on third-party sponsors.
The Fund expects to invest in third party-sponsored Portfolio Funds. The Fund will not have an active role in the management of such funds or their portfolio investments and therefore will not have the opportunity to evaluate the specific investments made by any such fund after the Fund’s date of investment. Moreover, the Fund will likely not be able to dispose of its investment in any such fund despite poor performance. The returns of the Fund will depend significantly on the performance of these unrelated sponsors and could be substantially adversely affected by their poor performance.

The Fund and the Portfolio Funds are subject to risks associated with inflation.
The U.S. and other developed economies have experienced higher-than normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or have a significant effect on the U.S. or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies.

The Fund and the Portfolio Funds are subject to risks associated with general economic and market conditions.
The success of the Fund’s activities will be affected by general economic and market conditions in the relevant economy (whether within or outside the U.S.), such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in applicable laws and regulations (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, continued technology disruption, tax reform or other significant policy changes as well as national and international political, environmental, and socioeconomic circumstances (including wars, terrorist acts, security operations or public health considerations) in respect of the countries in which the Fund may invest. These factors may affect the level and volatility of securities prices and the liquidity of the Portfolio Funds, which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Portfolio Funds.

The Fund has a limited operating history
. The Fund is a
non-diversified,
closed-end
management investment company with a limited operating history. The Fund has limited historical financial statements and other meaningful operating or financial data on which potential investors may evaluate the Fund and its performance.

The Fund is subject to conflicts of interest
. An investment in the Fund is subject to a number of actual or potential conflicts of interest. As a result, the Manager, Lexington, FAV and/or their affiliates have an incentive to enter into arrangements with the Fund, and face conflicts of interest when balancing that incentive against the best interests of the Fund. The Manager, Lexington, FAV and/or their affiliates also face conflicts of interest in their service as investment adviser to other clients, and, from time to time make investment decisions that differ from and/or negatively impact those made by the Manager, Lexington or FAV on behalf of the Fund. See “Potential Conflicts of Interest” below.

The Board may change the Fund’s investment objective and strategies without Shareholder approval
. The Board will have the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.

The Fund is actively managed and subject to management risk
. The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund’s ability to achieve its investment objective depends upon Lexington’s and FAV’s skills in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that Lexington’s and FAV’s evaluations and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions. Lexington and FAV each will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Assets, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund’s allocation of its investments across Portfolio Funds,
Co-Investments
and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on Lexington’s or FAV’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

The Fund’s performance will depend on Lexington, FAV and key personnel
. Investors in the Fund are placing their investment in the discretion of, and are dependent upon the skill and experience of, Lexington, FAV and the Fund’s investment professionals and investors will be relying on the ability of Lexington, FAV and such investment professionals to identify, select, structure and implement the investments to be made using the capital available to the Fund. In the event of the death, disability, or departure of key personnel of Lexington, FAV or their respective affiliates, the business and the performance of the Fund may be adversely affected. The interests of these professionals in the Lexington and FAV and the Fund’s incentive fee (the “Incentive Fee”) should tend to discourage them from withdrawing participation in the Fund’s investment activities. However, there can be no assurance that any such professional will continue to be associated with Lexington, FAV or their respective affiliates throughout the life of the Fund or that any replacement will perform well.

The Fund’s strategy involves investments in “undervalued” assets.
The Fund’s investment strategy is based, in part, upon the premise that certain potential investments may be available for purchase by the Fund at “undervalued” prices. However, making investments at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund, and such investments may be subject to further reductions in value. No assurance can be given that investments can be acquired at favorable prices or that the market for such interests will continue to improve. In addition, the Fund’s Incentive Fee structure could create an incentive to buy assets with steep discounts compared to their sponsor’s valuation of such assets.

Lexington’s due diligence process may entail evaluation of important and complex issues and may require outside consultants.
Before making an investment in a Portfolio Fund, Lexington will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to such investment. Due diligence generally entails evaluation of important and complex business, financial, tax, accounting, environmental, social, government, compliance and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks, other third parties, and the private equity sponsors themselves often are involved in the sourcing and due diligence process and/or the ongoing operation of the Fund’s investments to varying degrees depending on the type of investment. Such involvement of third-party advisors or consultants presents a number of risks, including that Lexington has reduced control of the functions that are outsourced. In addition, if Lexington is unable to timely engage third-party providers, the Fund’s ability to evaluate and acquire more complex targets could be adversely affected. When conducting due diligence and making an assessment regarding an investment in an underlying fund, Lexington will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. Representations made by a counterparty could be inaccurate, and the third-party investigations may not uncover risks. The due diligence investigation that Lexington carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that are necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the funds and operating companies in which the Fund invests, even activities that occurred prior to the Fund’s investment therein, could have an adverse impact on the Fund.
In circumstances where Lexington accesses
non-public
confidential information, there is a possibility that certain trading restrictions would apply to Lexington and its affiliates, which may affect the Fund’s ability to transact.

Secondary investments are highly illiquid and typically subject to significant transfer restrictions
.
Limited partnership interests or other interests in which the Fund seeks to invest are highly illiquid and typically subject to significant transfer restrictions, including approval requirements from the fund’s general partner in its sole discretion and rights of first refusal in favor of other investors. Completion of transfers is often time-consuming and difficult. There can be no assurance that the Fund will be successful in closing on acquisitions of secondary interests, even in situations where it has signed a binding contract to acquire the investments.

The Fund will generally hold
non-controlling
interests in its Portfolio Funds or
Co-Investments.
The Fund will generally hold
non-controlling
interests in its Portfolio Funds or
Co-Investments.
The Fund may have a limited ability to protect its position in such Portfolio Funds or
Co-Investments
(other than by exercise of those rights afforded to limited partners). The Fund may make investments with other third parties through acquisition vehicles, joint ventures, or other entities. The Fund may co-invest
with third parties through consortiums of private equity investors, joint ventures or other entities. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party co-venturer
may have financial, legal, or regulatory difficulties, resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives. In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers.

The Fund has a broad investment mandate.
The investment strategy of the Fund covers a broad range of fund strategies and geographic regions. Moreover, the types of investment structures utilized by, and securities invested in, by Secondary Funds continue to evolve and include, for example, investments in special purpose acquisition companies (whether in an IPO or thereafter, through a “PIPE” investment or otherwise). Investors must rely upon the ability of the Manager, Lexington and FAV to identify, structure and implement investments that they believe are consistent with the Fund’s overall investment objectives and policies at such times as they determine. There are no material limitations on the funds, companies, markets or countries in which the Fund may invest. Subject to the foregoing, the Fund may, indirectly through the Portfolio Funds, make investments in various types of instruments, including partnership interests and preferred and common stock, and across asset classes.

Investments in the Fund will be primarily illiquid
. An investment in the Fund, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. Unlike open-end
funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end
funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future.

There can be no assurance that the Fund will conduct repurchase offers in a particular period.
Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value and the Manager intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets, there can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”

Substantial repurchase requests may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares.
It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund’s investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

The Fund will have access to confidential information
. The Fund will likely have access to or acquire confidential information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments.

Shares are not freely transferable
. Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

The Fund is classified as
non-diversified
for purposes of the 1940 Act
. The Fund is a
“non-diversified”
investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified
fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

The Fund’s investments may be difficult to value
. The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. Such securities are valued by the Manager, as valuation designee pursuant to Rule
2a-5
under the 1940 Act, at fair value based on input from the sponsor or general partner of such investment, as determined pursuant to policies and procedures approved by the Board.

The Fund cannot guarantee the amount or frequency of distributions
. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with Subchapter M of the Code. See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Additional subscriptions will dilute the voting interest of existing Shareholders.
The Fund intends to accept additional subscriptions for Shares, and such subscriptions will dilute the voting interest of existing Shareholders in the Fund. Additional subscriptions will also dilute the indirect interests of existing Shareholders in the Fund investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund investments underperform the prior investments.

The Fund and certain service providers may have access to Shareholders’ personal information.
The Manager, Lexington, FAV, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund, the Manager, Lexington and/or FAV. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Manager, Lexington, FAV and by the Fund’s other service providers and their agents, delegates, sub-delegates
and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.

Lexington and its affiliates manage funds and accounts with similar strategies and objectives to the Fund.
Lexington and its affiliates are investment advisers to various clients for whom they make private equity investments of the same type as the Fund. Lexington and its affiliates also may agree to act as investment adviser to additional clients that make private equity investments of the same type as the Fund. In addition, Lexington will be permitted to organize other pooled investment vehicles with principal investment objectives different from those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles. Such investments will be allocated in accordance with Lexington’s allocation policies and procedures. See “Potential Conflicts of Interest” below.

The Fund may be subject to leverage risk.
The use of leverage creates an opportunity for increased Share gains, but also creates risks for Shareholders. The Fund cannot assure Shareholders that the use of leverage, if employed, will benefit the common shares. Any leveraging strategy the Fund employs may not be successful.

Distributor	Franklin Distributors, LLC, an affiliate of the Manager, Lexington and FAV, acts as distributor for the Fund’s Shares (the “Distributor”) and serves in that capacity on a reasonable best efforts basis, subject to various conditions.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

Share Classes; Minimum Investments
The Fund offers four separate classes of Shares designated as Class S, Class D, Class I and Class M Shares. Each class of Shares has differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the Distribution and Servicing Fee (as defined herein) that each class may be charged.

The minimum initial investment in the Fund by any investor is $25,000 with respect to Class S Shares, Class D Shares and Class M Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $25,000 and incremental contributions are not less than $10,000.

The stated minimum investment for Class I Shares may be reduced for certain investors as described under “Purchasing Shares.” In addition, the Board reserves the right to accept lesser amounts below these minimums for Trustees of the Fund and employees of Franklin Resources, Inc. and its affiliates (“Franklin Templeton”) and vehicles controlled by such employees.

Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers.

The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor’s overall relationship with the Manager, Lexington, FAV or the Distributor, the investor’s holdings in other funds affiliated with the Manager, Lexington, FAV or the Distributor, and such other matters as the Manager or the Distributor may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Manager, Lexington, FAV or the Distributor, the type of distribution channels offered by the intermediary and such other factors as the Manager or the Distributor may consider relevant at the time.

In addition, the Fund may, in the discretion of the Manager or Distributor, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Manager or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Manager, Lexington, FAV or the Distributor, the type of distribution channels offered by the intermediary and such other factors as the Manager or the Distributor may consider relevant at the time.

Eligible Investors	Although the Shares are registered under the Securities Act, each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule
205-3
under the Advisers Act.

The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust before deciding to invest in the Fund.

Purchasing Shares
The Fund commenced its continuous public offering on December 20, 2024 (the “Inception Date”).

Shares will generally be offered for purchase as of the first business day of each calendar month at the NAV per share on that date. Fractions of Shares will be issued to one one-hundredth
of a Share.

Although no upfront sales load will be paid with respect to Class S Shares, Class D Shares, Class I Shares or Class M Shares, if you buy Class S Shares, Class D Shares or Class M Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that financial intermediaries limit such charges to a 3.0% cap on NAV for Class D Shares, a 3.0% cap on NAV for Class S Shares and a 3.0% cap on NAV for Class M Shares.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the effectiveness of his, her or its investment in the Fund delayed until the following month.

Prior to a purchase date, funds received from prospective investors will be placed in an account with SS&C Global Investor & Distribution Solutions, Inc. (“SS&C”), the Fund’s transfer agent (the “Transfer Agent”). On the purchase date, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become shareholders by being admitted as Shareholders.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses.

Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

Distributions
The Fund intends to make distributions on an annual basis in aggregate amounts representing at least 90% of the Fund’s investment company taxable income as defined below in “Material U.S. Federal Income Tax Considerations—Election to be Taxed as a Regulated Investment Company”), if any, earned during the year. Distributions may also include net capital gains, if any.

Unless a Shareholder otherwise elects, all distributions of dividends (including capital gain dividends) with respect to a class of Shares will be automatically reinvested by the Fund in additional Shares of the corresponding class, which will be issued at the net asset value (“NAV”) per Share determined as of the ex-dividend
date.

Because the Fund has elected, and intends to qualify annually, as a regulated investment company (“RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to distribute at least 90% of its investment company taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form
1099-DIV
identifying the amount and character of the Fund’s distributions will be provided to Shareholders. See “Taxes; RIC Status” below and “Material U.S. Federal Income Tax Considerations.”

The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or
Co-Investments
and expense reimbursements from the Manager. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Manager or its affiliates will reduce future distributions to which you would otherwise be entitled.

Dividend Reinvestment Plan	The Fund operates under a dividend reinvestment plan (the “DRIP”) administered by SS&C. Pursuant to the DRIP, the Fund’s income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to SS&C. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by SS&C 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares.

No Redemption; Restrictions on Transfer
No Shareholder will have the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers by the Fund to repurchase Shares from Shareholders. See “Repurchase of Shares.”

Repurchase of Shares	To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Manager and subject to the Board’s approval, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders.

The Manager anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis.

Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Manager as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased.

Under certain circumstances, the Board may offer to repurchase Shares at a discount to their prevailing net asset value. The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year
anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first
out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to
non-U.S.
persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary
rebalancing program. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee, it will do so consistently with the requirements of Rule
22d-1
under the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Shareholders regardless of Share class. See “Repurchase of Shares.”

Fees and Expenses	The Fund will bear its own operating expenses (including, without limitation, its ongoing offering expenses). A more detailed discussion of the Fund’s expenses can be found below under “Management Fee,” “Incentive Fee,” “Administrator” and “Distribution and Servicing Fee.”

The Fund will bear certain of its organizational and initial offering costs in connection with this offering. The Fund’s initial offering costs, whether borne by the Manager or the Fund, are being capitalized and amortized over the
12-month
period beginning on the Inception Date. The Fund’s organizational costs are expensed as incurred.

Management Fee	In consideration of the advisory services provided by the Manager, the Fund pays the Manager a quarterly management fee at an annual rate of 1.25% based on the value of the Fund’s net assets calculated and accrued monthly as of the last business day of each month (the “Management Fee”). Lexington receives an annual sub-advisory
fee, payable quarterly, from the Manager. FAV receives an annual sub-advisory
fee, payable quarterly, from the Manager.

For purposes of determining the Management Fee payable to the Manager, the value of the Fund’s net assets will be calculated prior to the inclusion of the Management Fee and Incentive Fee, if any, payable to the Manager or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Management Fee will be payable in arrears within 5 business days after the completion of the net asset value computation for the quarter. The Management Fee is paid to the Manager out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Manager, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Manager. The Fund bears all other costs and expenses of its operations and transactions as set forth in its Investment Management Agreement with the Manager (the “Investment Management Agreement”).

Incentive Fee	At the end of each calendar quarter, the Manager will be entitled to receive an Incentive Fee equal to 12.50% of the excess, if any, of (i) the

Net Profits (as defined below) of the Fund for the relevant period over (ii) the then balance, if any, of the sum of the Hurdle Amount (as defined below) and the Loss Recovery Account (as defined below).

Specifically, the Manager will be entitled to receive an Incentive Fee in an amount equal to:

•
First
, if the Net Profits for the applicable period exceeds the sum of the Hurdle Amount for that period and the Loss Recovery Account (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Manager pursuant to this clause (any such amount, the
“Catch-Up”);
and

•
Second
, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“
Net Profits
” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRIP exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any shares of such class issued in connection with the reinvestment through the DRIP of dividends paid, or other distributions made, by the Fund through the DRIP).

“
Hurdle Amount
” means, for any quarter, that amount that results in a 5% annualized internal rate of return on the net asset value of the Fund as of the beginning of the quarter and the aggregate issue price of shares of the Fund issued during such quarter, taking into account:

(i) the timing and amount of all distributions accrued or paid (without duplication) on all shares of the Fund minus Fund expenses (excluding Distribution and Servicing Fees); and

(ii) all issuances of shares of the Fund over the period.

The ending net asset value of shares of the Fund used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Incentive Fee and applicable expenses for the Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any shares of the Fund repurchased during such period.

Except as described in Loss Recovery Account below, any amount by which Net Profits falls below the Hurdle Amount will not be carried forward to subsequent periods.

“
Loss Recovery Account
” means a memorandum account maintained by the Fund, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, before giving effect to any repurchases or distributions for such quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the beginning of such quarter and (B) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such class issued in connection with the reinvestment of dividends paid, or other distributions made, by the Fund through the DRIP) exceeds (ii) the sum of (X) the net asset value of the Fund as of the end of such quarter, (Y) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (Z) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRIP. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the “net losses” calculation, the net asset value shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value.

The Manager will pay all of any Incentive Fee to Lexington. See “Investment Management Arrangements—Incentive Fee.”

For the avoidance of doubt, any change in the net asset value of the Fund directly as a result of subscriptions or repurchases during each measurement period are not included for purposes of the “net profits” or “net losses” calculations. Shareholders of the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Shares, although such benefit may vary depending on when a Shareholder purchases or redeems Shares and the balance in the Loss Recovery Account at such time.

The Manager does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.

Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund’s investments may be computed and paid on gain or income that is unrealized, and the Manager is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received.

Distribution and Servicing Fee	Class S, Class D and Class M Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class S, Class D Shares and Class M Shares of the Fund. Under the terms of the SEC exemptive relief that the Fund relies on to offer multiple classes of Shares, the Fund is subject to Rule
12b-1
under the 1940 Act. Accordingly, the Fund has adopted a distribution and servicing plan for its Class S Shares and Class D Shares (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class S and Class D Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the 1940 Act.

Class S Shares, Class D Shares and Class M Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85%, 0.25% and 0.50%, respectively, based on the aggregate net assets of the Fund attributable to such class.

Class I Shares are not subject to a Distribution and Servicing Fee.

Expense Limitation Agreement	Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, the Manager has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses (excluding the Management Fee, Incentive Fee, any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit), valuation service providers and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.50% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Manager any fees waived or expenses assumed under the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s annual operating expenses (excluding Excluded Expenses) for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Manager, whichever is lower. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after the month the Manager earned the fee or incurred the expense. The Expense Limitation Agreement had an initial term ending one year from the date the Fund commenced operations.The Manager extended the term of the Expense Limitation Agreement until December 31, 2027 and may further extend the term for a period of one year on an annual basis.

Administrator	The Fund has retained The Bank of New York Mellon (the “Administrator”) to provide it with certain administrative services, including fund administration, fund accounting and transfer agency services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain out-of-pocket
expenses (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. See “Administration and Accounting Services.”

Transfer Restrictions	A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice of a proposed transfer of Shares must be accompanied by properly completed transfer information documents in respect of the proposed transferee and must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Unlisted Closed-End Structure; Limited Liquidity
Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. In addition, Shares are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below. An investment in the Fund is suitable only for Shareholders who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “General Risks of Investing in the Fund—Investments in the Fund will be primarily illiquid.”

Taxes; RIC Status	The Fund has elected to be treated, and intends to operate in a manner so as to qualify for treatment in each taxable year, as a RIC under the Code. As such, the Fund generally will not be subject to U.S. federal corporate income tax on its investment company taxable income and net capital gain, if any, that it distributes each year. It is anticipated that the Fund will principally recognize income from dividends and long-term capital gains and that dividends paid to Shareholders in respect of such income generally will be taxable to Shareholders who are U.S. individuals at the reduced rates of U.S. federal income tax that are applicable to individuals for “qualified dividends” and long-term capital gains, although it is expected that a portion of such dividends will not so qualify.

In addition, because the Fund intends to qualify as a RIC, it is expected to have certain attributes that are not generally found in traditional unregistered private equity fund of funds. These include providing simpler tax reports to Shareholders on Form
1099-DIV
and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payments of U.S. federal income tax.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material U.S. Federal Income Tax Considerations.”

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will provide to its Shareholders, after the end of each calendar year, IRS Forms
1099-DIV
detailing the amounts includible in such Shareholder’s taxable income for such year as ordinary dividend income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

Reports to Shareholders	The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.

Fiscal and Taxable Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent	The Bank of New York Mellon serves as the Fund’s custodian, and SS&C Global Investor & Distribution Solutions, Inc. serves as the Fund’s transfer agent.

ERISA	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including employee benefit plans and individual retirement accounts, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” subject to the fiduciary responsibility and prohibited transaction rules of ERISA. Thus, the Manager, Lexington and FAV will not be a “fiduciary” within the meaning of ERISA with respect to the assets of any “benefit plan investor” within the meaning of ERISA that becomes a Shareholder, solely as a result of the Shareholder’s investment in the Fund.

SUMMARY OF FEES AND EXPENSES
The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund. This fee table is based on estimated amounts for the Fund’s current fiscal year.

Shareholder Transaction Expenses (fees paid directly from your investment)	Class S Shares	Class D Shares	Class I Shares	Class M Shares
Maximum Sales Load (as a percentage of purchase amount) (1)	None	None	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	2.00%	2.00%	2.00%	2.00%

Estimated Annual Operating Expenses (as a percentage of net assets attributable to Shares)	Class S Shares	Class D Shares	Class I Shares	Class M Shares
Management Fee (3)	1.25%	1.25%	1.25%	1.25%
Incentive Fee (4)	1.62%	1.62%	1.62%	1.62%
Other Expenses (5)	0.45%	0.44%	0.51%	0.45%
Distribution and Servicing Fee	0.85%	0.25%	0.00%	0.50%
Acquired Fund Fees and Expenses (6)	0.61%	0.61%	0.61%	0.61%
Interest Payments on Borrowed Funds (7)	0.00%	0.00%	0.00%	0.00%

Total Annual Expenses	4.78%	4.17%	3.99%	4.43%
Fee Waiver and/or Expense Reimbursement (8)	0.00%	0.00%	0.0%	0.0%

Total Annual Expenses (After Fee Waiver and/or Expense Reimbursement)	4.78%	4.17%	3.99%	4.43%

(1)
No upfront sales load will be paid with respect to Class S Shares, Class D Shares, Class I Shares or Class M Shares, however, if you buy Class S Shares, Class D Shares or Class M Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.0% cap on NAV for Class D Shares, a 3.0% cap on NAV for Class S Shares and a 3.0% cap on NAV for Class M Shares. Financial intermediaries will not charge such fees on Class I Shares. Please consult your financial intermediary for additional information.

(2)
A 2.00% early repurchase fee payable to the Fund may be charged with respect to the repurchase of Shares at any time prior to the day immediately preceding the one-year
anniversary of a Shareholder’s purchase of the Shares (on a “first in—first out” basis). An early repurchase fee payable by a Shareholder may be waived in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any Shareholder. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to
non-U.S.
persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary
rebalancing program. The early repurchase fee will be retained by the Fund for the benefit of the remaining Shareholders.

(3)
The Fund pays the Manager a quarterly Management Fee at an annual rate of 1.25% based on value of the Fund’s net assets, calculated and accrued monthly as of the last business day of each month. For purposes of determining the Management Fee payable to the Manager, the value of the Fund’s net assets will be calculated prior to the inclusion of the Management Fee and Incentive Fee, if any, payable to the Manager or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The reduction of the Management Fee is not subject to recoupment by the Manager under the Expense Limitation Agreement, described below.
(4)
At the end of each calendar quarter of the Fund (and at certain other times), the Manager (or, to the extent permitted by applicable law, an affiliate of the Manager) will be entitled to receive an Incentive Fee equal to 12.50% of the excess, if any, of (i) the Net Profits of the Fund for the relevant period over (ii) the then balance, if any, of the sum of the Hurdle Amount and the Loss Recovery Account. “Net Profits” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRIP exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such Class issued in connection with the reinvestment through the DRIP of dividends paid, or other distributions made, by the Fund through the DRIP). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value. See “Management and Incentive Fees.”

(5)
The Other Expenses include, among other things, professional fees and other expenses that the Fund will bear, including ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian.

(6)
The Acquired Fund Fees and Expenses include the fees and expenses of the Portfolio Funds in which the Fund intends to invest. Some or all of the Portfolio Funds in which the Fund intends to invest generally charge asset-based management fees. The managers of the Portfolio Funds may also receive performance-based compensation if the Portfolio Funds achieve certain profit levels, generally in the form of “carried interest” allocations of profits from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. The Portfolio Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.50%, and generally charge between 10% and 30% of net profits as a carried interest allocation, subject to a clawback, although the amount of such fees and carried interest may vary over market cycles. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of Portfolio Funds in which the Fund expects to invest, which may change substantially over time. The Acquired Fund Fees and Expenses reflects operating expenses of the Portfolio Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Portfolio Funds) and does not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind.
As such, fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds.

(7)	In addition to interest payments, includes fees payable under the Fund’s current line of credit. See “Leverage.”
(8)
Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, the Manager has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure certain annual operating expenses (excluding the Management Fee, Incentive Fee, any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit), valuation service providers and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.50% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Manager any fees waived or expenses assumed under the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s annual operating expenses (excluding Excluded Expenses) for that class of Shares to exceed the expense limitation in place at
the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Manager, whichever is lower. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after

the month the Manager earned the fee or incurred the expense. The Expense Limitation Agreement had an initial term ending one-year
from the date the Fund commenced operations. The Manager extended the term of the Expense Limitation Agreement until December 31, 2027 and may further extend the term for a period of one year on an annual basis.
The purpose of the table above and the examples below is to assist prospective investors in understanding the various costs and expenses Shareholders will bear.
The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at net asset value and that the percentage amounts listed under Annual Expenses remain the same (except that the examples incorporate the fee waiver and expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year
example and the first year of the three-, five- and
ten-year
examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.
Example 1

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class S Shares investment, assuming a 5% annual return:	$48	$144	$240	$484
You would pay the following expenses on a $1,000 Class D Shares investment, assuming a 5% annual return:	$42	$127	$213	$435
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$40	$122	$205	$420
You would pay the following expenses on a $1,000 Class M Shares investment, assuming a 5% annual return:	$44	$134	$224	$455
Example 2

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $25,000 Class S Shares investment, assuming a 5% annual return:	$1,198	$3,601	$6,014	$12,092
You would pay the following expenses on a $25,000 Class D Shares investment, assuming a 5% annual return:	$1,046	$3,165	$5,320	$10,865
You would pay the following expenses on a $25,000 Class I Shares investment, assuming a 5% annual return:	$1,003	$3,040	$5,118	$10,499
You would pay the following expenses on a $25,000 Class M Shares investment, assuming a 5% annual return:	$1,111	$3,351	$5,617	$11,396
The Examples above are based on the annual fees and expenses set forth on the table above. They should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.0% return assumed in the examples. A greater rate of return than that used in the Examples would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

FINANCIAL HIGHLIGHTS
The information contained in the tables below sets forth selected information derived from the financial statements contained in the Fund’s annual report for the fiscal year ended March 31, 2026 (the “Annual Report”), which have been audited by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm (“PwC”).
The report of PwC, along with the Fund’s annual financial statements, is included in the Annual Report. The information provided below should be read in conjunction with the Annual Report and the notes accompanying the report. The Annual Report has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov, and upon request by calling (888)
777-0102.
The Fund’s financial statements for the fiscal year ended March 31, 2026 are incorporated by reference into the SAI, dated August 1, 2026, which is available upon request.

Franklin Lexington Private Markets Fund—Class I Shares
1
Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Indicated

	2026	2025 2
Net asset value, beginning of year	$27.49	$25.00
Income (loss) from operations:
Net investment loss	(0.52)	(0.15)
Net realized and unrealized gain	5.32	2.64
Total income from operations	4.80	2.49
Less distributions from:
Net realized gain	(0.08)	—
Total distributions	(0.08)	—
Net asset value, end of year	$32.21	$27.49
Total return 3,4	17.47%	9.96%
Net assets, end of year (millions)	$606	$344
Ratios to average net assets:
Gross expenses 5	4.34%	4.16	% 6
Net expenses 5,7,8	3.74	2.37	6
Net investment income (loss) 5	(1.73)	0.03	6
Portfolio turnover rate	13%	0%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period December 20, 2024 (inception date) to March 31, 2025.
(3)
Total return information is based on net asset values inclusive of adjustments made for U.S. GAAP financial reporting purposes. Accordingly, returns presented in these Consolidated Financial Highlights may differ from returns based on net asset values calculated for shareholder transactions.

(4)
Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

(5)
Does not include fees and expenses of the Portfolio Funds in which the Fund invests. Additionally, if incentive fees and related waivers, as applicable, (which are not annualized) had been excluded, the gross expense ratio, net expense ratio, and net investment income ratio would have been 2.14%, 1.54% and 0.46%, respectively for the year ended March 31, 2026, and 3.10%, 1.62% and 0.78%, respectively, for the period ended March 31, 2025.

(6)	Annualized, except for organization costs, incentive fee, and related waivers.
(7)	Reflects fee waivers and/or expense reimbursements.
(8)
Pursuant to the Expense Limitation Agreement with the Fund, the Manager has agreed to waive fees and/or assume expenses of the Fund, if required, to ensure certain annual operating expenses do not exceed 0.50% per annum of the average monthly net assets. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after the month the Manager earned the fee or incurred the expense. This expense limitation arrangement cannot be terminated prior to December 31, 2027 without Board consent. In addition, the Manager has agreed to waive the Fund’s management fee to an extent sufficient to offset the net management fee payable in connection with an investment in an affiliated fund.

Franklin Lexington Private Markets Fund—Class D Shares
1
Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Indicated

	2026	2025 2
Net asset value, beginning of year	$27.48	$25.00
Income (loss) from operations:
Net investment loss	(0.53)	(0.20)
Net realized and unrealized gain	5.27	2.68
Total income from operations	4.74	2.48
Less distributions from:
Net realized gain	(0.08)	—
Total distributions	(0.08)	—
Net asset value, end of year	$32.14	$27.48
Total return 3,4	17.26%	9.92%
Net assets, end of year (millions)	$68,745	$54,225
Ratios to average net assets:
Gross expenses 5	4.50%	4.27	% 6
Net expenses 5,7,8	3.90	2.57	6
Net investment loss 5	(1.78)	(0.17	) 6
Portfolio turnover rate	13%	0%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period December 20, 2024 (inception date) to March 31, 2025.
(3)
Total return information is based on net asset values inclusive of adjustments made for U.S. GAAP financial reporting purposes. Accordingly, returns presented in these Consolidated Financial Highlights may differ from returns based on net asset values calculated for shareholder transactions.

(4)
Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

(5)
Does not include fees and expenses of the Portfolio Funds in which the Fund invests. Additionally, if incentive fees and related waivers, as applicable, (which are not annualized) had been excluded, the gross expense ratio, net expense ratio, and net investment income ratio would have been 2.30%, 1.70% and 0.42%, respectively for the year ended March 31, 2026, and 3.21%, 1.82% and 0.58%, respectively, for the period ended March 31, 2025.

(6)	Annualized, except for organization costs, incentive fee, and related waivers.
(7)	Reflects fee waivers and/or expense reimbursements.
(8)
Pursuant to the Expense Limitation Agreement with the Fund, the Manager has agreed to waive fees and/or assume expenses of the Fund, if required, to ensure certain annual operating expenses do not exceed 0.50% per annum of the average monthly net assets. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after the month the Manager earned the fee or incurred the expense. This expense limitation arrangement cannot be terminated prior to December 31, 2027 without Board consent. In addition, the Manager has agreed to waive the Fund’s management fee to an extent sufficient to offset the net management fee payable in connection with an investment in an affiliated fund.

Franklin Lexington Private Markets Fund—Class S Shares
1
Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Indicated

	2026	2025 2
Net asset value, beginning of year	$27.42	$25.00
Income (loss) from operations:
Net investment loss	(0.75)	(0.20)
Net realized and unrealized gain	5.28	2.62
Total income from operations	4.53	2.42
Less distributions from:
Net realized gain	(0.08)	—
Total distributions	(0.08)	—
Net asset value, end of year	$31.87	$27.42
Total return 3,4	16.53%	9.68%
Net assets, end of year (millions)	$678	$398
Ratios to average net assets:
Gross expenses 5	5.14%	4.99	% 6
Net expenses 5,7,8	4.54	3.21	6
Net investment loss 5	(2.53)	(0.76	) 6
Portfolio turnover rate	13%	0%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period December 20, 2024 (inception date) to March 31, 2025.
(3)
Total return information is based on net asset values inclusive of adjustments made for U.S. GAAP financial reporting purposes. Accordingly, returns presented in these Consolidated Financial Highlights may differ from returns based on net asset values calculated for shareholder transactions.

(4)
Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

(5)
Does not include fees and expenses of the Portfolio Funds in which the Fund invests. Additionally, if incentive fees and related waivers, as applicable, (which are not annualized) had been excluded, the gross expense ratio, net expense ratio, and net investment loss ratio would have been 2.94%, 2.34% and (0.33)%, respectively for the year ended March 31, 2026, and 3.94%, 2.47% and (0.02)%, respectively, for the period ended March 31, 2025.

(6)	Annualized, except for organization costs, incentive fee, and related waivers.
(7)	Reflects fee waivers and/or expense reimbursements.
(8)
Pursuant to the Expense Limitation Agreement with the Fund, the Manager has agreed to waive fees and/or assume expenses of the Fund, if required, to ensure certain annual operating expenses do not exceed 0.50% per annum of the average monthly net assets. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after the month the Manager earned the fee or incurred the expense. This expense limitation arrangement cannot be terminated prior to December 31, 2027 without Board consent. In addition, the Manager has agreed to waive the Fund’s management fee to an extent sufficient to offset the net management fee payable in connection with an investment in an affiliated fund.

Franklin Lexington Private Markets Fund—Class M Shares
1
Consolidated Financial Highlights
For a Share Outstanding Throughout the Period Indicated

	2026	2025 2
Net asset value, beginning of year	$27.46	$25.00
Income (loss) from operations:
Net investment loss	(0.63)	(0.23)
Net realized and unrealized gain	5.29	2.69
Total income from operations	4.66	2.46
Less distributions from:
Net realized gain	(0.08)	—
Total distributions	(0.08)	—
Net asset value, end of year	$32.04	$27.46
Total return 3,4	16.98%	9.84%
Net assets, end of year (millions)	$683	$426
Ratios to average net assets:
Gross expenses 5	4.75%	4.55	% 6
Net expenses 5,7,8	4.15	2.84	6
Net investment loss 5	(2.12)	(0.48	) 6
Portfolio turnover rate	13%	0%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the period December 20, 2024 (inception date) to March 31, 2025.
(3)
Total return information is based on net asset values inclusive of adjustments made for U.S. GAAP financial reporting purposes. Accordingly, returns presented in these Consolidated Financial Highlights may differ from returns based on net asset values calculated for shareholder transactions.

(4)
Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

(5)
Does not include fees and expenses of the Portfolio Funds in which the Fund invests. Additionally, if incentive fees and related waivers, as applicable, (which are not annualized) had been excluded, the gross expense ratio, net expense ratio, and net investment income ratio would have been 2.56%, 1.96% and 0.08%, respectively for the year ended March 31, 2026, and 3.49%, 2.10% and 0.26%, respectively, for the period ended March 31, 2025.

(6)	Annualized, except for organization costs, incentive fee, and related waivers.
(7)	Reflects fee waivers and/or expense reimbursements.
(8)
Pursuant to the Expense Limitation Agreement with the Fund, the Manager has agreed to waive fees and/or assume expenses of the Fund, if required, to ensure certain annual operating expenses do not exceed 0.50% per annum of the average monthly net assets. The Manager is permitted to recapture amounts forgone or reimbursed within thirty-six
months after the month the Manager earned the fee or incurred the expense. This expense limitation arrangement cannot be terminated prior to December 31, 2027 without Board consent. In addition, the Manager has agreed to waive the Fund’s management fee to an extent sufficient to offset the net management fee payable in connection with an investment in an affiliated fund.

.

THE FUND
The Fund is a Delaware statutory trust formed on January 12, 2024 and is registered under the 1940 Act as a closed-end,
non-diversified,
management investment company. The Fund has a limited operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust. The Fund’s principal executive office is located at One Madison Avenue, 17th Floor, New York, New York 10010, and its telephone number is
(888) 777-0102.
Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports.

USE OF PROCEEDS
The proceeds from the sale of Shares of the Fund, not including the amount of the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies within three months after receipt of such proceeds, however, the Fund may be delayed up to an additional three months depending on market conditions, the timing and availability of suitable investments and capital inflows into the Fund. The Fund anticipates that it will take a longer period of time to allocate proceeds of its continuous offering, primarily after the Inception Date, to certain investments, principally certain Secondary Funds,
Co-Investments
and Primary Funds, due to the nature of those investments. Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private markets transactions (which may be considerable), (ii) because certain Portfolio Funds selected by Lexington may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Fund. Accordingly, during this period, the Fund may not achieve its investment objective or be able to fully pursue its investment strategies and policies.
Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term debt securities, affiliated and unaffiliated money market funds, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

INVESTMENT OBJECTIVE AND STRATEGY
The Fund’s investment objective is to seek long-term capital appreciation.
In pursuing its investment objective, the Fund intends to invest in a portfolio of private equity and other private assets (collectively, “Private Assets”). The Fund has the flexibility to invest in Private Assets across asset types, including but not limited to buyout, growth, venture, credit, mezzanine, infrastructure, energy and other real assets (i.e., assets that have physical properties, such as natural resources, infrastructure and commodities), subject to compliance with its investment strategies and restrictions and applicable law, including the 1940 Act.
The Fund expects to principally invest in Private Assets by acquiring interests in Secondary Funds. “Secondary Funds” means investment vehicles, the interests in which are acquired by the Fund through purchases from existing investors, or where a material portion of the capital that is anticipated to be deployed by the Fund in connection with an investment (whether in one or a series of related transactions) is in identified assets.
In addition to its investments in Secondary Funds, to a lesser extent the Fund may seek additional exposure to Private Assets by acquiring interests in Primary Funds and making
Co-Investments
or other similar assets.
“Primary Funds” means investment vehicles (other than Secondary Funds) acquired by the Fund through commitments to the issuer. Primary Funds and Secondary Funds are collectively referred to in this Prospectus as “Portfolio Funds”.
“Co-Investments”
means investments primarily alongside transaction sponsors in the same class of equity or debt securities or other instruments as such transaction sponsors (including but not limited to common stock, preferred stock and warrants) and other investments alongside transaction sponsors.
The Fund also intends to invest a portion of its assets in a portfolio of liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives and other investment companies, including money market funds and exchange traded funds (“Liquid Assets”). During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of Liquid Assets and other liquid investments. The Liquid Assets allocation will be managed by FAV in coordination with Lexington.
The objective of the Liquid Assets portfolio is to maintain a high level of exposure to private assets while meeting liquidity requirements and minimizing excess liquidity. The portfolio will seek to generate incremental return with prudent risk management to reduce the impact of cash drag attributable to excess liquidity. Excess liquidity is generally defined as current or anticipated short-term imbalances between sources and uses of capital. FAV will prioritize highly liquid and low-cost
instruments, including the use of cash equitization strategies, to gain exposure to rate, credit and/or equity markets subject to risk considerations. FAV intends to actively monitor and manage all sources and uses of liquidity to dynamically meet objectives. This process entails continuous cash flow planning and coordination with Lexington regarding current and expected sources and uses of liquidity in private asset portfolio.
To manage portfolio liquidity while maintaining exposure to private markets investments, the Fund reserves the flexibility to have exposure to privately placed debt securities and other yield-oriented investments, including without limitation 144A securities, syndicated and other floating rate senior secured loans issued in private placements by U.S. and foreign corporations, partnerships and other business entities, privately placed bank loans, restricted securities, and other securities and instruments issued in transactions exempt from the registration requirements of the Securities Act (“Private Markets Debt Investments”). The Fund may invest in investment grade and below investment grade fixed-income securities (commonly known as “high yield” or “junk” bonds). The Fund may invest in Private Markets Debt Investments directly or indirectly through investment vehicles, including but not limited to affiliated or unaffiliated mutual funds and ETFs.
Under normal circumstances, the Fund invests at least 80% of its assets in Private Assets, including but not limited to Secondary Funds, Primary Funds,
Co-Investments
and Private Markets Debt Investments. For purposes of this 80% policy, the Fund’s “assets” means net assets (plus the amount of any borrowings for investment purposes). The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Portfolio Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Assets for purposes of its 80% policy. This 80% policy is not fundamental and may be changed by the Fund’s Board upon 60 days’ prior written notice to shareholders, provided that the Fund provides such notice in advance of a repurchase offer and such repurchase offer is not oversubscribed. The Fund must review its portfolio investments at least quarterly. If, subsequent to an investment, the Fund identifies that the requirements to its 80% policy are no longer met, the Fund will make future investments in a manner that will bring it into compliance with its 80% policy as soon as reasonably practicable.
The Fund may have exposure to companies and funds that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including, but not limited to, emerging market countries. The Fund defines emerging market countries generally to include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of Lexington and FAV, the Fund may or may not hedge all or a portion of its currency exposures.
FAV will manage the Fund’s asset allocation and investment decisions with a view towards managing liquidity and maintaining a high level of investment in Private Assets. The Fund’s asset allocation and amount of Private Assets may be based, in part, on anticipated future capital calls and distributions from such investments. This may result in the Fund making commitments to Private Assets in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). FAV may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, FAV will utilize quantitative and qualitative factors, including historical private equity data, actual portfolio observations and forecasts provided by Lexington. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in FAV’s judgment, to satisfy capital calls from Portfolio Funds.
The Fund intends to establish a credit line to borrow money for a range of purposes, including to provide liquidity for capital calls by Portfolio Funds, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments, to otherwise satisfy Fund obligations or for investment purposes. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to timely repay any borrowings under such credit line, which may result in the Fund incurring leverage on its portfolio investments from time to time. Under the 1940 Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness. This means that at the time the borrowing is made, the value of the Fund’s borrowings may not exceed one-third
the value of the Fund’s total assets (including such borrowings), or 50% of the Fund’s net assets. None of the foregoing 1940 Act requirements apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the 1940 Act. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, Lexington or FAV may sell certain of the Fund’s assets.

The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowings may contain provisions that limit certain activities of the Fund. The Fund also may borrow money from banks or other lenders for temporary purposes in an amount not to exceed 5% of the Fund’s assets. Such temporary borrowings are not subject to the asset coverage requirements discussed above.
During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets.
The Fund may make investments directly or indirectly through one or more wholly-owned Subsidiaries. The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a manner intended to enable it to comply with certain U.S. federal income tax requirements or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments. In determining which investments should be bought and sold for a Subsidiary, Lexington or FAV, as applicable, will treat the assets of the Subsidiary as if the assets were held directly by the Fund. The financial statements of each Subsidiary will be consolidated with those of the Fund.
If the Fund’s Subsidiaries, currently Franklin Lexington Private Markets Fund Holdings LLC, make investments they will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will indirectly bear these fees, costs, expenses and liabilities. As the Subsidiaries are wholly owned, they have the same investment strategies as the Fund. The Fund and its Subsidiaries will be subject to the same investment restrictions and limitations on a consolidated basis. In addition, the Subsidiaries are consolidated subsidiaries of the Fund and the Fund complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Subsidiaries. The Manager, Lexington and FAV each complies with the provisions of the 1940 Act relating to investment advisory contracts as an investment adviser to the Fund and to each of the Subsidiaries under Section 2(a)(20) of the 1940 Act. The Subsidiaries comply with the provisions relating to affiliated transactions and custody of the 1940 Act. The Bank of New York Mellon serves as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.
Investment Strategies
The Fund is intended to provide Shareholders with asset allocation and access to Private Asset investments that are typically only available to large institutional investors. In pursuing the Fund’s investment objective, Lexington will seek to invest in Secondary Funds, Primary Funds and
Co-Investments
that represent a broad spectrum of types of private equity and other private asset opportunities (e.g., including but not limited to, buyout, growth, venture, credit, mezzanine, infrastructure, energy and other real assets (i.e., assets that have physical properties, such as natural resources, infrastructure and commodities)).
The Fund expects to invest principally in Secondary Funds and, to a lesser degree, in Primary Funds and
Co-Investments,
although the allocation among those types of investments may vary from time to time. Generally, the Fund will typically invest in Secondary Funds after the end of the Secondary Fund’s fundraising period, with existing underlying portfolio companies, whereas typical investments in Primary Funds are in newly established Primary Funds where the underlying portfolio companies are not known as of the time of the Fund’s commitment.

Lexington believes that the Fund’s investment strategy will provide investors with an opportunity to gain exposure to high-quality private equity and alternative investments while capitalizing on Lexington’s sponsor relationships and ability to originate, analyze, negotiate, and close attractive acquisitions in the global secondary market. The Fund is expected to provide investors with an opportunity to gain private investment fund exposure on a risk-adjusted basis while benefiting from earlier and more frequent cash distributions than a fund that primarily invests in Primary Funds.
Lexington evaluates each investment on the basis of its expected contribution to risk and return of the portfolio. One of the significant benefits of Lexington’s secondary acquisition strategy is that it minimizes certain blind pool or unknown risks associated with primary fund investing by purchasing identified assets at a point closer to their realization. Therefore, when conducting due diligence on potential secondary acquisitions, Lexington is able to:

•	review the early performance of the investment under the ownership of the sponsor;

•
identify the stage of the investment within its lifecycle and generally seek to avoid what is typically the highest risk period of ownership by the underlying sponsor (i.e., typically within the first three years, when leverage is often highest for leveraged buyouts); and

•	evaluate portfolio companies at a point closer to their ultimate realization and assess factors that may influence exit timing and value.
Another important mitigant to downside risk is the purchase discount to market value that Lexington negotiates. Lexington has consistently observed throughout economic cycles that this discount protects against erosion of value in declining markets and has the potential to significantly enhance returns. In addition, Lexington believes that portfolio risk is also reduced through a broad portfolio across sector, geography and vintage year. Finally, by acquiring interests in established Portfolio Funds, the Secondary Funds are expected to generate earlier distributions than a fund that primarily invests in Primary Funds. In addition to generating earlier distributions, the diversified portfolio of Secondary Funds is expected to return cash more frequently than a fund that primarily invests in Primary Funds.
Secondary Funds
Lexington believes that the potential size and complexity of the secondary market opportunities described below combined with Lexington’s extensive global sourcing networks, counterparty transaction experience, and strong sponsor relationships will provide significant investment opportunities for the Fund. Lexington intends to capitalize on its experience, its substantial expertise in secondary market transactions, its proprietary database of information, and its extensive global sourcing networks to seek superior investment returns for the Fund. Lexington’s firm-wide secondary strategy is designed to target the entire spectrum of secondary transactions, from complex, multibillion-dollar portfolio transactions to the purchase of individual fund interests and individual companies. While the Fund is expected to concentrate on acquiring portfolios of interests in private investment funds through
LP-led
transactions, Lexington will also consider a full range of transaction types including
GP-led
transactions and other opportunistic deal flow. Lexington believes that this broad, flexible investment strategy will allow the Fund to deploy capital to those segments of the secondary market offering the most attractive risk-adjusted returns.
In acquiring interests in global Secondary Funds, Lexington adheres to a rigorous and disciplined investment process that has continued to be refined over the past 35 years. Lexington’s due diligence combines detailed company-level analysis with a qualitative assessment of the sponsor’s strategy and reputation. When constructing a broad portfolio of Secondary Funds, Lexington considers, among other factors, portfolio quality, sponsor quality, credit risk, investment exposure, fund level and portfolio maturity, purchase discount, historical and projected company financial performance, addressable market size, management team capabilities, competitive differentiation and landscape, risk of technological disruption, company liquidity position and future financing needs, investor syndicate quality and resources and security preferences and features. Given the long-term, illiquid nature of Secondary Funds, Lexington is generally able to purchase fund interests at a discount to market value. While a large discount does not necessarily signify an attractive investment opportunity, discounts do provide downside protection if values decline. As part of the analysis of discount, Lexington also seeks to understand how sponsors are valuing the underlying companies in order to see whether the sponsor’s assumptions are aggressive or conservative.
Over time, an increasing amount of private investment fund interests have traded in the secondary market. This trend may continue as a well-capitalized secondary market enables the trend towards more active management of private investment fund portfolios by large investors such as public and corporate pension funds, sovereign wealth funds, insurance companies, foundations and endowments, whose portfolios generally rebalance. The factors underlying the trend towards more active management of private investment fund portfolios by these types of investors include:

•
Change of Investment Strategy
: Institutional investors are regularly reviewing asset allocations. The established secondary market allows investors to consider the sale of all or a portion of their private investment fund portfolios as a means to reallocate capital.

•
Excess Commitments
: The amount of capital committed by investors to global private investment funds has been at historically high levels for the past several years. From 2011-2021, private equity generated a record eleven consecutive years of net distributions to limited partners. This positive liquidity environment, combined with persistent low interest rates and attractive relative returns, led to record amounts of capital being committed to private equity funds. Institutional investors now face overallocations to private equity, which may cause some investors to consider the sale of all or a portion of their private investment fund portfolios as a means to reallocate capital. In 2022 and 2023, Lexington started to see a shift from net distributions to net capital calls from LPs. Lexington believes that secondary transaction volume will remain high in the coming years as LPs continue to engage in portfolio rebalancing exercises and seek liquidity.

•
Large Number of Sponsor Relationships
: The time and effort required to monitor a large portfolio of private investment funds can limit an investment staff’s ability to pursue new opportunities. The sale of non-core
private investment funds allows an institution to focus on a smaller number of long-term sponsor relationships.

•
Relative Return Expectations
: Investors in private investment funds generally seek higher returns than those expected from other asset classes such as public equity or fixed income. If the return expectations of private investment funds decrease due to a change in market conditions, investors may be interested in reallocating a portion of their portfolio into other asset classes through secondary sales.

•	Lower Distribution Activity : As distributions from private investment funds slow due to fewer exit options for underlying companies, investors may look to the secondary market for liquidity.

•
General Liquidity Needs
: Certain investors respond to the impact of cyclical liquidity swings on fixed working capital requirements by liquidating private investment fund positions on the secondary market.

•
New Commitment “Swaps”
: Certain investors, including certain financial institutions, have shown an interest in selling older private investment fund interests and using the proceeds to participate in new funds formed by the same sponsors.

•	Regulatory Changes : Changing regulatory environments and heightened regulatory scrutiny can require investors to scale back their private investment fund holdings, resulting in secondary sales.
The emergence of a well-capitalized secondary market has created investment opportunities as sponsors of alternative investment funds seek to design liquidity options for their limited partners. These
GP-led
transactions may continue to comprise a growing portion of transaction volume as sponsors recognize the utility of providing additional liquidity opportunities to limited partners and seek further value creation in mature fund portfolio investments. The major types of
GP-led
transactions include continuation funds, tender offers, strip sales, spin-outs, early secondaries, seeded primaries and fund recapitalization.

•
Continuation Funds
: Sponsors are increasingly exploring continuation funds as a tool to optimize value creation for portfolio investments beyond their initial holding period while providing a liquidity option for investors seeking to exit. A continuation fund typically involves a new vehicle established for portfolio investment(s) in a legacy fund managed by the same sponsor. These transactions may involve changes to terms through a new limited partnership agreement and allow for buyer input on price and portfolio composition.

•
Tender Offers
: In a tender offer, a sponsor solicits secondary buyers to submit pricing on one of the sponsor’s funds. All of the fund’s limited partners may assess the tender offer and decide whether to sell their stake to the prevailing buyer(s) at the set price and terms. Importantly, limited partners may elect not to sell their stake because term changes to the underlying fund typically do not occur.

•
Strip Sales
: In a strip sale, a sponsor solicits secondary buyers to submit pricing on a strip of certain underlying portfolio companies in a fund. These partial sales generate earlier distributions to limited partners and can de-risk
a portion of the fund’s unrealized value while allowing limited partners to still participate in the vast majority of future compounding of value. Similar to a tender offer, no term changes typically occur.

•
Spin-outs
: A sponsor may face fundraising challenges when spinning out from a parent company if investors are reluctant to back a new fund formed by a manager with a limited track record of independent operations. In order to complete a successful spin-out,
sponsors have approached Lexington with the opportunity to purchase legacy investments and provide committed capital to the newly-independent sponsor.

•
Early Secondaries
: An early secondary refers to a capital commitment to a
closed-end
private equity fund that (i) already committed more than 25% of its available capital as of the commitment date, (ii) has been open to investors for more than one year, or (iii) receives documented approval from Lexington’s investment committee supporting the position that such investment otherwise meets the overall characteristics of an “early secondary” despite not meeting the thresholds in (i) or (ii).

•	Seeded Primaries : A seeded primary is a primary offering of a private investment fund and company that is launched with a significant amount of initial funding.

•
Fund Recapitalization
: Sponsors may seek to recapitalize an existing fund and seek funding from new investors Lexington also selectively evaluates additional opportunistic sources of deal flow in the growing secondary market.

The Secondary Funds are expected to be broadly diversified primarily by buyout, growth and venture capital, with a smaller allocation to credit, energy, and infrastructure assets as noted herein. Subcategories within buyout, growth capital and venture are as follows:

•	Small Buyout : Typical transaction enterprise value of less than $150 million and fund size less than $500 million.

•
Middle Market Buyout
: Typical transaction enterprise value between $150 million - $1.5 billion and fund size between $500 million - $3 billion or funds with a stated focus on the middle market that are less than $500 million or greater than $3 billion in size.

•	Large Buyout : Typical transaction enterprise value between $1 - $2 billion and fund size between $3 - $5 billion.

•	Mega Buyout : Typical transaction enterprise value of greater than $2 billion and fund size greater than $5 billion.

•
Growth Capital
: A fund investment strategy aiming to grow or expand an established company, typically exemplified by leverage buyout deals with low use of leverage and/or late-stage venture capital deals in more mature businesses with positive cash flow focused on significant growth potential, acquisitions and other high growth characteristics.

•	Early-Stage Venture : A fund investment strategy involving investment in companies for product development and initial marketing, manufacturing and sales activities.

•	Late-Stage Venture : A fund investment strategy involving financing for the expansion of a company which is producing, shipping and increasing its sales volume.

•	Multi-Stage Venture : A venture fund investment strategy which includes investment in portfolio companies at a variety of stages of development.
With respect to the transfer of an investment in a secondary transaction, as a closing condition, the buyer and seller in a secondary transaction involving the sale of a limited partner interest in an underlying private fund must obtain the consent of the general partner of the private fund to such transfer. This consent, which involves the underlying private fund’s general partner, the selling limited partner and the buyer, is the agreement that effectuates the transfer of the limited partnership interest from the seller to the buyer.
Primary Funds
As part of Lexington’s strategy to generate secondary opportunities, the Fund will allocate a portion of its capital to Primary Funds. Primary Fund commitments can be beneficial in generating returns and in enhancing relationships with leading global sponsors. Lexington’s investment relationships with these sponsors are expected to help the Fund source and analyze potential secondary transactions.
Co-Investments
Lexington seeks to identify
co-investment
opportunities that it believes can generate returns for the Fund by making equity co-investments
in deals alongside leading buyout and growth sponsors, primarily in U.S. and European companies. The Fund may also make non-traditional
co-investments,
such as secondary
co-investments,
follow-on
investments, distressed and restructurings, and mezzanine debt. In structuring co-investments,
Lexington’s strategy is to provide the Fund with exposure to deals alongside leading private equity sponsors on a diversified basis at reduced fees and carry versus traditional primary fund investing.
Lexington believes that it has established a reputation in the private equity market as a reliable and experienced co-investor,
which serves as an important source of differentiated
co-investment
deal flow. The strength of Lexington’s relationships with existing sponsors has often lead to repeat co-investment
opportunities, and its proactive outreach to new sponsors has translated in long-term relationships. Lexington’s co-investment
strategy is to leverage the sponsor relationships of its global platform to generate co-investment
opportunities from high-quality sponsors and create a robust deal flow of co-investments.
Lexington has dedicated and experienced
co-investment
professionals who seek to apply their experience to analyze opportunities and, through a disciplined investment committee process, select the most compelling co-investments
with a deliberate focus on diversified portfolio construction.
When assessing
co-investment
opportunities, Lexington will seek to apply its due diligence process that typically includes both a rigorous evaluation of company specific information as well as an in-depth
analysis of the lead transaction sponsor and investment team. For each investment opportunity, its investment team typically will focus on the sponsor quality and track record, the target company’s attributes, the industry dynamics, the valuation and capital structure, the investment thesis, environmental considerations, social considerations, governance considerations and other factors such as portfolio construction or alignment alongside the lead sponsor. Lexington primarily targets co-investments
in companies that it believes have leading market positions

in stable industries experiencing secular trends, high levels of recurring revenue with defensible margins, strong free cash flows and multiple drivers of value. Lexington will also typically look for senior management with a strong operating track record, relevant industry experience, and aligned financial incentives.
In addition to providing a source of investment opportunities, Lexington’s global platform and professional network afford it key information in assessing the value of private equity investments.
Liquid Assets
The Fund intends to invest a portion of its assets in a portfolio of Liquid Assets managed by FAV, including cash and cash equivalents, liquid fixed-income securities and other credit instruments, derivatives, and other investment companies, including money market mutual funds and exchange traded funds.
The Fund may invest in investment grade and below investment grade fixed-income securities, including government obligations, corporate bonds, securitized instruments, money market instruments, repurchase agreements and restricted securities. The Fund’s liquid fixed-income and other credit investments may include floating rate senior secured loans issued by U.S. and foreign corporations, partnerships and other business entities, including private equity backed companies (i.e., borrowers). Floating rate loans are often at the time of investment below investment grade securities (commonly known as “junk” or “junk bonds”). The Fund considers debt securities to be below investment grade if, at the time of investment, they are rated below the four highest categories by at least one independent credit rating agency or, if unrated, are determined by Lexington or FAV to be of comparable quality.
While this Prospectus contains generalized discussions about Lexington’s and FAV’s current expectations with respect to the make-up
of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions. Lexington and FAV may modify the implementation of the Fund’s investment strategies, portfolio allocations, investment processes and investment techniques based on market conditions, changes in personnel or as Lexington otherwise deems appropriate.

LEXINGTON PLATFORM
The Fund seeks to allow individual and institutional investors to benefit from the deal flow Lexington derives from the global platform it has built since its inception.
The Fund’s investments in Secondary Funds seek to offer the ability to negotiate transactions with liquidity discounts and shorter hold periods than traditional private equity fund investments. The Fund’s investments in
Co-Investments
seeks to offer the ability to participate in new buyout transactions. The Fund seeks to benefit from Lexington’s investment philosophy while serving as a source of liquidity and capital to sellers of private assets across a wide range of markets. The Fund may also consider opportunities to provide capital to private equity owners who would like to retain ownership of their private equity assets.
The Fund’s investment program is led by an experienced portfolio management team with long tenures at Lexington tasked with building a well-constructed portfolio from these opportunities. Lexington has built its business and reputation over 35 years, through patient, disciplined capital deployment by sourcing, negotiating and executing on opportunities across market cycles.
The Fund is a long-term investment vehicle intended for experienced investors with long-term investment horizons. Prospective investors should consider that from time to time, the Fund will hold higher level of cash and/or shorter duration investments if projected return levels from new transactions at those times do not meet Lexington’s underwriting targets. The Fund’s performance is therefore expected to differ from other funds managed by Lexington with capital commitments and finite terms. Lexington aims to deliver consistent performance, across market cycles, for the Fund.
Effective April 1, 2022, Franklin Templeton acquired 100% of the equity of Lexington Partners, the parent company of Lexington (the “Transaction”). Franklin Templeton has agreed to irrevocably delegate the authority to manage the day-to-day
business and affairs of Lexington Partners to the Lexington operating committee, currently composed of Lexington’s president and chief financial officer, until March 31, 2033, subject to limited exceptions. However, Franklin Templeton has sole ultimate control of Lexington Partners and may, under certain circumstances, terminate the employment of any or all of the current personnel of Lexington Partners. Such termination(s) may result in adverse consequences to the operations of the Fund.

LEVERAGE
The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of Fund investments pending the acceptance of funds from investor subscriptions). The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. Under the 1940 Act, the Fund may borrow in an aggregate amount of up to approximately 33 1/3% of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) immediately after such borrowings. Furthermore, the Fund may use leverage through the issuance of preferred shares in an aggregate amount of liquidation preference attributable to the Preferred Shares combined with the aggregate amount of any borrowings of up to approximately 50% of the Fund’s total net assets immediately after such issuance. Currently, the Fund has no intention to issue preferred shares. The use of leverage creates an opportunity for increased investment returns, but also creates risks for the holders of Shares. See “Risks—
The Fund may be subject to leverage risk.
”
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than
those imposed by the 1940 Act.
Credit Facility
The Fund may establish one or more credit lines to borrow money for a range of purposes, including to provide liquidity for capital calls by Portfolio Funds and
Co-Investments,
to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital, to otherwise satisfy Fund obligations for investment purposes. On March 31, 2025, the Fund, through FLEX Subsidiary LLC as borrower, entered into a Credit Agreement with JPMorgan Chase Bank, N.A. (“JPM”), as the administrative agent and lender, and other lenders party thereto from time to time, to provide FLEX Subsidiary LLC with a revolving credit facility. FLEX Subsidiary LLC is a direct, wholly-owned subsidiary of the Fund and is organized as a Delaware limited liability company. Borrowings under the credit facility are secured by all of the assets held by FLEX Subsidiary LLC. The credit facility carries an aggregate commitment amount of up to $125 million between the lender parties.

RISKS
AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY QUALIFIED INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISORS PRIOR TO INVESTING IN THE FUND.
Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. The following risks may be directly applicable to the Fund or may be indirectly applicable through the Fund’s investments in private market investments. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.
The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:
Risks of Investing in Private Assets
Less information may be available with respect to private company investments and such investments offer limited liquidity.
Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, Lexington may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.
Private equity investments are subject to general market risks.
The funds in which the Fund will invest may include portfolio companies that involve a high degree of business or financial risk. The portfolio companies may be start-ups
or in an early stage of development, may be

distressed or have operating losses or significant variations in operating results and may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence. The portfolio companies may also include companies that are experiencing, or are expected to experience, financial difficulties which may never be overcome. In addition, they may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition. Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities and a larger number of qualified managerial and technical personnel.
Many portfolio companies may be highly leveraged, which may impair these companies’ ability to finance their future operations and capital needs and which may result in restrictive financial and operating covenants. As a result, these companies’ flexibility to respond to changing business and economic conditions may be limited. In addition, in the event that a company does not perform as anticipated or incurs unanticipated liabilities, high leverage will magnify the adverse effect on the value of the equity of the company and could result in substantial diminution in or the total loss of an equity investment in the company.
The
day-to-day
operations of each Portfolio Fund will be the responsibility of the Portfolio Fund Managers.
The
day-to-day
operations of each Portfolio Fund will be the responsibility of the Portfolio Fund Managers. Although Lexington will be responsible for monitoring the performance of each Portfolio Fund, there can be no assurance that the existing management team, or any successor, will operate the company or fund, as the case may be, in accordance with the Fund’s plans or expectations. Additionally, funds and companies need to attract, retain, and develop executives and members of their management teams. The market for executive talent can be, notwithstanding general unemployment levels or developments within a particular industry, extremely competitive. There can be no assurance that the Portfolio Funds will be able to attract, develop, integrate, and retain suitable members of their management teams and, as a result, the Fund may be adversely affected.
Competition for access to private equity investment opportunities is limited.
The activity of identifying, completing and realizing attractive secondary private equity investments is highly competitive, and involves a high degree of uncertainty. In addition, developing and maintaining relationships with sponsors of private funds, joint venture partners or management teams, on which some of the Fund’s strategy depends, is highly competitive. The supply and consequently the pricing of secondary investments is dependent on a number of factors that may be adversely impacted by general conditions in the global financial markets, including the rate at which such underlying sponsors are able to deploy capital, the performance and value of investments held by funds managed by such underlying sponsors and the ability for such investment funds to realize, recapitalize and/or refinance their own investments in order to return capital to their investors. Higher valuations and increased liquidity and return of capital in the private equity investment market may result in fewer attractive investment opportunities. In particular, in light of changes in such conditions, including changes in long-term interest rates, certain types of investments may not be available to the Fund on terms that are as attractive as the terms on which opportunities were available to previous investment programs sponsored by Lexington. The Fund will be competing for investments with many other private equity investors, including, without limitation, other investment partnerships and corporations, business development companies, sovereign wealth funds, domestic and international public pension plans, individuals, financial institutions and other investors investing directly or through affiliates. Some of these competitors may have more relevant experience, greater financial and other resources and more personnel than Lexington and the Fund. Further, over the past several years, an increasing number of secondary private equity funds have been formed (and many such existing funds have grown substantially in size). Additional funds with similar objectives may be formed in the future by other unrelated parties. Additionally, there is currently a significant amount of capital available for secondary investments.
Consequently, it is possible that competition for appropriate investment opportunities will increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which portfolio investments can be made. The Fund may incur bid, legal, due diligence and other costs on investments which may not be successful. As a result, the Fund may not recover all of its costs, which would adversely affect returns. Participation in auction transactions will also increase the pressure on the Fund with respect to pricing of the transaction. Investors will be dependent upon the judgment and ability of the Lexington in sourcing transactions and investing and managing the capital of the Fund. There can be no assurance that the Fund will be able to locate, consummate and exit investments that satisfy the Fund’s target size range or rate of return objectives or that it will be able to invest fully its committed capital. To the extent that the Fund encounters competition for investments, the Fund may be adversely affected.
In addition, certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Manager, Lexington and their affiliates; however, unregistered funds also managed by the Manager, Lexington and/or FAV are not prohibited from the same transactions. The 1940 Act also imposes significant limits on aggregated transactions with affiliates of the Fund. The Fund has received a Section 17(d) Order from the SEC, which permits the Fund, among other things, to invest in aggregated transactions alongside certain other persons, including certain affiliates of Lexington and certain funds managed and controlled by Lexington or FAV and their affiliates, subject to certain terms and conditions.
The Manager, Lexington and FAV will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Section 17(d) Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule
17d-1
as expressed in SEC
no-action
letters or other available guidance.
Under the terms of the Section 17(d) Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees have approved the policies and procedures of the Fund that are reasonably designed to ensure compliance with the terms of the Section 17(d) Order and has reviewed the allocation policy and other co-investment
policies of Lexington and FAV. The exemptive order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the affiliated funds other than in the circumstances currently permitted by regulatory guidance and the exemptive order. For example, in certain instances, the Fund’s ability to participate in such negotiated joint transactions alongside affiliated funds will require the “required majority” of the Fund’s independent trustees to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders. The Section 17(d) Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Section 17(d) Order. Lexington’s investment allocation policies and procedures can be revised by Lexington at any time without notice to, or consent from, the Shareholders. Additionally, FAV’s investment allocation policies and procedures can be revised by FAV at any time without notice to, or consent from, the Shareholders.
In accordance with the Section 17(d) Order, when deemed advisable by the Manager and Lexington, the Fund may rely on such relief to participate in a follow-on
investment for a position held by the Fund to the extent the follow-on
investment meets the conditions of our exemptive relief.
The Fund is subject to the risks of its Portfolio Funds.
The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Some of the Portfolio Funds in which the Fund invests may have only limited operating histories. Although Lexington will seek to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases Lexington will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Portfolio Funds and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Portfolio Funds. Then as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund’s investments are successful.
Portfolio Fund interests are ordinarily valued based upon valuations provided by the manager or general partner of a Portfolio Fund (a “Portfolio Fund Manager”), which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Portfolio Fund Manager’s compensation. Lexington has procedures with respect to the assessment and review of the valuation procedures used by each Portfolio Fund Manager and for reviewing the financial information provided by the Portfolio Funds. However, neither Lexington nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.
A Portfolio Fund Manager’s information could also be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time. Even if the Manager elects to cause the Fund to sell its interests in such a Portfolio Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Manager may determine to discount the value of the interests or value them at zero. Shareholders should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Fund if the Portfolio Fund Manager’s or the Manager’s judgments regarding valuations should prove incorrect.
No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Fund will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts.
The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Management Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.
Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, a Shareholder in the Fund may be subject to higher operating expenses than if the Shareholder invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Manager, Lexington or FAV and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a Shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds will generally be paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Shareholders could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, particularly as a secondary investment, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for direct investment in Portfolio Funds.

There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the 1940 Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. Lexington also may refrain from including a Portfolio Fund in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the 1940 Act for the Fund if such an investment was made. In addition, the SEC has adopted Rule
18f-4
under the 1940 Act, which, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Portfolio Fund or as part of a
Co-Investment.
The Fund’s investments in Secondary Funds typically will include an unfunded portion where the Fund commits to invest equity in a Portfolio Fund in the future, as will the Fund’s investments in Primary Funds. Similarly, the Fund’s
Co-Investments
may include an unfunded commitment to invest equity in special purpose vehicles or other issuers. These unfunded commitments generally can be drawn at the discretion of the general partner of the Portfolio Fund or other issuer subject to certain conditions (e.g., notice provisions). At times, the Fund expects that a significant portion of its assets will be invested in money market funds or other cash items, pending the calling of these unfunded commitments, as part of its risk management process to seek to ensure the Fund will have sufficient cash and cash equivalents to meet its obligations with respect to its unfunded commitments to invest equity in Portfolio Funds and special purpose vehicles that acquire Private Assets as they come due. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the 1940 Act, may cause the Fund to invest in different Portfolio Funds or
Co-Investments
than other clients of Lexington.
If the Fund fails to satisfy capital calls by a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Portfolio Funds or otherwise impair the value of the Fund’s investments.
The governing documents of a Portfolio Fund generally are expected to include provisions that would enable the general partner, the manager, or a majority in interest (or higher percentage) of its limited partners or members, under certain circumstances, to terminate the Portfolio Fund prior to the end of its stated term. Early termination of a Portfolio Fund in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund’s inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.
Although the Fund will be an investor in a Portfolio Fund, Shareholders will not themselves be equity holders of that Portfolio Fund and will not be entitled to enforce any rights directly against the Portfolio Fund or the Portfolio Fund Manager or assert claims directly against any Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds. In addition, Portfolio Funds generally are not registered as investment companies under the 1940 Act; therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act. Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act, in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.
Commitments to Portfolio Funds generally are not immediately invested. Instead, committed amounts are drawn down by Portfolio Funds and invested over time, as underlying investments are identified—a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Portfolio Fund’s drawdowns. During this period, investments made early in a Portfolio Fund’s life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Portfolio Funds do not draw down 100% of committed capital, and historic trends and practices can inform Lexington as to when it can expect to no longer need to fund capital calls for a particular Portfolio Fund. Accordingly, Lexington may make investments and commitments based, in part, on anticipated future capital calls and distributions from Portfolio Funds. This may result in the Fund making commitments to Portfolio Funds in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in Lexington’s judgment, to satisfy capital calls from Portfolio Funds.
The Fund may seek to invest in a Portfolio Fund’s
non-voting
securities and, together with interests held by other clients of Lexington, may be limited in the amount it can invest. Such limitations are intended to ensure that an underlying Portfolio Fund not be deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may impose limits on the Fund’s dealings with the Portfolio Fund and its affiliated persons. As a general matter, however, the Portfolio Funds in which the Fund will invest do not typically provide their shareholders with an ability to vote to appoint, remove or replace the general partner of the Portfolio Fund (except under quite limited circumstances that are not presently exercisable). Notwithstanding these limitations, under certain circumstances the Fund could become an affiliated person of a Portfolio Fund or another issuer. In such circumstances, the Fund may be restricted from transacting with the Portfolio Fund or its portfolio companies absent an applicable exemption (whether by rule or otherwise).
The Fund is subject to risks associated with Portfolio Funds with less established sponsors.
The Fund may invest a portion of its assets in Portfolio Funds of less established sponsors. Investments related to such sponsors may involve greater risks than are generally associated with investments with more established sponsors. Less established sponsors tend to have fewer resources, and therefore, are often more vulnerable to failure. Such sponsors also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, less mature sponsors could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any sponsor related to a Fund investment, the Fund may suffer a partial or total loss of capital invested in such investment. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other assets.
The Fund is subject to the risks associated with its Portfolio Funds’ underlying investments.
The investments made by the Portfolio Funds will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. As a general matter, companies in which the Portfolio Fund invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.
A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Portfolio Funds may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.
The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

The Fund may have limited opportunities to invest in Secondary Funds.
The Fund may invest in Secondary Funds by acquiring the interests in the Secondary Funds from existing investors in such Secondary Funds (and not from the Secondary Fund itself). In such instances, as the Fund will not be acquiring such interests directly from the Secondary Fund, it is generally not expected that the Fund will have the opportunity to negotiate the terms of the interests being acquired, other than the purchase price, or other special rights or privileges. In addition, the Fund’s investment opportunities may be limited in order for the Fund to satisfy the asset diversification and source-of-income
tests necessary to qualify as a regulated investment company under the Code. See “Risks—
The Fund may fail to qualify as a RIC under Subchapter M of the Code.
” Moreover, certain sponsors of private investment funds may be unwilling to provide consent to the transfer of a Secondary Fund interest to the Fund given certain public disclosure requirements that apply to the Fund. There can be no assurance as to the number of opportunities to invest in Secondary Funds that will be presented to the Fund.
At times, the Fund may have the opportunity to acquire a portfolio of Secondary Fund interests from a seller, on an “all or nothing” basis. In some such cases, certain of the Secondary Fund interests may be less attractive than others, and certain of the Portfolio Fund Managers may be more familiar to Lexington than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those Secondary Funds which Lexington considers (for commercial, tax legal or other reasons) less attractive.
When the Fund acquires an interest in a Secondary Fund, the Fund may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the Secondary Fund and, subsequently, that Secondary Fund recalls one or more of these distributions, the Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the Secondary Fund. While the Fund may, in turn, make a claim against the seller for any such monies so paid, there can be no assurances that the Fund would prevail on such claim.
The valuations of Portfolio Funds in which the Fund invests may be based on imperfect information and is subject to inherent uncertainties.
There is no established market for secondary private equity partnership interests or for the privately-held portfolio companies of private equity sponsors, and there are not likely to be any comparable companies for which public market valuations exist. Although the acquisition price of the Fund’s secondary investments may be the subject of negotiation, the acquisition price is typically determined by reference to the carrying values most recently reported by the underlying funds (which may be based on interim unaudited financial statements) and other available information. In addition, under limited circumstances, the Manager may not have access to all material information relevant to a valuation analysis. For example, sponsors are not generally obligated to update any valuations in connection with a transfer of interests on a secondary basis, and such valuations may not be indicative of current or ultimate realizable values. As a result, the valuation of Portfolio Funds in which the Fund invests may be based on imperfect information and is subject to inherent uncertainties.
Regulatory Changes may adversely affect private equity funds.
Legal, tax and regulatory changes could occur that may adversely affect the Fund or its investments, including changes that could make the acquisition of interests in private equity funds in the private secondary market less attractive or make the general partners of private equity funds less likely to consent to transfers. New and existing regulations and burdens of regulatory compliance may directly impact the results of, or otherwise have a material adverse effect on, the private investment funds in which the Fund invests.
The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds may adversely affect the value of investments held by the Fund and the ability of the Fund to effectively employ its investment and trading strategies. Increased scrutiny and newly proposed legislation applicable to private investment funds and their sponsors may also impose significant administrative burdens on the Manager, Lexington or FAV and may divert time and attention from portfolio management activities. In addition, and in particular in light of the changing global regulatory climate, the Fund may be required to register under certain foreign laws and regulations, and need to engage distributors or other agents in certain
non-U.S.
jurisdictions in order to market Shares to potential investors. The effect of any future regulatory change on the Fund (due to its investments in Portfolio Funds) could be substantial and adverse. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.
U.S. presidential and congressional elections, and other recent elections, create uncertainty with respect to legal, tax and regulatory regimes in which the Fund and its investments, as well as the Manager, Lexington, FAV and their affiliates, will operate, and the current regulatory environment in the United States may be impacted by future legislative developments that may adversely affect the private equity industry, including regulatory measures for the U.S. financial services industry, increases in tax rates and/or other changes to tax policies. Any significant changes in, among other things, economic policy (including with respect to interest rates or foreign trade), the regulation of the asset management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on the Fund and its investments, and the uncertainty of future legislation could adversely impact the Fund and its ability to achieve its investment objectives.
Failure to comply with any of these laws, rules, and regulations, some of which are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines, which may have material adverse effects. Additionally, foreign investment in securities of companies in certain of the countries in which the Fund may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain sectors of the country’s economy and increase the costs and expenses of the Fund. While regulation of investment has liberalized in recent years throughout much of the world, there can be no assurance that more restrictive regulations will not be adopted in the future. Some countries require governmental approval for the repatriation of investment income, capital, or the proceeds of sales by foreign investors and foreign currency. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities or instruments held by the Fund, and income on such securities or instruments or gains from the disposition of such securities or instruments may be subject to withholding taxes or other taxes imposed by certain countries where the Fund invests or in other jurisdictions.
CFIUS and
similar non-U.S. regulatory
regimes.
Current laws and regulations in various jurisdictions give heads of state and regulatory bodies the authority to block or impose conditions with respect to acquisitions of, and investments in, local entities by foreign persons if that acquisition or investment threatens to impair national or economic security or is otherwise deemed undesirable. In addition, many jurisdictions restrict foreign investment by taking steps including but not limited to placing limitations on foreign investment, implementing investment screening or approval mechanisms, and restricting the employment of foreigners as key personnel. In addition, a number of U.S. states are passing and implementing state laws prohibiting or otherwise restricting the acquisition of interests in real property located in the state by foreign persons (“Foreign Ownership Laws”).
In some cases, the Fund’s investments involving a U.S. business (including a U.S. branch or subsidiary of a company domiciled outside of the United States) may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”). In the event that CFIUS or any non-U.S. equivalent
thereof reviews one or more investments or in the event that Foreign Ownership Laws or the Outbound Investment Screening Regime (as defined below) applies to a particular investment, there can be no assurance that the Fund will be able to maintain or proceed with such investments on terms that are acceptable to the Manager.

CFIUS may recommend that the U.S. President block such transactions, or CFIUS may impose conditions on such transactions, certain of which may materially and adversely affect the Fund’s ability to execute its investment strategy. Additionally, CFIUS or any non-U.S. equivalent
thereof may seek to impose limitations on one or more such investments that may prevent the Fund from maintaining or pursuing investment opportunities that the Fund otherwise would have maintained or pursued which could adversely affect the performance of the Fund’s investment in such portfolio investments and thus the performance of the Fund. Legislation to reform CFIUS was signed into law on August 13, 2018, and final regulations implementing this legislation were enacted in 2020. The legislation and its implementing regulations, among other things, expand the scope of CFIUS’s jurisdiction to cover more types of transactions and empower CFIUS to scrutinize more closely investments in U.S. “critical infrastructure,” “critical technology,” and “sensitive personal data” companies. They could also increase the number of transactions involving the Fund that would be subject to CFIUS review and investigation as well as the timing and substantive risks described above. The outcome of CFIUS’s and other foreign direct investment processes may be difficult to predict, and there is no guarantee that, if applicable to a Portfolio Fund, the decisions of CFIUS would not adversely impact the Fund’s investment in such entity.
In response to mounting national security concerns regarding foreign ownership of U.S. land, several U.S. states have recently enacted or proposed Foreign Ownership Laws in an effort to limit foreign ownership of real property. Across the United States, additional proposals to limit foreign ownership of real property are currently working their way through the legislative process, and it is expected that many such proposals will become law in the near future.
Further, the former U.S. President Biden signed an Executive Order in August 2023 which establishes an outbound investment screening regime that is intended to regulate investment by U.S. persons into a “country of concern” relating to certain advanced technology sectors (the “Outbound Investment Screening Regime”). The Outbound Investment Screening Regime’s regulations took effect on January 2, 2025. The Outbound Investment Screening Regime prohibits or requires notification for certain investments in companies that are engaged in covered national security technologies (including semiconductors and microelectronics; quantum information technologies; and certain AI systems). As a result of the Outbound Investment Screening Regime, the Fund may incur significant delays and costs, be altogether prohibited from making a particular investment, or impede or restrict syndication or sale of Fund assets to certain buyers, all of which could adversely affect the Fund’s ability to meet its investment objectives.
These laws could limit the Fund’s ability to invest in certain entities or impose burdensome notification requirements, operational restrictions, or delays in pursuing and consummating transactions.
The Fund’s investments outside of the United States may also face delays, limitations, or restrictions as a result of notifications made under and/or compliance with these legal regimes and rapidly-changing agency practices. Other countries continue to establish and/or strengthen their own national security investment clearance regimes, including in response to U.S. encouragement of other countries to impose CFIUS-like regulations on foreign investment in certain sectors and assets on national security grounds. These regulatory regimes could have a corresponding effect of limiting the Fund’s ability to make investments in such countries. Examples include:

•
India: In April 2020, the Government of India issued Press Note No. 3 (2020 Series), which updated the country’s existing national security regime such that any foreign investment (i) by or from an entity of any country that shares its land border with India or (ii) whose beneficial owner of an investment into India is situated in, or is a citizen of, any country that shares its land border with India, can only be made with prior approval of the Government of India. Further clarity is awaited from the Government of India on what constitutes beneficial ownership, but the application of this rule may inhibit the Fund’s ability to consummate investments involving India. As a result, the Fund may incur significant delays and costs or be altogether prohibited from making a particular investment, all of which could adversely affect the Fund’s ability to meet its investment objectives.

•
European Union (“EU”): Following the EU’s implementation of
an EU-wide mechanism
to coordinate the screening of foreign investment on national security grounds across EU Member States in October 2020, the majority of EU Member States have now introduced foreign investment screening regimes which could impede, restrict, and/or delay the Fund’s investments that have a nexus with the European Union.

•
Australia: Legislation passed in 2020 expands the criteria used to determine whether a transaction must be formally identified to the country’s Foreign Investment Review Board and affords the government new call-in powers
to review transactions that may pose a national security risk.

•
United Kingdom: On January 4, 2022, the screening regime under the National Security and Investment Act 2021 entered into force, requiring mandatory notification for certain acquisitions in 17 strategic sectors and giving the United Kingdom (“UK”) government broad powers to review certain acquisitions in any economic sector.

Other jurisdictions are similarly in the midst of ongoing reform that may establish further restrictions and increase risk by enhancing governments’ powers to scrutinize, impose conditions on, and potentially block mergers, acquisitions, and other transactions. The foregoing requirements may also result in circumstances in which the Fund determines not to pursue certain potential investment opportunities in these countries. Heightened scrutiny of foreign direct investment worldwide may also make it more difficult for the Fund to identify suitable buyers for investments upon exit and may constrain the universe of exit opportunities for an investment in an issuer. As a result of such regimes, the Fund may incur significant delays and costs, be altogether prohibited from making a particular investment, or impede or restrict syndication or sale of Fund assets to certain buyers, all of which could adversely affect the Fund’s ability to meet its investment objectives.
The Portfolio Funds are subject to risks regarding regulatory approvals.
In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to change or increase regulation of an underlying fund or its portfolio companies’ operations, or implement laws or regulations affecting such entity’s operations, separate from any contractual rights it may have. A fund also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on its portfolio companies. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by or from a fund or gains recognized by the Fund on its investment in such fund, that could impact a fund’s business as well as the Fund’s return on investment with respect to such fund.
In-kind
distributions from Portfolio Funds may not be liquid.
The Fund may receive
in-kind
distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable. The Fund may be required to, or the Manager, Lexington or FAV, in their sole investment discretion, may determine to, hold such securities for an indefinite period. Timing of sales is subject to position size considerations, market liquidity, and other factors considered in the sole investment discretion of the Manager, Lexington or FAV. The Fund may incur additional expense in connection with any disposition of such securities.
The Fund’s
Co-Investments
may be subject to risks associated with the lead investor.
The Fund’s investment portfolio will include
Co-Investments,
which are indirect investments in the equity of private companies, alongside private equity funds and other private equity firms via special purpose vehicles. The Fund’s ability to realize a profit on such
Co-Investments
will be particularly reliant on the expertise of the lead investor in the transaction. There can be no assurance that the Fund will be given
Co-Investment
opportunities, or that any specific
Co-Investment
offered to the Fund would be appropriate or attractive to the

Fund in Lexington’s judgment. The market for
Co-Investment
opportunities is competitive and may be limited, and the
Co-Investment
opportunities to which the Fund wishes to allocate assets may not be available at any given time. Due diligence will be conducted on
Co-Investment
opportunities; however, Lexington may not have the ability to conduct the same level of due diligence applied to other investments. In addition, Lexington may have little to no opportunities to negotiate the terms of such
Co-Investments.
The Fund generally will rely on the Portfolio Fund Manager or sponsor offering such
Co-Investment
opportunity to perform most of the due diligence on the relevant portfolio company and to negotiate terms of the
Co-Investment.
The Fund’s ability to dispose of
Co-Investments
may be severely limited, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Fund to sell such investment.
Co-Investments
may be heavily negotiated and, therefore, the Fund may incur additional legal and transaction costs in connection therewith.
The Fund may have limited
Co-Investment
opportunities.
Many entities compete with the Fund in pursuing
Co-Investments.
These competitors may have considerably greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive
Co-Investment
opportunities from time to time.
The Fund’s portfolio companies may require additional financings.
Certain of the Fund’s portfolio companies, either directly through
Co-Investments
or indirectly through Portfolio Funds, especially those in a development or “platform” phase, may be expected to require additional financing to satisfy their working capital requirements or acquisition strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular company. Each such round of financing (whether from the Fund, Portfolio Fund or other investors) is typically intended to provide the company with enough capital to reach the next major corporate milestone. If the funds provided are not sufficient, the company may have to raise additional capital at a price unfavorable to the existing investors, including the Fund and a Portfolio Fund. In addition, the Fund may make additional debt and equity investments or exercise warrants, options, or convertible securities that were acquired in the initial investment in such company in order to preserve the Fund’s proportionate ownership when a subsequent financing is planned, or to protect the Fund’s investment when such company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of the Fund, a Portfolio Fund or any portfolio company. There can be no assurance that a portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source.
The Fund may be subject to risks associated with investments in restructurings.
The Fund, either directly through
Co-Investments
or indirectly through Portfolio Funds, may make investments in restructurings that involve portfolio companies that are experiencing or are expected to experience financial difficulties. These financial difficulties may never be overcome and may cause such company to become subject to bankruptcy proceedings. Such investments could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the investors may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws.
The Fund may be subject to risks associated with investments in mezzanine securities.
M
ezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment
grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to the additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled after giving effect to any senior obligations of the related borrower. Mezzanine securities are also expected to be a highly illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.
The Fund may be subject to risks associated with investments in bank loans.
The market for bank loans may not be highly liquid and the Fund may have difficulty selling them. These investments are subject to both interest rate risk and credit risk, and the risk of non-payment
of scheduled interest or principal. These investments expose the Fund to the credit risk of both the financial institution and the underlying borrower.
General Risks of Investing in the Fund
The Fund and the Portfolio Funds are subject to general investment risks.
There is no assurance that the Fund will achieve its investment objective. There is also no assurance that the portfolio managers will be successful in choosing, making and realizing investments in any Portfolio Fund,
Co-Investment
or operating company or portfolio of companies. Additionally, there can be no assurance that the Fund will be able to generate returns for its Shareholders or that Shareholders will receive any distribution from the Fund. All investments involve the risk of loss of capital. Accordingly, an investment in the Fund should only be considered by persons for whom a speculative, illiquid, and long-term investment is an appropriate component of a larger investment program and who can afford a loss of their entire investment. Past performance of investment entities associated with Lexington or Lexington’s investment professionals provides no assurance of future success. Accordingly, investors should draw no conclusions from the performance of any other investments of Lexington and should not expect to achieve similar results.
The Fund and the Portfolio Funds are subject to risks associated with the use of financial projections.
Estimates or projections of market conditions, prices, and supply and demand dynamics are key factors in evaluating potential investment opportunities and valuing the Fund’s investments and related assets. These estimates are subject to wide variances based on changes in market conditions, underlying assumptions, commodity prices, and technical or investment-related assumptions. The Manager, Lexington and FAV will generally evaluate investment opportunities on the basis of financial projections. Projected operating results of specific investments will often be based on the judgments by the management of the underlying portfolio company. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. General economic conditions, which are not predictable, can have a material adverse impact on the reliability of such projections.

The Fund will rely on third-party sponsors.
The Fund expects to invest in third party-sponsored Portfolio Funds. The Fund will not have an active role in the management of such funds or their portfolio investments and therefore will not have the opportunity to evaluate the specific investments made by any such fund after the Fund’s date of investment. Moreover, the Fund will likely not be able to dispose of its investment in any such fund despite poor performance. The returns of the Fund will depend significantly on the performance of unrelated sponsors and could be substantially adversely affected by their poor performance. Additionally, Lexington will generally not be in a position to change an unrelated sponsor’s approach, including with respect to portfolio and risk management, conflicts of interest, environmental, social and corporate governance issues and other relevant matters. The general partners of the Portfolio Funds will generally have sole and absolute discretion in structuring, negotiating and purchasing, financing, monitoring and eventually divesting investments made by such Portfolio Funds. Similarly, Lexington will typically not be able to negotiate the level of any fee offsets and will not be responsible for determining whether sponsors are correctly calculating fees or fee offsets. Lexington may not always receive full information from sponsors because certain of this information may be considered proprietary. The lack of access to information may make it more difficult for Lexington to select and evaluate potential investments.
The Fund and the Portfolio Funds are subject to risks associated with inflation.
Certain developed economies are experiencing higher than normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or have a significant effect on the U.S. or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, if an underlying portfolio company is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. Underlying portfolio companies may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, an underlying portfolio company may earn more revenue but may incur higher expenses. As inflation declines, an underlying portfolio company may not be able to reduce expenses commensurate with any resulting reduction in revenue. Furthermore, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, certain countries have imposed wage and price controls or otherwise intervene in the economy, and certain central banks have raised interest rates. Past governmental efforts to curb inflation have also involved more drastic economic measures. Governmental efforts to curb inflation often have negative effects on the level of economic activity. There can be no assurance that continued and more wide-spread inflation will not become a serious problem in the future and have an adverse impact on the Fund returns. There can be no assurance that continued and more wide-spread inflation in the U.S. and/or other economies will not become a serious problem in the future and have a material adverse impact on the Fund’s returns.
The Fund and the Portfolio Funds are subject to risks associated with general economic and market conditions.
The success of the Fund’s activities will be affected by general economic and market conditions in the relevant economy (whether within or outside the U.S.), such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in applicable laws and regulations (including laws relating to the taxation of the Fund’s investments), trade barriers, currency exchange controls, continued technology disruption, tax reform or other significant policy changes as well as national and international political, environmental, and socioeconomic circumstances (including wars, terrorist acts, security operations or public health considerations) in respect of the countries in which the Fund may invest. These factors may affect the level and volatility of securities prices and the liquidity of the Portfolio Funds, which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Portfolio Funds. Each of Lexington’s and FAV’s financial condition may be adversely affected by a significant general economic downturn and Lexington or FAV may be subject to legal, regulatory, reputational, and other unforeseen risks that could have a material adverse effect on each of Lexington’s and FAV’s businesses and operations, which could impact the

Fund. Moreover, a recession, slowdown and/or sustained downturn in the U.S. or global economy (or any particular segment thereof) or weakening of credit markets may (i) adversely affect the Fund’s profitability, (ii) impede the ability of the Portfolio Funds to perform, (iii) impair the Fund’s ability to effectively exit the Portfolio Funds on favorable terms and (iv) have an adverse impact on the availability of credit to business generally, which in turn may have an adverse impact on the business and operations of the Fund. In addition, rapid changes in inflation could have a negative effect on the performance of the Fund. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain Portfolio Funds, which losses will likely be exacerbated if the Fund chooses to establish a credit facility or use other leverage at the Fund level or at the individual investment level. Any market turmoil, coupled with the threat of an economic slow-down, as well as a perceived increase in counterparty default risk, may have an adverse impact on the availability of credit to businesses generally or which otherwise may have an adverse impact on the business and operations of the Fund, restrict the Fund’s investment activities, and/or impede the Fund’s ability to effectively achieve its investment objective. In addition, economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could adversely affect global economic conditions and world markets and, in turn, could adversely affect the Fund’s performance. Investment results may vary substantially on a monthly, quarterly or annual basis. The impact of global market conditions on performance is uncertain, and future results may be lower than reported as of the date hereof.
Recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally. Moreover, a recession, slowdown and/or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect the Fund’s profitability, impede the ability of the Private Assets to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively exit investments on favorable terms. The extent and duration of such environment, to the private equity industry and global markets as a whole, is currently unknown. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in the capital structure of a particular portfolio company of the Fund. For this reason, valuations are generally subject to heightened uncertainty and subject to numerous subjective judgments, any or all of which could turn out to be incorrect with the benefit of hindsight. Furthermore, traditional valuation approaches that have been used historically may need to be modified in order to effectively capture fair value of private investments in the midst of significant volatility or market dislocation. In light of recent volatility occurring in the markets since such date, material declines from any performance data contained herein have occurred as of the date hereof with respect to certain portfolio investments of Lexington’s funds and further declines are possible. Investors should therefore attach correspondingly qualified consideration to such performance information.
If, due to extraordinary market conditions or other reasons, the Fund and other private investment funds managed by Lexington, FAV or its affiliates were to incur substantial losses, the revenues of the Manager, Lexington, FAV and their affiliates would decline substantially. Such losses may hamper the Manager, Lexington, FAV and their affiliates’ ability to (i) retain employees and (ii) provide the same level of service to the Fund as it has in the past.
The Fund has a limited operating history.
The Fund is a
non-diversified,
closed-end
management investment company with a limited operating history. The Fund has limited historical financial statements and other meaningful operating or financial data on which potential investors may evaluate the Fund and its performance.
The Fund is subject to conflicts of interest.
An investment in the Fund is subject to a number of actual or potential conflicts of interest. As a result, the Manager, Lexington, FAV and/or their affiliates have an incentive to enter into arrangements with the Fund, and face conflicts of interest when balancing that incentive against the best interests of the Fund. The Manager,

Lexington, FAV and/or their affiliates also face conflicts of interest in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Manager, Lexington and/or FAV on behalf of the Fund. See “Potential Conflicts of Interest” below.
The Board may change the Fund’s investment objective and strategies without Shareholder approval.
The Board will have the authority to modify or waive certain of the Fund’s operating policies and strategies without prior notice and without Shareholder approval (except as required by the 1940 Act or other applicable laws). The Fund cannot predict the effects that any changes to its current operating policies and strategies would have on the Fund’s business, operating results and value of its Shares. Nevertheless, the effects may adversely affect the Fund’s business and impact its ability to make distributions.
The Fund is actively managed and subject to management risk.
The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund’s ability to achieve its investment objective depends upon Lexington’s and FAV’s skills in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that Lexington’s and FAV’s evaluations and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions. Lexington and FAV each will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Assets, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund’s allocation of its investments across Portfolio Funds,
Co-Investments
and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on Lexington’s or FAV’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.
The Fund’s performance will depend on Lexington, FAV and key personnel.
Investors in the Fund are placing their investment in the discretion of, and are dependent upon the skill and experience of, Lexington, FAV and the Fund’s investment professionals and investors will be relying on the ability of Lexington, FAV and such investment professionals to identify, select, structure and implement the investments to be made using the capital available to the Fund. In the event of the death, disability, or departure of key personnel of Lexington, FAV or their respective affiliates, the business and the performance of the Fund may be adversely affected. The interests of these professionals in the Lexington and FAV and the Incentive Fee should tend to discourage them from withdrawing participation in the Fund’s investment activities. However, there can be no assurance that any such professional will continue to be associated with Lexington, FAV or their respective affiliates throughout the life of the Fund or that any replacement will perform well.
Further, the time, dedication and scope of work of a professional varies considerably—for example, it is expected that certain professionals will devote substantial time and efforts to projects of other Lexington funds as well and maintain leadership roles across other strategies. The fact that the investment team will share certain personnel (including investment committee members) and resources with such other Lexington funds furthers this conflict given the overlap in senior leadership.
Some of the senior and other professionals involved in prior Lexington funds will not be part of the team working on the Fund. Conflicts of interest may arise in allocating management time, services or functions of the investment team and Lexington and FAV, and the ability of the members of the investment team to access other professionals and resources within Lexington or FAV for the benefit of the Fund may be limited.

The Fund’s strategy involves investments in “undervalued” assets.
The Fund’s investment strategy is based, in part, upon the premise that certain potential investments may be available for purchase by the Fund at “undervalued” prices. However, making investments at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund, and such investments may be subject to further reductions in value. No assurance can be given that investments can be acquired at favorable prices or that the market for such interests will continue to improve. In addition, the Fund’s Incentive Fee structure could create an incentive to buy assets with steep discounts compared to their sponsor’s valuation of such assets.
Lexington’s due diligence process may entail evaluation of important and complex issues and may require outside consultants.
Before making an investment in a Portfolio Fund, Lexington will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to such investment. Due diligence generally entails evaluation of important and complex business, financial, tax, accounting, environmental, social, government, compliance and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks, other third parties, and the private equity sponsors themselves often are involved in the sourcing and due diligence process and/or the ongoing operation of the Fund’s investments to varying degrees depending on the type of investment. Such involvement of third-party advisors or consultants presents a number of risks, including that Lexington has reduced control of the functions that are outsourced. In addition, if Lexington is unable to timely engage third-party providers, the Fund’s ability to evaluate and acquire more complex targets could be adversely affected. When conducting due diligence and making an assessment regarding an investment in an underlying fund, Lexington will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. Representations made by a counterparty could be inaccurate, and the third-party investigations may not uncover risks. The due diligence investigation that Lexington carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that are necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the funds and operating companies in which the Fund invests, even activities that occurred prior to the Fund’s investment therein, could have an adverse impact on the Fund.
In circumstances where Lexington accesses
non-public
confidential information, there is a possibility that certain trading restrictions would apply to Lexington and its affiliates, which may affect the Fund’s ability to transact.
In addition, at times, the Fund’s investment opportunities will require rapid execution, and investment analyses and decisions by Lexington frequently will be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to Lexington at the time an investment decision is made can be limited, and Lexington at times will not have access to detailed information regarding the investment. Therefore, no assurance can be given that Lexington will have knowledge of all circumstances that could adversely affect an investment. In addition, Lexington will from time to time involve independent consultants in connection with its evaluation or diligence of certain proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants and the Fund may incur liability as a result of such consultants’ actions.
Secondary investments are highly illiquid and typically subject to significant transfer restrictions.
Limited partnership interests or other interests in which the Fund seeks to invest are highly illiquid and typically subject to significant transfer restrictions, including approval requirements from the fund’s general partner in its sole discretion and rights of first refusal in favor of other investors. Completion of transfers is often time-consuming and difficult. There can be no assurance that the Fund will be successful in closing on acquisitions of secondary interests, even in situations where it has signed a binding contract to acquire the investments.

The Fund will generally hold
non-controlling
interests in its Portfolio Funds or
Co-Investments.
The Fund will generally hold
non-controlling
interests in its Portfolio Funds or
Co-Investments.
The Fund may have a limited ability to protect its position in such Portfolio Funds or
Co-Investments
(other than by exercise of those rights afforded to limited partners). The Fund may make investments with other third parties through acquisition vehicles, joint ventures, or other entities. The Fund may co-invest
with third parties through consortiums of private equity investors, joint ventures or other entities. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party co-venturer
may have financial, legal, or regulatory difficulties, resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives. In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers.
Furthermore, third-party
co-venturers
may provide services similar to, and overlapping with, services provided by Lexington to the Fund, other Lexington funds or their respective portfolio investments, and, notwithstanding the foregoing, fees attributable to such services will not offset Management Fee or Incentive Fee or otherwise be allocated to, or shared with, the Shareholders. Additional conflicts would arise if a joint venture partner or counterparty is related to Lexington in any way, such as through a sub-advisory
relationship with Lexington and its affiliates.
The Fund has a broad investment mandate.
The investment strategy of the Fund covers a broad range of fund strategies and geographic regions. Moreover, the types of investment structures utilized by, and securities invested in, by Secondary Funds continue to evolve and include, for example, investments in special purpose acquisition companies (whether in an IPO or thereafter, through a “PIPE” investment or otherwise). Investors must rely upon the ability of the Manager, Lexington and FAV to identify, structure and implement investments that they believe are consistent with the Fund’s overall investment objectives and policies at such times as they determine. There are no material limitations on the funds, companies, markets or countries in which the Fund may invest. Subject to the foregoing, the Fund may, indirectly through the Portfolio Funds, make investments in various types of instruments, including partnership interests and preferred and common stock, and across asset classes.
Investments in the Fund will be primarily illiquid.
The Fund is designed primarily for long-term investors. An investment in the Fund, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end
funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end
funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The Fund’s investments in Private Assets will be illiquid and typically cannot be transferred or redeemed for a substantial period of time. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle.
There can be no assurance that the Fund will conduct repurchase offers in a particular period.
Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value and the Manager intends to recommend that, in normal market circumstances, the Board authorize the Fund to conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets.
There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”
Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Additionally, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the 1940 Act.
Substantial repurchase requests may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares.
Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end
registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. Moreover, one or more feeder vehicles will be formed to facilitate indirect investments in the Fund by certain investors. Requests by these investors to withdraw their interests in a feeder vehicle are expected to result in tenders by the feeder vehicle in a tender offer by the Fund and could contribute to an over-subscription of a particular tender offer. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.
The level of Shareholder participation in the Fund’s tender offers may increase as a result of events that are unrelated to the Fund’s investment performance or operations. Due to the Manager’s affiliation with a publicly traded parent company, short sellers or other market participants may from time to time publish reports, commentary or other materials regarding the Manager’s parent company and its affiliates. Such reports or commentary may create negative market sentiment with respect to the parent company’s publicly traded securities and could cause Shareholders to seek to tender their Shares at levels higher than the Fund would otherwise anticipate.
To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain Private Market Assets, the Fund will thereafter hold a larger proportion of its assets in the remaining Private Market Assets, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining Private Market Assets may not reflect the Advisers’ ideal judgments as to the desired portfolio composition of the Fund’s Private Market Assets, in that the Fund’s performance may be tied to the performance of fewer Private Market Assets and/or may not reflect the Advisers’ judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Fund received requests to repurchase substantial amounts of Shares and may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.
The Fund will have access to confidential information.
The Fund will likely have access to or acquire confidential information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments.

Shares are not freely transferable.
Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.
The Fund is classified as
non-diversified
for purposes of the 1940 Act.
The Fund is classified as a
“non-diversified”
investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer.
As a
non-diversified
investment company, investors have no assurance as to the degree of diversification of the Fund’s investments, either by strategy, vintage, sponsor, asset type, industry, geographic region or sector. Lexington will seek to make investments on behalf of the Fund across a range of asset classes, industries and geographies taking into account prevailing market conditions and available investment opportunities, but the Fund’s investments may be focused on a limited number of investment opportunities, asset classes, vintages, industries or geographic regions, subject to compliance with applicable law. To the extent the Fund’s investments are focused on a particular underlying fund or related funds, sponsor, asset type, industry, security or geographic region, its investments will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto. Certain sponsors, vintages, geographic regions and/or industries in which the Fund may be heavily invested may be more adversely affected by economic pressures when compared to other sponsors, vintages, geographic regions and/or industries. As a consequence, the Fund’s performance may be adversely affected by the unfavorable performance of one or a limited number of investments. Moreover, there are no assurances that any or all of the Fund’s investments will perform well or avoid loss, and if certain investments perform unfavorably, for the Fund to achieve above-average returns, one or a few of its other investments must perform very well. There are no assurances that this will be the case.
Having a larger percentage of assets in a smaller number of issuers makes a non-diversified
fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.
The Fund’s investments may be difficult to value.
The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Manager may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.
The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund’s portfolio investments may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. The accounting, auditing and financial reporting standards and practices applicable to foreign companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments.

A substantial portion of the Fund’s assets consist of Portfolio Funds and
Co-Investments
for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Manager, as valuation designee pursuant to Rule
2a-5
under the 1940 Act, at fair value based on input from the sponsor or general partner of such investment, as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Manager is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated. In some instances, returns on secondary investments will be higher than returns on primary investments as a result of such secondary investments being purchased at a discount, and then revalued based on the practical expedient next reported for such secondary investment.
Shareholders should recognize that valuations of illiquid assets involve various judgments and consideration of factors that may be subjective. The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in private market investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests under the Code depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof. These factors could adversely affect Shareholders whose Shares are repurchased as well as new Shareholders and remaining Shareholders.
The valuations reported by the Portfolio Fund Managers, based upon which the Fund determines its net asset value and the net asset value per Share, may be subject to later adjustment or revision. For example, fiscal year-end
net asset value calculations of the Portfolio Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund adversely affect the Fund’s net asset value, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares.
The valuations of Shares may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include: changes in regulatory policies or tax guidelines; changes in earnings or variations in operating results; changes in the value of the Fund’s investments; changes in accounting guidelines governing valuation of the Fund’s investments; any shortfall in revenue or net income or any increase in losses from levels expected by investors; departure of the Manager or certain of its respective key personnel; and general economic trends and other external factors.
In addition, the overall performance of the Fund may also be affected by situations where, in order to make investments considered desirable, the Fund is required to make other investments considered less desirable or for which the Manager is less comfortable with the estimated valuations.

The Fund’s net asset value is a critical component in several operational matters including computation of the Management Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund. It is expected that the Fund will accept purchases of Shares as of the first business day of each month. The number of Shares a Shareholder will receive will be based on the Fund’s most recent net asset value, which will be calculated for the last business day of the preceding month (
i.e.
, one business day prior to date on which the Fund will accept purchases). For more information regarding the Fund’s subscription process, see “Purchasing Shares.”
The Manager generally expects to receive information for the Fund’s investments in private market investments, including Portfolio Funds and
Co-Investments,
on which it will base the Fund’s net asset value only as of each calendar quarter end and on a significant delay. The Manager generally does not expect to receive updated information intra quarter for such investments. As a result, the Fund’s net asset value for periods other than calendar quarter end will likely be based on information from the prior quarter and market inputs that are observable to the Manager, but may not reflect all adjustments that a Portfolio Fund Manager would make based on information that has not been shared with the Manager. As a result, in certain situations, the Manager may not reflect adjustments to the value of the Fund’s investments due to impairments or other market factors than the Manager would make if it had access to such information, resulting in such investments potentially being overvalued in hindsight.
The Fund may need to liquidate certain investments, including its investments in private market investments, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund’s investments after a repurchase offer could potentially disadvantage remaining Shareholders to the benefit of Shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund’s investments could potentially disadvantage Shareholders whose Shares were accepted for repurchase to the benefit of remaining Shareholders. Similarly, a subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing
Shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing
Shareholders to the benefit of subscribing investors. For more information regarding the Fund’s calculation of its net asset value, see “Net Asset Valuation.”
The Fund cannot guarantee the amount or frequency of distributions.
The amount of distributions that the Fund may pay is uncertain. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner so as to qualify, and remain qualified, as a RIC under the Code. See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year
increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.
The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or
Co-Investments
and expense reimbursements from the Manager. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Manager or its affiliates will reduce future distributions to which you would otherwise be entitled.

Additional subscriptions will dilute the voting interest of existing Shareholders.
The Fund intends to accept additional subscriptions for Shares, and such subscriptions will dilute the voting interest of existing Shareholders in the Fund. Additional subscriptions will also dilute the indirect interests of existing Shareholders in the Fund investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund investments underperform the prior investments.
The Fund and certain service providers may have access to Shareholders’ personal information.
The Manager, Lexington, FAV, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund, the Manager, Lexington and/or FAV. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Manager, Lexington, FAV and by the Fund’s other service providers and their agents, delegates, sub-delegates
and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.
Lexington and its affiliates manage funds and accounts with similar strategies and objectives to the Fund.
Lexington and its affiliates are investment advisers to various clients for whom they make private equity investments of the same type as the Fund. Lexington and its affiliates also may agree to act as investment adviser to additional clients that make private equity investments of the same type as the Fund. In addition, Lexington will be permitted to organize other pooled investment vehicles with principal investment objectives different from those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles. See “Potential Conflicts of Interest” below.
The Fund may be subject to leverage risk.
The use of leverage creates an opportunity for increased Share gains, but also creates risks for Shareholders. The Fund cannot assure Shareholders that the use of leverage, if employed, will benefit the common shares. Any leveraging strategy the Fund employs may not be successful.
Leverage involves risks and special considerations for Shareholders, including:

•	the likelihood of greater volatility of NAV of the Shares than a comparable portfolio without leverage;

•	the risk that fluctuations in interest rates or dividend rates on any leverage that the Fund must pay will reduce the return to Shareholders;

•	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged; and

•	leverage may increase operating costs, which may reduce total return.
Any decline in the NAV of the Fund’s investments will be borne entirely by Shareholders. Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to Shareholders than if the Fund were not leveraged. While the Fund may from time to time consider reducing any outstanding leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurance that the Fund will actually reduce any outstanding leverage in the future or that any reduction, if undertaken, will benefit Shareholders. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce any outstanding leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in any outstanding leverage may reduce the income and/or total returns to Shareholders relative to the circumstance where the Fund had not reduced any of its outstanding leverage.
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. Lexington and FAV do not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
In addition to the foregoing, the use of leverage treated as indebtedness of the Fund for U.S. federal income tax purposes may reduce the amount of Fund dividends that are otherwise eligible for the dividends received deduction in the hands of corporate Shareholders.
The Fund may be subject to risks related to stapled secondary transactions.
With respect to certain
sponsor-led
transactions, a general partner or investment manager may expect the Fund to commit on a primary basis to a new, blind pool investment vehicle that it is sponsoring as a condition to participating in a sponsor-led
transaction in what is otherwise known as a “stapled secondary” transaction, which may present a number of risks. Any such new fund may not produce positive investment returns, which may in turn adversely impact the performance of the Fund. The Fund may have difficulty identifying attractive transactions that are unencumbered by requirements to make less attractive primary investments.
Other Investment Risks
The Fund will hold cash, money market instruments and other short-term investments which may lower the Fund’s performance.
For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

•
U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

•
Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

•	Repurchase agreements, which involve purchases of debt securities.

•
Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Manager, Lexington and/or FAV will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

The Fund may be subject to risks associated with below investment grade securities.
The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Manager, Lexington and/or FAV), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.
Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s net asset value. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short-term and the long-term.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade
issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade
securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.
The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Manager, Lexington and/or FAV also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Manager’s, Lexington’s and/or FAV’s credit analysis than would be the case when the Fund invests in rated securities.
The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Manager, Lexington and/or FAV). For these securities, the risks associated with below investment grade instruments are more pronounced.
The Fund may be subject to risks associated with corporate bonds.
The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described above under “—
The Fund may be subject to risks associated with below investment grade securities
.”
The Fund may make
non-U.S.
Investments, which are subject to additional risks.
The Fund, either directly through
Co-Investments
or indirectly through Portfolio Funds, may invest a portion of its assets in operating companies organized, headquartered and/or focused on investments outside the United States.
Non-U.S.
securities, including those held by Portfolio Funds, involve certain risks not typically associated with investing in U.S. securities, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various
non-U.S.
currencies in which
non-U.S.
investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between the U.S. and
non-U.S.
securities markets, including potential price volatility in, and relative illiquidity of, some
non-U.S.
securities markets; (iv) the absence of uniform accounting, auditing, and financial reporting standards, practices and disclosure requirements and less government supervision and regulation in some countries; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on
non-U.S.
investment and repatriation of capital, the risks of political, economic or social instability, including the risk of sovereign defaults, and the possibility of expropriation or confiscatory taxation and adverse economic and political development; (vi) the possible imposition of
non-U.S.
taxes on income and gains recognized with respect to such securities; (vii) differing, and potentially less well-developed or well-tested laws regarding corporate governance, fiduciary duties, the protection of investors and intellectual property rights; (viii) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign or private equity investors; and (x) less publicly available information. In addition, investments (including their underlying portfolio companies) with operations in
non-U.S.
jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such
non-U.S.
laws and regulations do not provide the Fund and/or Portfolio Fund with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s investments may be adversely affected. While Lexington and FAV intend, where deemed appropriate, to manage the Fund in a manner that will minimize exposure to the foregoing risks to the extent practicable, there can be no assurance that adverse developments with respect to such risks will not adversely affect the assets of the Fund that are held in certain countries.

The Fund may invest in emerging markets, which are subject to additional risks.
The Fund, either directly through
Co-Investments
or indirectly through Portfolio Funds, may invest in
non-U.S.
securities of issuers in
so-called
“emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in
Non-U.S.
Securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent
trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.
Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.
Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.
Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.
The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
The Fund may invest in the European Union, which is subject to additional risks.
The long-term financial stability of the Eurozone remains uncertain and difficult to predict. The possibility of a sovereign default remains a risk in countries where gross government debt, as a percentage of gross domestic product, remains relatively high by comparison to other countries in the EU, and especially taking into account the extraordinary indebtedness incurred in managing the coronavirus pandemic. A particularly high level of government debt may be unsustainable for a country that has, and continues to endure, vulnerabilities such as weak fundamentals, weak economic growth and / or high unemployment and that has yet to implement or benefit from long-term economic reforms. A default on sovereign debt, although a remote risk, could have a material impact on economic conditions and market activity in the Eurozone and elsewhere in the EU. For example, default by a participating member state could contribute to the collapse of the Eurozone as it is constituted today, or possibly result in the defaulting member state ceasing to use the Euro as its national currency, or even provide a stimulus for one or more member states to withdraw from EU membership—any of which could have an adverse impact on the Fund. Moreover, any structural instability of the Eurozone could have negative implications for the European financial industry and the global economy as a whole because of counterparty risks, exposures and other “systemic” risks. A potential effect would be an immediate reduction of liquidity for particular investments in economically connected countries, thereby impairing the value of such investments. Uncertain economic conditions generally affect markets adversely. Volatility in the global credit markets typically makes it more difficult for issuers and borrowers to obtain favorable financing or refinancing arrangements that may be needed to execute the Fund’s investment strategy. Uncertainty in the Eurozone could have an adverse effect on the Fund’s by affecting the performance of its investments (whether made in a country that is at greater risk of default or in a country that is economically connected) and its ability to fulfill its investment objectives.
The stability of certain European financial markets has deteriorated and speculation as to the possibility of additional defaults by sovereign states in Europe in respect of their obligations has increased. Given current market conditions of relatively weak growth in many EU member states (which are expected to continue in the near to medium term), there is a risk that default of certain participating member states of the EU could lead to the collapse of the Eurozone as it is constituted today or that certain member states of the EU could cease to use the Euro as their national currency. Moreover, financial and economic developments in one EU member state could impact economic and financial conditions among other EU member states. Any such development could have an adverse effect on the Fund, the performance of its investments and the Fund’s ability to effectively achieve its investment objectives. Any deterioration in the economic environment caused directly or indirectly by such a default is likely to have a direct effect on the creditworthiness of borrowers and / or issuers, thereby impacting the value of the investment portfolio generally and adversely affecting the Fund’s ability to generate attractive risk-adjusted investment returns.
The Fund may be impacted by turmoil in the U.S. and global financial markets.
There can be no assurances that conditions in the global financial markets will not worsen and/or adversely affect one or more of the funds in which the Fund invests (including with respect to performing under or refinancing their existing obligations), its access to capital or leverage, its ability to effectively deploy its capital or realize portfolio investments on favorable terms or its overall performance. The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s risk-adjusted return parameters relies in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Manager, Lexington or FAV will prove correct and actual events and circumstances may vary significantly.
The Fund may be subject to regional risk due to interdependence of markets.
Economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could lead to local economic problems increasingly having an adverse effect on regional and even global economic conditions and markets. The market and the economy of a particular country in which the Fund invests is influenced by economic and market conditions in other countries in the same region or elsewhere in the world. Similarly, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. A repeat of either of these crises or the occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.
The Fund may be subject to risks related to changes in foreign currency exchange rates.
A portion of the Fund’s investments, either directly through
Co-Investments
or indirectly through Portfolio Funds, and the income received by the Fund with respect to such investments, may be denominated primarily in foreign currencies. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund generally will be made, in U.S. dollars. Accordingly, changes in currency exchange rates may adversely affect the dollar value of investment and the amounts of distributions, if any, to be made by the Fund. In addition, the Fund will incur costs in converting investment proceeds from one currency to another. Lexington or FAV may enter into hedging transactions designed to reduce such currency risks. Furthermore, Shares are denominated in U.S. dollars. Investors subscribing for Shares in any country in which U.S. dollars are not the local currency should note that changes in the value of exchange between U.S. dollars and such currency may have an adverse effect on the value, price, or income of the investment to such investor. There may be foreign exchange regulations applicable to investments in foreign currencies in certain jurisdictions. The fees, costs, and expenses incurred by investors in converting their local currency to U.S. dollars (if applicable) in order to meet drawdowns will be borne solely by such investor and will be in addition to the amounts required by such drawdowns.
To the extent unhedged, the value of the Fund’s positions in
non-U.S.
investments will fluctuate with U.S. dollar exchange rates as well as with the price changes of the investments in the various local markets and currencies. In such cases, an increase in the value of the U.S. dollar compared to the other currencies in which the Fund makes investments will reduce the effect of any increases and magnify the effect of any decreases in the prices of the Fund’s securities in their local markets and may result in a loss to the Fund. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect on the Fund’s
non-U.S.
dollar investments.
Each prospective investor should consult with its own counsel and advisors as to all legal, tax, financial, and related matters concerning an investment in the Shares.

The Fund may be impacted by international trade policy.
Political leaders in certain jurisdictions have in the past and may in the future be elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has in recent years altered its approach to international trade policy, including in some cases renegotiating, or terminating, certain bilateral or multi-lateral trade agreements and treaties with foreign countries, and the Trump administration may strengthen this retrenchment from free and open trade. The U.S. government currently imposes tariffs on certain foreign goods, including steel and aluminum, and the Trump administration has imposed additional tariffs on imports of other products with some foreign governments, instituting retaliatory tariffs on certain U.S. goods as a result. There are no guarantees that additional actions and retaliatory measures will not occur in the future between governments. Regional and global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Fund and its Portfolio Funds and be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). To the extent that a trade dispute escalates into a “trade war”, there could be significant adverse impacts on the industries in which the Fund participates and the Fund’s overall performance.
The Fund may be subject to risks related to investments in other registered investment companies.
The Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Fund’s investment objective and permissible under the 1940 Act. Under Section 12(d)(1) of the 1940 Act, unless an exemption is available, the Fund may not acquire the securities of other registered investment companies if, as a result: (i) more than 10% of the Fund’s total assets would be invested in securities of other registered investment companies; (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund; or (iii) more than 5% of the Fund’s total assets would be invested in any one registered investment company. Rule
12d1-4
under the 1940 Act provides an exemption, subject to certain conditions, to permit acquiring funds to invest in the securities of other registered investment companies in excess of the limits of Section 12(d)(1). The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.
The Fund may be subject to risks related to investments in ETFs and other exchange-traded investment vehicles.
The Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end
management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.
Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its net asset value. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.
The Fund may be subject to risks related to hedging.
The Fund will and the Portfolio Funds and operating companies in which the Fund invests may employ hedging techniques designed to reduce the risks of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices or currency exchange rates may result in a poorer overall performance for the Fund than if it or the funds and operating companies in which the Fund invests had not entered into such hedging transactions. In connection with employing hedging techniques, the Fund may acquire publicly-traded securities (via open market purchases or otherwise). In addition, if Lexington and FAV deem it necessary or advisable, Lexington or FAV may, in lieu of holding an investment directly, structure an investment as a derivative contract, instrument or similar arrangement designed to substantially replicate the benefits and risks of holding the otherwise permissible investment in the underlying fund. The Fund will likely enter into guarantees with counterparties in connection with any such hedging transactions, and may cross-guarantee amounts attributable to other investment vehicles managed by Lexington or FAV investing alongside the Fund. Such guarantees will not count towards restrictions on the Fund’s ability to borrow or incur leverage.
There may be risk related to large shareholders, including affiliates.
To the extent a large proportion of Shares is held by a small number of Shareholders (or a single common Shareholder), including affiliates of the Manager, the Fund is subject to the risk that these Shareholders may seek to sell Shares (including after expiration of any applicable “lock-up
period”) in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of Shares tendered by a small number of Shareholders (or a single common shareholder) may exceed the number of Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of Shares tendered by each Shareholder.
The Fund may be subject to risks related to repurchase agreements.
The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Manager, Lexington and/or FAV, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. The Manager, Lexington and/or FAV will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Manager, Lexington and/or FAV will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

The Fund may be subject to risks related to reverse repurchase agreements.
The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to its investment restrictions. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. If the Fund enters in reverse repurchase agreements and similar financing transactions in reliance on the exemption in Rule
18f-4(d),
the Fund may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule
18f-4
with respect to such transactions. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.
If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.
The Fund may be subject to risks related to restricted securities and Rule 144A securities.
The Fund may invest in “restricted securities,” which generally are securities that may be resold to the public only pursuant to an effective registration statement under the Securities Act or an exemption from registration. Regulation S under the Securities Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the Securities Act is an exemption that permits the resale of certain restricted securities to qualified institutional buyers. Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors. To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the Securities Act. However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.
Where an exemption from registration under the Securities Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the Securities Act. In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the Portfolio Fund Managers believe accurately reflects fair value.
Other Risks
The Board may make decisions on behalf of the Fund without Shareholder approval.
Shareholders have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the
day-to-day
management of the Fund’s investment and administrative activities to the Manager, subject to oversight by the Board. The Manager has in turn delegated the day-to-day
management of the Fund’s investment activities to Lexington and FAV.
The Fund may be subject to risks associated with changes in reference rates.
Certain of the Fund’s investments, payment obligations and financing terms may be based on floating interest rates, such as the London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offer Rate (“EURIBOR”), the Sterling Overnight Interbank Average Rate (“SONIA”), the Secured Overnight Financing Rate (“SOFR”), rates derived from SOFR, such as the SOFR Averages (“SOFR Averages”) published by the Federal Reserve Bank of New York (“FRBNY”), rates determined with reference to markets related to SOFR, such as the CME Term SOFR Rates (“Term SOFR”) published by the CME Group, and other similar types of reference rates (“Reference Rates”).
As a result of supervisory guidance and requirements of law, regulated entities have generally ceased investing in LIBOR contracts. All LIBOR settings have ceased to be published. In April 2023, however, the United Kingdom’s Financial Conduct Authority announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. and any still outstanding instruments or investments using synthetic LIBOR settings were expected to transition to alternative floating rate Reference Rates. On March 15, 2022, the Consolidation Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act (“LIBOR Act”), was signed into law in the United States. This legislation established a uniform benchmark replacement process for certain financial contracts that mature after June 30, 2023 that do not contain clearly defined or practicable LIBOR fallback provisions. The legislation also created a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate provided for in the LIBOR Act. Many legacy LIBOR contracts have been transitioned away from LIBOR either as a result of contractual fallbacks, negotiated amendments or as a result of the LIBOR Act. Some legacy contracts continued to use synthetic LIBOR. The discontinuance of synthetic LIBOR may have required the Fund to renegotiate credit agreements that continued to use synthetic LIBOR with the Fund’s portfolio companies, in order to replace synthetic LIBOR with an alternative Reference Rate, which may have an adverse effect on the Fund’s ability to receive attractive returns.
Although the transition process away from LIBOR was increasingly well-defined in advance of LIBOR’s anticipated discontinuation date, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement Reference Rate with respect to LIBOR. With regards to replacement Reference Rates for LIBOR, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced in 2017 its selection of SOFR, which is intended to be a broad measure of secured overnight U.S. Treasury repo rates and certain other related Reference Rates such as the SOFR Averages or Term SOFR, as appropriate replacements for LIBOR. Similarly, bank working groups and regulators in other countries have suggested other alternatives for their markets, including the SONIA in England. No alternative Reference Rate may become generally accepted and regularly implemented in the market in the same way that LIBOR was.
The elimination of a Reference Rate, including LIBOR, or any other changes or reforms to the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. The potential effect of a transition away from any Reference Rate, including LIBOR, on the Fund or the financial instruments in which the Fund may invest may not be able to be determined in advance, but will depend on a variety of factors, including (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new Reference Rates for both legacy and new products and instruments. Any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or net asset value. The Fund’s business, financial condition and results of operations could be materially adversely impacted by the market transition or reform of certain Reference Rates, including

LIBOR. There can be no assurances that the Fund will be able to manage its business in a profitable manner before, during or after any Reference Rate transition, such as the pending transition with respect to LIBOR.
The Fund may be subject to SOFR risk.
SOFR and other related Reference Rates such as SOFR Averages and Term SOFR may perform differently than LIBOR and other Reference Rates. SOFR and related Reference Rates such as SOFR Averages and Term SOFR are fundamentally different from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. LIBOR was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR and related Reference Rates such as SOFR Averages and Term SOFR are largely insensitive to the same sort of credit-risk considerations and to short-term interest rate risks. SOFR, for example, is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR has also been more volatile at times compared to other Reference Rates like LIBOR. For these reasons, among others, there is no assurance that SOFR, or related rates such as SOFR Averages and Term SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that such SOFR-based rates will be a suitable substitute for LIBOR. All SOFR-related rates have a limited history, SOFR having been first published in April 2018. The future performance of SOFR, and SOFR-related rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.
The Fund’s Portfolio Funds may be subject to force majeure events.
Portfolio Funds (including their underlying portfolio companies) may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, civil unrest, acts of God, fire, flood, hurricanes and other natural disasters, including extreme weather events from possible future climate change, outbreaks of an infectious disease, pandemic, or any other serious public health concern, war, terrorism, government shutdowns, labor strikes). Some force majeure events may adversely affect the ability of a party (including a Portfolio Fund or a counterparty to the Fund or a Portfolio Fund) to perform its obligations until the force majeure event can be remedied. In addition, the cost to a Portfolio Fund or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund invests specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more Portfolio Funds or its assets, could result in a loss to the Fund, including if its investment in such Portfolio Fund is canceled, unwound, or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its Portfolio Funds.
The Fund may be subject to weather and climatological risks.
As consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international, federal, state, and regional regulatory authorities. Climate change may cause more extreme weather conditions and increased volatility in seasonal temperatures, which can interfere with operations and increase operating costs, and damage resulting from extreme weather may not be fully insured. Many industries (e.g., electrical power, mining, manufacturing, transportation, and insurance) face various climate change risks, many of which could conceivably materially impact them. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, the discontinuance of certain operations, and related litigation), (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought, and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses, especially for electricity, and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on the Fund.
Epidemics/pandemics and other public health crises pose an ongoing risk to Fund investments and the financial markets generally.
Any public health emergency, including any new or variant outbreak of
COVID-19,
SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic diseases, or the threat thereof, could have a significant adverse impact on the Manager, Lexington, FAV, the Fund and the Portfolio Funds and operating companies in which the Fund invests and could adversely affect the Fund’s ability to fulfill its investment objectives.
The extent of the impact of any public health emergency, such as
COVID-19,
on the Fund or the Portfolio Funds and operating companies in which the Fund invests will depend on many factors, including the duration and scope of such public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and spending levels, and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, health crises caused by a pandemic could exacerbate other pre-existing
political, social, economic, market and financial risks.
COVID-19
has, for example, made it more difficult to value investment opportunities and decreased the number of investment opportunities in the market. Public health emergencies have the potential to materially and adversely impact the value and performance of the Fund’s investments, the Fund’s ability to source, manage and divest investments, and the Fund’s ability to achieve its investment objectives, all of which could result in significant losses to the Fund. In particular, a public health emergency may have a greater impact on leveraged assets.
Furthermore, such circumstances can have a negative impact on a counterparty’s ability to meet or willingness to honor its financial obligations (including, without limitation, its ability to extend credit or otherwise to transact with the Fund or the Portfolio Funds and operating companies in which the Fund invests). Conditions at such time may affect how counterparties interpret their obligations (and the Fund’s obligations) pursuant to counterparty arrangements such that the applicability, or lack thereof, of force majeure or similar provisions could also come into question and ultimately could work to the detriment of the Fund. In addition, the operations of the Fund, the Portfolio Funds and operating companies in which it invests, and Lexington or FAV may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel and movement, remote working requirements and other social, political, financial, legal and regulatory or other factors related to an actual or threatened public health emergency (such as the
COVID-19
pandemic), including its potential short-term and/or long-term adverse impact on the health of the personnel of any such entity or the personnel of any such entity’s key service providers. These circumstances also may hinder the Manager’s, Lexington’s, FAV’s, the Fund’s and/or any of the Portfolio Funds and operating companies in which the Fund invests’ ability to conduct their affairs and activities as they normally would, including by impairing usual communication channels and methods, hampering the performance of administrative functions such as processing payments and invoices, and diminishing their ability to make accurate and timely projections of financial performance.
The Fund and the Portfolio Funds may be impacted by the effects of the Russian invasion of Ukraine.
In February 2022, the Russian military commenced an invasion of Ukraine, which remains ongoing. Subsequently, the United States, United Kingdom and European Union have announced various sanctions against Russia, and may impose further sanctions designed to target the Russian financial system or take other actions against Russia. In addition, a number of countries have banned Russian planes from their airspace. U.S. and allied countries have recently announced they are committed to taking steps to prevent certain Russian banks from accessing international payment systems. Russia’s invasion of Ukraine, the resulting displacement of persons both within Ukraine and to neighboring countries and the increasing international sanctions could have a negative impact on the economy and business activity globally (including in the United States and other countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. Furthermore, given the ongoing nature of the conflict between the two nations and its ongoing escalation (such as Russia’s decision to place its nuclear forces on high alert and the possibility of significant cyberwarfare against military and civilian targets globally), it is difficult to predict the conflict’s ultimate impact on global economic and market conditions, and, as a result, the situation presents material uncertainty and risk with respect to the Fund and the performance of its investments or operations, and the ability of the Fund to achieve its investment objectives. Furthermore, if after subscribing to the Fund, an investor is included on a sanctions list, the Fund may be required to cease any further dealings with the investor’s interest until such sanctions are lifted or a license is sought under applicable law to continue dealings.
The effects of the China National Security Law may impact the Fund.
The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. In June 2019, protests began in connection with an amendment to Hong Kong’s extradition law and continued with increased size and intensity through the end of 2019 and into 2020. These protests resulted in disruptions to businesses in major business and tourist areas of Hong Kong and pushed Hong Kong’s economy into a recession for the first time since the Global Financial Crisis. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent
residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that the application of the National Security Law to conduct outside Hong Kong by non-permanent
residents of Hong Kong could limit the activities of or negatively affect Lexington, FAV the Fund or the funds and operating companies in which the Fund invests, either directly through
Co-Investments
or indirectly through Portfolio Funds.
The National Security Law has been condemned by the United States, the United Kingdom and several EU countries. On July 14, 2020, the United States signed into law the Hong Kong Autonomy Act (“HKAA”), which introduces sanctions on foreign persons who have “materially contributed” to the Chinese government’s recent actions in Hong Kong as well as on certain foreign financial institutions. Simultaneously, the United States issued an executive order declaring a national emergency with respect to the threat posed by the Chinese government’s actions in Hong Kong, formally suspending or eliminating any differential treatment of Hong Kong under U.S. law, including export control law, and authorizing sanctions on persons determined to be engaged in a broad array of anti-democratic or repressive activity. The United States has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies that it believes have contributed to the Chinese government’s activities in Hong Kong, including on July 20, 2020, adding 11 new Chinese companies to the Department of Commerce’s Entity List. In mid-July
the United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and United Kingdom, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which Lexington, FAV, the Fund, the funds and operating companies in which the Fund invests, either directly through
Co-Investments
or indirectly through Portfolio Funds, or any of their respective personnel or assets are located. In addition, any downturn in Hong Kong’s economy could adversely affect the financial performance of the Fund and its investments, or could have a significant impact on the industries in which the Fund participates, and may adversely affect the operations of Lexington, FAV, the Fund and the funds and operating companies in which the Fund invests, either directly through
Co-Investments
or indirectly through Portfolio Funds, including the retention of investment professionals located in Hong Kong.

Environmental matters may impact the Fund.
Environmental laws, regulations, and regulatory initiatives play a significant role in certain industries and can have a substantial impact on investments in these industries. For example, global initiatives to minimize pollution have played a major role in the increase in demand for natural gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. Certain industries will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental organizations
and special interest groups. The Fund may invest in investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations, and permit requirements, and there can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. Standards are set by these laws and regulations regarding certain aspects of health and environmental quality, and they provide for penalties and other liabilities for the violation of such standards and establish, in certain circumstances, joint and several obligations to remediate and rehabilitate current and former facilities and locations where operations are, or were, conducted or where materials were disposed. New and more stringent environmental and health and safety laws, regulations, and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on investments or potential investments (or their respective underlying portfolio companies). Compliance with such current or future environmental requirements does not ensure that the operations of the Fund’s investments will not cause injury to the environment or to people under all circumstances or that the Fund’s investments will not be required to incur additional unforeseen environmental expenditures. Environmental hazards could expose the investments to material liabilities for property damages, personal injuries, or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with regulatory or legal requirements could have a material adverse effect on an investment (or its underlying portfolio companies) or project, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations, and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims. Any noncompliance with these laws and regulations could subject the Fund and its properties to material administrative, civil, or criminal penalties or other liabilities. See also “Weather and Climatological Risks” herein.
Increasing scrutiny of ESG matters may impact the Fund.
Lexington and its affiliates are subject to increasing scrutiny from regulators, elected officials, investors and other stakeholders with respect to ESG matters, which may adversely impact the ability of the Fund to raise capital from certain investors, constrain capital deployment opportunities for the Fund and impact Lexington’s brand and reputation. With respect to the alternative asset management industry, in recent years, certain investors, including public pension funds, have placed increasing importance on the impacts of investments made by the private funds to which they commit capital, including with respect to climate change and diversity, among other aspects of ESG.
On the other
hand, anti-ESG sentiment
has also gained momentum across the United States, with several states having enacted or proposed “anti-ESG” policies,
legislation or issued related legal opinions. For example, (i) boycott bills in certain states target financial institutions that are perceived as “boycotting” or “discriminating against” companies in certain industries (e.g., energy and mining) and prohibit state entities from doing business with such institutions and/or investing the state’s assets (including pension plan assets) through such institutions, and (ii) ESG investment prohibitions in certain states require that relevant state entities or managers/administrators of state investments make investments based solely on “pecuniary factors” without consideration of ESG factors. If investors subject to such legislation viewed the Fund’s or the Manager’s ESG considerations as being in contradiction of such “anti-ESG” policies,
legislation or legal opinions, such investors may not invest in the Fund and Lexington’s ability to maintain the size of its funds could be impaired. Alternatively, such investors may seek confirmation that Lexington’s ESG practices and the weight Lexington places thereon are consistent with such state requirements as a condition to their investment in the Fund. The Manager will consider the appropriate approach in this regard in its sole discretion, however, investors’ differing views on ESG increases the risk that any action or lack thereof with respect to consideration of responsible investing or ESG-related practices
will be perceived negatively by certain investors.
Accordingly, the Manager is expected to be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, including the role of ESG in the investment process. This divergence increases the risk that any action or lack thereof with respect to ESG matters will be perceived negatively by at least some potential stakeholders and could adversely impact Lexington’s reputation. If Lexington and its affiliates do not successfully manage ESG-related expectations
across the varied interests of its stakeholders, including existing or potential investors, the Fund’s ability to access and deploy capital may be adversely impacted. In addition, a failure to successfully manage ESG-related expectations
may negatively impact Lexington’s business, erode stakeholder trust and constrain investment opportunities.
Recent developments in the banking sector may impact the Fund.
Recent bank closures in the United States have caused uncertainty for financial services companies and fear of instability in the global financial system generally. In addition, certain financial institutions – in particular smaller and/or regional banks – have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include the Fund and/or its Portfolio Funds) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, may be similarly impacted, and it is uncertain what steps (if any) regulators may take in such circumstances. As a consequence, for example, the Fund and/or its Portfolio Funds may be delayed or prevented from accessing money, making any required payments under their own debt or other contractual obligations or pursuing key strategic initiatives, and limited partners may be impacted in their ability to honor capital calls and/or receive distributions. In addition, such bank failures or instability could affect, in certain circumstances, the ability of both affiliated and unaffiliated joint venture partners, co-lenders, syndicate
lenders or other parties to undertake and/or execute transactions with the Fund, which in turn may result in fewer investment opportunities being made available to the Fund, result in shortfalls or defaults under existing investments, or impact the Fund’s ability to provide additional follow-on support
to Portfolio Funds. In addition, in the event that a financial institution that provides credit facilities and/or other financing to a Fund or its Portfolio Funds closes or experiences distress, there can be no assurance that such bank will honor its obligations or that the Fund or such Portfolio Funds will be able to secure replacement financing or capabilities at all or on similar terms. There can be no assurances that the Fund or its Portfolio Funds will establish banking relationships with multiple financial institutions, and the Fund and its Portfolio Funds are expected to be subject to contractual obligations to maintain all or a portion of their respective assets with a particular bank (including, without limitation, in connection with a credit facility or other financing transaction). Uncertainty caused by recent bank failures—and general concern regarding the financial health and outlook for other financial institutions—could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect the Fund, its Portfolio Funds or their respective financial performance.
The exit of the United Kingdom from the European Union may impact investments in the UK, EU and the broader global economy.
As part of the process of the United Kingdom (“UK”) leaving the European Union (“EU”), the EU and the UK agreed an
EU-UK
Trade and Cooperation Agreement (“FTA”) that governs the trading relationship between the UK and the member states of the EU from and after January 1, 2021. Broadly, the FTA provides for zero tariffs and zero quotas on all goods that comply with the appropriate rules of origin, but is subject to the both parties maintaining a level playing field in areas such as environmental protection, social and labour rights, investment, competition, state aid, and tax transparency.
UK regulated firms in the financial sector are adversely affected by these arrangements because the FTA does not provide for continued access by UK firms to the EU single market—although there is the possibility that in time, the UK may obtain a recognition of equivalence from the EU in certain financial sectors which would enable varying degrees of access to the EU market. Similarly, notwithstanding zero tariffs and zero quotas on goods, market access for those firms that conduct cross-border trade in goods will fall below what the single market previously allowed.
Non-tariff
barriers, customs declarations, customs checks, restrictions on movements of employees, withdrawal of recognition of previously recognized professional qualifications, changes in the status of the UK vis-à-vis
the EU for tax and VAT purposes, and other sources of friction have the potential to impair the profitability of a business, require it to adapt, or even relocate to operate through an establishment in the EU.
It will take some time to observe the many and varied effects on UK businesses of the consequences of leaving the single market and customs union (taking into account the flow of goods and services in both directions). Given the size and global significance of the UK’s economy, uncertainty, at least in the near term, about the effect of the FTA on the day-to-day
operations of those businesses that engage in the cross-border trade of goods or services between member states of the EU and the UK may be a continued source of currency fluctuations or have other adverse effects on international markets, international trade and other cross-border cooperation arrangements. The present uncertainty could therefore adversely affect the Fund, the performance of its Portfolio Funds and its ability to fulfil its investment objectives (especially if its Portfolio Funds include, or expose it to, businesses that have historically relied on access to the single market for their custom or that have historically relied on sourcing goods, materials or labor from the single market).
The Fund and the Portfolio Funds may be impacted by the effects and aftermath of the October 7th Attacks on Israel
On October 7th, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). As of the date of this prospectus, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which the Fund invests), and therefore could adversely affect the performance of the Fund. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to the Fund and the performance of its Portfolio Funds and operations, and the ability of the Fund to achieve its investment objective. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described herein. Similar risks exist to the extent that any Portfolio Funds (or their underlying portfolio companies), service providers, vendor or certain other parties have material operations or assets in the Middle East, or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7th Attacks, and the United States (and/or other countries) may announce further sanctions related to the ongoing conflict in the future. Risks related to sanctions described elsewhere herein apply to such sanctions as well.
Terrorist activities may negatively impact certain investments in the Middle East or certain asset types.
U.S. activities in Iran, Iraq, Afghanistan, and Syria, for example, and terrorist attacks of unprecedented scope have caused instability in the world financial markets and may generate global economic instability. The continued threat of terrorism and the impact of military or other action have led to and will likely lead to increased volatility in prices for commodities and could affect the Fund’s financial results. Further, the United States government has issued public warnings indicating that energy assets might be a specific target of terrorist organizations. Portfolio Funds (including their underlying portfolio companies) may involve significant strategic assets having a national or regional profile. The nature of these assets could expose them to a greater risk of being the subject of a terrorist attack than other assets or businesses. Any terrorist attacks that occur at or near such assets would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage.
Global developments may negatively impact Asian economies.
Many countries in Asia are heavily dependent upon international trade, and the United States and Europe remain important export markets for many economies in the region. Consequently, countries in the region may be adversely impacted by economic and political developments in other parts of the world, particularly in the case of significant contractions and weakening in demand in primary export markets or enactment of trade barriers by key trading partners. The global financial crisis in 2009 caused significant dislocations, illiquidity and volatility in the wider global credit and financial markets, including markets in Asia. While the volatility of global financial markets has largely subsided, there are rising political tensions within the region and globally, leaders in the United States and several European nations have risen to power on protectionist economic policies, and there are growing doubts about the future of global free trade. There can be no certainty that economies in the region may not be impacted by future shocks to the global economy. Further, the U.S. presidential administration and certain members of the U.S. congress have previously expressed and continue to actively express support for renegotiating international trade agreements and imposing a “border tax adjustment.” In addition, both the United States and China are currently engaged in sometimes hostile negotiations regarding their international trade arrangements, and each side has engaged or threaten to engage in an escalation of domestic protective measures such as tariff. Commonly referred to as a “trade war”, the ongoing negotiations between the United States and China has led to significant uncertainty and volatility in the financial markets. As of the date of this Prospectus, the future of the relationship between the United States and China is uncertain, and the failure of those countries to resolve their current disputes could have materially adverse effects on the global economy. This, and/or future downturns in the global economy, significant introductions of barriers to trade or even bilateral trade frictions between the region’s major trading partners and the United States or countries representing key export markets in Europe could adversely affect the financial performance of an underlying fund’s investment and such underlying fund could lose both invested capital in and anticipated profits from the affected investments.
The Fund is subject to cybersecurity risk.
The Fund depends on Lexington to develop or procure and utilize appropriate systems for the Fund’s activities, and Lexington and the Fund depend heavily upon computer systems to perform necessary business functions. Lexington’s and the Portfolio Funds’ information and technology systems and those of companies on which the Fund relies and in which the Fund invests are, just as with other companies, vulnerable to potential damage or interruption from cyber-attacks (such as computer viruses, malicious software, infiltration or tampering by unauthorized persons, ransomware demands and denial of service attacks), security breaches (such as physical and electronic break-ins),
network failures, computer and telecommunication failures, ransomware demands, denial of service attacks, usage errors by their respective professionals, power outages, and catastrophic events such as fires, tornadoes, floods, hurricanes, and earthquakes. Although Lexington has implemented, and the Portfolio Funds and (where applicable) portfolio companies likely will have implemented, various measures to manage risks relating to these types of events, if important systems are compromised, become inoperable for extended periods of time or cease to function properly, it likely would be necessary for Lexington, the Fund and/or a Portfolio Fund or portfolio company to make a significant investment to fix or replace them. Portfolio Funds may be invested in or otherwise involved with companies that have experienced cybersecurity events and that, given the rise of cybersecurity incidents, may become involved in future cybersecurity events. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The failure or inadequacy of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Lexington’s, the Fund’s, a Portfolio Fund’s and/or portfolio company’s operations and result in a failure to maintain capabilities essential to the Fund’s operations and / or the security, confidentiality, and privacy of proprietary or sensitive data and information (including personal information of investors and their personnel and beneficial owners) that is processed and stored in, and transmitted through, the computer systems and networks of Lexington, the Fund, any third parties on which the Fund relies or their downstream vendors. Such a failure could harm Lexington’s, the Fund’s and/or a Portfolio Fund’s or portfolio company’s reputation, subject any such entity and their respective affiliates to legal claims, and otherwise affect their business and financial performance. If a significant number of Lexington’s personnel were to be unavailable in the event of a disaster, Lexington’s ability to effectively conduct the Fund’s business could be severely compromised. In addition, there are increased risks relating to Lexington’s reliance on its computer programs and systems if Lexington’s personnel are required to work remotely for extended periods of time as a result of events such as an outbreak of infectious disease or other adverse public health developments (such as have persisted during the
COVID-19
pandemic) or natural disasters, including an increased risk of cyber-attacks and unauthorized access to Lexington’s computer systems.
Lexington’s service providers are subject to the same electronic information security threats as Lexington. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the Fund, may become inaccessible and personally identifiable information of individual Shareholders may be lost or improperly accessed, used or disclosed. Notwithstanding the diligence that Lexington performs on its service providers, Lexington often is not in a position to verify the risks or reliability of their respective information technology systems.
The loss or improper access, use or disclosure of Lexington’s or the Fund’s proprietary information may cause Lexington or the Fund to suffer, among other things, financial loss, the disruption of their business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a negative effect on the Fund.
There are certain costs (e.g.,
on-line
time) and possible risks (e.g., slow downloading time, system outages and documents being quarantined in “fire walls”) associated with electronic delivery. Moreover, Lexington cannot provide any assurance that these communication methods are secure and will not be responsible for any security breaches, computer viruses, problems or malfunctions resulting from any computer viruses or other problems that may be associated with the use of an internet based system.
The Fund is subject to data protection risks.
The Fund, the Manager, Lexington, FAV, their respective affiliates and/or service providers and the Fund’s portfolio investments may each receive, store, process and use personal data, including through the use of third-party processors and cloud-based and other service providers. Legal requirements relating to the collection, storage, handling and transfer of personal data continue to develop in different countries. Certain activities of the Manager, Lexington, FAV and the Fund and/or their respective affiliates may, for example, be subject to the EU’s General Data Protection Regulation (the “GDPR”), the California Consumer Privacy Act, the UK Data Protection Act 2018, the Swiss Federal Data Protection Act or the Cayman Islands Data Protection Law Act (together with other applicable laws, and each as may be amended or replaced from time to time, the “Privacy and Data Protection Laws”). A breach of such laws could result in negative publicity and may subject the Fund to significant costs associated with regulatory sanctions, civil liability for claims in damages from data subjects or third parties, and other penalties. Certain violations can even result in, in the case of the GDPR, for example, fines of up to 4% of total annual worldwide turnover or €20 million (whichever is higher), depending on the type and severity of the breach. Under some Privacy and Data Protection Laws, it is an offense not to notify the appropriate regulator of a security breach of personal data (or similar personal data breaches), or to notify the data subjects affected by the breach. Compliance with Privacy and Data Protection Laws requires implementing effective policies and procedures that reflect the applicable law, and maintaining an ongoing and active monitoring program. The implementation and maintenance of such programs may lead to an increase in compliance costs, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. The costs of compliance with, and other burdens imposed by, such laws will be borne (whether directly or indirectly) by the Fund and may, therefore, affect any returns that would otherwise be available to investors. Further, the Manager, Lexington and/or FAV may not be able to accurately anticipate further legislative evolution in the field of data protection and privacy or the ways in which regulators and courts will apply or interpret the Privacy and Data Protection Laws. If such laws are implemented, interpreted or applied in a manner inconsistent with the Manager’s, Lexington’s and/or FAV’s expectations, that may result in the Manager’s, Lexington’s and/or FAV’s business practices changing in a manner that adversely impacts the Fund. The resources required for day-to-day
operations and for dealing with exceptional circumstances may divert the Manager’s, Lexington’s and/or FAV’s time and effort from other activities relating to the management of the Fund and entail substantial expense.
The Fund is subject to social media and publicity risk.
The use of social networks, message boards, internet channels and other platforms has become widespread within the United States and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation, without independent or authoritative verification. Any such information or misinformation regarding the Manager, the Fund or a Private Asset could have a material adverse effect on the value of the Fund.
Technological or other innovations and industry disruptions may negatively impact the Fund.
In the current period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect Lexington, the Fund and its Portfolio Funds or alter the market practices the Fund’s strategy has been designed to function within and on which the Fund’s strategy depends for investment return. Moreover, given the pace of innovation in recent years, such technological innovation may adversely impact Lexington, the Fund and its Portfolio Funds in a manner that may not have been foreseen, or foreseeable, at the time the Fund made its investment. For example, recent technological developments in artificial intelligence, including machine learning technology and generative artificial intelligence such as ChatGPT (collectively, “AI Technologies”), pose risks to Lexington, the Fund and its Portfolio Funds. Any of these technological innovations could damage the Fund’s Portfolio Funds (or their underlying portfolio companies), significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of investments.
AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate, nor does Lexington expect to be involved in the collection of such data or development of such algorithms in the ordinary course. Moreover, with the use of AI Technologies, there exists a lack of transparency of how inputs are converted to outputs and Lexington in no way will be able to verify this process and its accuracy. Accuracy of such inputs and the resulting impact on the modeling of AI Technologies cannot be verified and could result in risk of diminished quality control or false or misleading information, including coding that may be used by Lexington, the Fund, its Portfolio Funds or a third-party. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputation. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact Lexington, the Fund and its Portfolio Funds (and their underlying portfolio companies) to the extent they rely on the work product of such AI Technologies.
AI Technologies could also be misused or misappropriated by third-parties and/or employees of Lexington. For example, there is a risk that a user may input confidential information, including material non-public
information, or personal identifiable information into AI Technologies applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party AI Technologies applications and users. Moreover, Lexington will not necessarily be in a position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided, even where it has sought contractual protection against such use. The use of AI Technologies, including potential inadvertent disclosure of confidential Lexington, Fund or Portfolio Funds information or personal identifiable information, could also lead to legal and regulatory investigations and enforcement actions. For example, certain revenue management system software providers are subject to lawsuits and investigations alleging antitrust violations in connection with the use of algorithmic price setting technologies. There is no guarantee that AI Technologies utilized or developed by operating partners or service providers will not present similar risks in the future and Lexington, the Fund or the Fund’s investments could experience directly or indirectly negative impacts or otherwise be subject to or implicated by litigation or investigations involving any possible violation of laws related to use of these technologies by operating partners or service providers. AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto. For more information on risks relating to information security, see also “The Fund is subject to cybersecurity risk” herein.
Lexington personnel are instructed to limit their use of public AI tools, and to refrain from using non-public
or personal information with such tools. Lexington continues to consider formal internal policies governing use of AI Technologies by its personnel, including in connection with Lexington’s investment activities, and such internal policies, if adopted, can be expected to be periodically evaluated and adjusted as AI Technologies continue to advance. Notwithstanding any preventative policies (if adopted) or practices that aim to restrict or govern the use of AI Technologies, it is possible that the Fund’s Portfolio Funds (or their underlying portfolio companies) and/or other entities or persons connected to Lexington and/or the Fund, could utilize AI Technologies in contravention of such policies or otherwise misuse AI Technologies.
AI Technologies and their applications, including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments. For example, if Lexington were to share or license AI Technologies, including ones that include some degree of internal development, with investors, Portfolio Funds, their underlying portfolio companies, or other third parties, such activity could introduce a number of additional risks to Lexington, the Fund, Portfolio Funds and their respective portfolio companies, or other users of such AI Technologies. Regulations related to AI Technologies may also impose certain obligations on organizations, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance,
could have an adverse effect on organizations connected to Lexington, the Fund, Portfolio Funds and their respective portfolio companies. For example, the EU is in the process of implementing a new regulation applicable to certain AI Technologies and the data used to train, test and deploy them (the “EU AI Act”). Once in effect, the EU AI Act will impose material requirements on both the providers and deployers of certain AI Technologies, with infringements punishable by sanctions including fines of up to 7% of total annual worldwide turnover or 35 million euros (whichever is higher) for the most serious breaches. These obligations will apply on an extraterritorial basis. Preparing for and complying with the EU AI Act and other regulations related to AI Technologies could involve material compliance costs and/or adversely affect the operations or performance of Lexington, the Fund, Portfolio Funds and their respective portfolio companies. Additional, unanticipated risks may emerge as use cases for AI Technologies are developed further and as the technology underlying AI Technologies continue to evolve.
The Fund may fail to qualify as a RIC under Subchapter M of the Code.
The Fund has elected to be treated, and intends to operate in a manner so as to qualify for treatment in each taxable year, as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income
and annual distribution requirements. If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and Shareholders. See “Material U.S. Federal Income Tax Considerations.”
Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Manager, Lexington and FAV obtain information from or about the underlying investments in which the Fund is invested. Portfolio Funds and Portfolio Fund Managers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from Portfolio Funds or Portfolio Fund Managers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.
If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests (as defined below in “Material U.S. Federal Income Tax Considerations—Qualification and Taxation as a Regulated Investment Company”), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified
assets, may be difficult to pursue because of the limited liquidity of the Fund’s investments. While relevant tax provisions afford a RIC a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to effect a sale of an investment may limit the Fund’s use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the Diversification Tests or other RIC requirements, the Fund may fail to qualify as a RIC under the Code. If the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to the Shareholders generally would be treated as corporate dividends. See “Material U.S. Federal Income Tax Considerations
—
Failure to Qualify as a Regulated Investment Company.” In addition, the Fund is required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from the Portfolio Funds or Portfolio Fund Managers. If the Fund does not receive sufficient information from the Portfolio Funds or Portfolio Fund Managers, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income (in addition to the corporate income tax). The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital).
In order to comply with the RIC rules or for other reasons, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may hold such investments through one or more U.S. or
non-U.S.
corporation(s) (or other entity treated as such for U.S. tax purposes), and the Fund would indirectly bear any U.S. or
non-U.S.
taxes imposed on such corporation(s). The Fund’s need to hold such investments through such U.S. or
non-U.S.
corporation(s) in order to satisfy the 90% Gross Income Test (as defined below) may jeopardize its ability to satisfy the Diversification Tests (as defined below), which may make it difficult for the Fund to qualify as a RIC for U.S. federal income tax purposes. The Fund may also be unable to make investments that it would otherwise determine to make as a result of the desire to qualify for the RIC rules.
In addition, the Fund may directly or indirectly invest in Portfolio Funds located outside the United States. Such Portfolio Funds may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse U.S. tax consequences can be associated with certain foreign investments, including potential U.S. withholding taxes on foreign investment entities with respect to their U.S. investments and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as “controlled foreign corporations” or “passive foreign investment companies.”

The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to a 4% U.S. federal excise tax to the extent they exceed the Excise Tax Distribution Requirements (as defined below), in addition to the corporate income tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement. See “Material U.S. Federal Income Tax Considerations—Qualification and Taxation as a Regulated Investment Company.”
Withholding Risk Applicable to Secondaries Funds.
Unless an applicable
non-foreign
affidavit is furnished or another exception applies, if any portion of gain, if any, on a disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes would be treated as effectively connected with the conduct of a U.S. trade or business, the transferee of such interest is required to withhold 10% of the amount realized on such disposition from a foreign transferor (and the Portfolio Fund would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). As a secondaries investment fund, the Fund may have a withholding obligation with respect to interests the Fund purchases in Portfolio Funds from foreign sellers. This withholding requirement may reduce the number of foreign sellers willing to sell interests in prospective Portfolio Funds and therefore reduce the number of investment opportunities available to the Fund. Additionally, if the Fund does not properly withhold from such foreign sellers, the Portfolio Fund would be required to withhold on future distributions to the Fund, which would negatively impact the Fund’s returns.
Risks Related to Hedging and Derivative Transactions.
The Fund may invest in certain securities, such as swaps, derivatives, hedges or foreign currency forward contracts, among others, which may be subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deduction, (ii) convert tax-advantaged,
long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) increase ordinary income distributions, (iv) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is subject to additional limitations), (v) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vi) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vii) adversely alter the characterization of certain complex financial transactions, and (viii) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. It could be more difficult for the Fund to comply with certain federal income tax requirements applicable to RICs if the tax characterization of the Fund’s investments is not clear or if the tax treatment of the income from such investments was successfully challenged by the IRS.
Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.
The Fund relies on certain exemptions in Rule
18f-4
to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule
18f-4,
“derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in
Rule 18f-4(d)(1)(ii),
reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule
18f-4(e)
when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Portfolio Funds that can be drawn at the discretion of the Portfolio Fund’s general partner). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund treats purchase price deferrals as unfunded commitment agreements for purposes of Rule
18f-4.
The Fund will rely on another exemption in Rule
18f-4(f)
when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced
(“TBA”) commitments, and dollar rolls) and
non-standard
settlement cycle securities, if certain conditions are met. When the Fund enters into a secondary transaction to purchase interests in underlying Portfolio Funds, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Portfolio Fund as the trade date for determining whether the purchase of the Portfolio Fund qualifies for the exemption for non-standard
settlement cycle securities transactions.
The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule
18f-4.
To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule
18f-4).
If the Fund fails to qualify as a “limited derivatives user” as defined in
Rule 18f-4
and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk
based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.
Tax laws are subject to changes which may adversely affect the Fund.
It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with a retroactive effect.
The nature of additional changes in U.S. federal, state, local or
non-U.S.
income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after-tax
rate of return of an investment in the Fund. Potential investors therefore should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.
There are risks related to the Incentive Fee.
The Incentive Fee payable by the Fund to the Manager, which is in turn paid in part by the Manager to Lexington, may create an incentive for Lexington to make investments on the Fund’s behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement.
Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund’s investments may be computed and paid on gain or income that is unrealized, and the Manager and Lexington are not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. The Manager and Lexington are not obligated to reimburse the Fund for any part of the incentive fee it received that was based on unrealized gain never realized as a result of a sale or other disposition of a Fund investment at a lower valuation in the future. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received. See “Investment Advisory and Management Agreement—Incentive Fee” and “—Incentive Fee Examples.”
The Incentive Fee is computed and paid on net profits that may include interest that has been accrued but not yet received in cash, such as market discount, debt instruments with payment in kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities, in addition to amounts related to unrealized capital appreciation. If there is a default on an investment by the obligor or such capital appreciation is not ultimately realized, it is possible that amounts previously used in the calculation of the Incentive Fee will become uncollectible, and each of the Manager, Lexington and FAV will have no obligation to refund any fees it received in respect of such accrued income. In addition, since in certain cases the Fund may recognize net profits before or without receiving cash representing such net profits and have a corresponding obligation to make an Incentive Fee payment, the Fund may have to sell some of its investments at times it would not consider advantageous, raise additional debt or equity capital or reduce new investments to meet its payment obligations.
The Fund, the Manager, Lexington and FAV are subject to ongoing regulatory scrutiny and reporting obligations.
The Fund, the Manager, Lexington and FAV may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors. In that connection, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Shareholder will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Shareholder will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation.
There is a risk that employee misconduct could occur with respect to the Fund.
The Manager’s, Lexington’s and FAV’s reputations are critical to maintaining and developing relationships with existing and prospective investors, as well as with the numerous third parties with which the Manager, Lexington, FAV and the Fund do business. In recent years, there have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry, and there is a risk that employee misconduct could occur with respect to the Fund. Misconduct by employees or by third-party service providers could cause significant losses to the Fund. Employee misconduct could include, among other things, binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful investments (which, in each case, would result in unknown and unmanaged risks or losses), or otherwise charging (or seeking to charge) inappropriate expenses to the Fund, the Manager, Lexington and/or FAV. In addition, any improper use or disclosure of confidential information by employees and third-party service providers, could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future activities. Furthermore, because of the Manager’s, Lexington’s and FAV’s diverse business entities and the regulatory regimes under which they operate, misdeeds by the Manager, Lexington, FAV (or its personnel) could result in foreclosing the Fund’s ability to conduct its activities in the manner otherwise intended. It is not always possible to detect, deter and/or prevent misconduct by employees and/or service providers, and the precautions the Manager, Lexington and/or FAV takes to detect and prevent this activity are not guaranteed to be effective in all cases. It is also the case that misconduct at the level of a company in which the Fund invests also could have a negative effect on such company, and potentially on the Fund, the Manager, Lexington and/or FAV, and similar challenges in detection, deterrence and prevention apply, to an even greater degree, at such level.
This offering is being made on a reasonable best-efforts basis by the Distributor.
This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of th
e value of his, her or its investment in the Shares. The Distributor is an affiliate of the Fund, the Manager, Lexington and FAV. As a result, the Distributor’s due diligence review and investigation of the Fund and this Prospectus cannot be considered to be an independent review.

POTENTIAL CONFLICTS OF INTEREST
Actual, potential, or apparent conflicts of interest may arise as a result of the relationships between Lexington and its affiliates on the one hand and the Fund and the Shareholders on the other. As Lexington’s business continues to evolve over time, it can be expected that Lexington and its affiliates and Lexington personnel would in the future engage in activities that result in conflicts of interest not addressed below. If any matter arises that Lexington and its affiliates determine in their good faith judgment may constitute an actual or potential conflict of interest, Lexington and its affiliates have the authority to take such actions as they determine in good faith to be necessary or appropriate to address the conflict and, upon taking such actions, Lexington and its affiliates will be relieved of any liability for such conflict to the fullest extent permitted by law and will be deemed to have satisfied their fiduciary duties related thereto to the fullest extent permitted by law. There can be no assurance that Lexington will resolve all conflicts of interest in a manner that is favorable to the Fund. The following discussion enumerates certain potential conflicts of interest, which should be carefully evaluated before making an investment in the Fund.
Incentive Fee
. The existence of Lexington’s incentive fee may create an incentive for Lexington to make riskier or more speculative investments on behalf of the Fund than would be the case in the absence of this arrangement.
In addition, the manner in which Lexington’s or, since Lexington generally does not control the timing of dispositions of underlying investments by Portfolio Funds, an underlying investment manager’s, entitlement to incentive fees is determined may result in a conflict between its interests and the interests of the Fund or Shareholders with respect to the sequence and timing of disposals of investments. For example, the ultimate beneficial owners of Lexington or such underlying investment manager are generally subject to U.S. federal and local income tax (unlike certain of the Shareholders). Accordingly, Lexington or such underlying investment manager may be incentivized to operate the Fund or a Portfolio Fund, as applicable, including to hold and/or sell investments, in a manner that takes into account the tax treatment of its incentive fee.
Stakes in Other Sponsors
. The Fund or other Lexington funds may have the ability to purchase interests in third-party asset managers (i.e., managers not affiliated with Lexington), and such transactions or ownership stakes could present conflicts of interest relevant to the Fund, including, for example, if such managers currently have or in the future make investments in the Fund or other Lexington funds or if the Fund or other Lexington fund were to invest in or alongside a private equity fund managed by such a third-party asset manager. There can be no assurance that such conflicts of interest will not have an adverse impact on the Fund.
Other Fees.
Lexington and its affiliates may be entitled to receive certain other fees, subject to the requirements of the 1940 Act. The Fund’s pro rata portion of any such fees received by Lexington or its affiliates will be distributed to the Fund based on the amount the Fund invested or committed, unless otherwise permitted by the 1940 Act. The portions of such fees allocable to other participating Lexington funds or accounts will not result in an offset of the Management Fee and Incentive Fee payable by Shareholders, even if such other funds or accounts provide for lower or no management fees for the investors or participants therein. Similarly, the portions of such fees allocable to third-party co-investors
will not result in an offset of the fees payable by the Fund. For the avoidance of doubt, compensation for Portfolio Fund Managers does not offset Management Fees or Incentive Fees.
Allocation of Investment Opportunities with Other Vehicles and Conflicting Fiduciary Duties to Other Collective Investment Vehicles and Managed Accounts
. Lexington is, from time to time, presented with investment opportunities that fall within the investment objectives or strategy of the Fund and other Lexington investment funds and/or managed accounts, and in such circumstances, Lexington will allocate such opportunities among the Fund and such other Lexington funds and/or managed accounts on a basis that Lexington reasonably determines in good faith to be fair and reasonable taking into account the sourcing of the transaction, the nature of the investment focus of each Lexington fund and managed account and applicable investment limitations and investment periods, risk profile and the relative amounts of capital available for investment, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for the Fund and each such other Lexington fund or managed account, the governing agreements of each of the Fund and such other Lexington fund or managed account, projected future capacity for investment of each applicable Lexington fund, diversification needs and prudent concentration levels, including exposure of the applicable Lexington fund(s) to specific portfolio companies and/or sponsors, the composition of each applicable Lexington fund’s portfolio, availability of other suitable investments for each applicable Lexington fund, the applicable Lexington fund(s)’ liquidity, the size of the applicable investment opportunity, the Lexington fund’s targeted rate of return, tax implications applicable to the investment opportunity, cash flow considerations, industry and other allocation targets, lender covenants and other limitations (if applicable), potential conflicts of interest, including whether each applicable Lexington fund has an existing investment in the security in question or the issuer of such security and whether any “right of first refusal” or similar right exists with respect to a specific Lexington fund, whether an investment opportunity requires additional consents or authorizations from each applicable Lexington fund, investors or third parties, the nature of the investment opportunity, including minimum and/or maximum investment amounts, whether an investment opportunity would enable a Lexington fund to qualify for certain programmatic benefits or discounts that are not readily available to other Lexington funds including, but not limited to, the ability to enter into credit arrangements with certain financial or governmental institutions, current and anticipated market conditions, excuse or exclusion rights granted to a limited partner or investor in such applicable Lexington fund(s); underlying sponsors preference for an investor or limited partner; underlying general partners directing investment opportunities exclusively to a particular Lexington fund, and other considerations deemed relevant by Lexington in good faith. Other Lexington funds (including any managed account (or similar arrangement structured through an entity) formed to invest a majority of its capital alongside the Fund or other Lexington investment funds and/or managed accounts (each such managed account (or similar arrangement), a “Special Account”) and co-investment
vehicles) will have different economic terms than the Fund (which could be more or less favorable to Lexington and its affiliates) or no fees or carry, which may incentivize Lexington and its affiliates to allocate investment opportunities (in whole or in part) to or away from the Fund. Moreover, Lexington has no obligation to allocate investment opportunities to the Fund that are within the investment objectives of other Lexington funds or accounts (including such funds and accounts that are not yet in existence) the primary objective of which is participating in “Sponsor Solutions” or acquiring interests in certain specified industries, sectors or geographies, and such Lexington funds or accounts may be given priority allocation rights with respect to opportunities within their investment objectives. For the avoidance of doubt, notwithstanding the primary objectives of such funds or accounts, such vehicles will likely be established with the purpose of investing a portion of their capital in secondary investments generally, similar to the Fund, and investment opportunities within such a vehicle’s objective (even if such opportunities do not consist solely of Portfolio Funds within, for example, the industry for which such vehicle was primarily established) may be allocated, in whole or in part, to such vehicle in lieu of or alongside the Fund. Lexington or its affiliates may in the future form one or more vehicles with investment objectives of the type described above. Lexington could also determine not to pursue opportunities as discussed herein or, alternatively, could later determine an opportunity is appropriate for the Fund after initially reviewing such opportunity for or on behalf of an other Lexington fund (and vice versa).
Lexington makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate and such determinations require it to make subjective judgments regarding application of the guidelines and arrangements described herein. Any such judgments and application involve inherent conflicts and risks that assumptions regarding investment opportunities may not ultimately prove correct. As such, there can be no assurance that the subjective judgments made by Lexington will prove correct in hindsight. Furthermore, in certain circumstances where the Fund is participating alongside one or more other Lexington funds in an investment opportunity, Lexington is expected to be required to make initial investment allocation decisions at the time of the signing of the related agreement. Lexington could change the applicable investment allocations as between the Fund and such other Lexington funds between such signing and/or funding of and the closing of such investment opportunity as it determines appropriate based on a number of factors, including (but not limited to) (i) changes in available capital (taking into account changes in capital commitment subscriptions, transfers, deployment of capital, reserves for future investments among other factors),

(ii) prevailing concentration limits in respect of sector, industry, geographic region or markets in question or (iii) reduced (or increased) capacity at the Portfolio Fund level (e.g., as a result of one or more sponsors of a Secondary Fund failing to approve a secondary sale or the amount of existing investor “roll-over” elections to Portfolio Funds differing from initial expectations). In such circumstances, the Fund’s and such other Lexington funds’ respective obligations related to any commitments (including expenses and broken deal fees and expenses) would be expected to change accordingly, provided that any such adjustments are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, Lexington could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Fund based on information available to Lexington at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more other Lexington funds (and vice versa) based on subsequent information received by Lexington in respect of such investment opportunity. In such circumstance, Lexington could determine to reallocate all or any portion of any such investment opportunity from the Fund to such other Lexington fund (or vice versa) (such fund from which an investment opportunity is being reallocated, a “Reallocating Fund”), including in circumstances where such Reallocating Fund has entered into a binding agreement with one or more third parties (any such reallocated investment opportunity, a “Reallocated Investment”). In such cases, if the non-Reallocating
Fund agrees to pursue the investment, Lexington will determine, in its sole discretion, whether and to what extent the non-Reallocating
Fund will reimburse the Reallocating Fund for any deferred costs (including non-refundable
or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Fund relating to such Reallocated Investment, and any such reimbursement would be made without the consent of the Board, the Shareholders, or otherwise, as applicable.
Lexington is considering forming separate investment vehicles with the primary objectives of acquiring interests in venture capital funds, acquiring interests in investment funds established in and/or focusing on investments in Latin America, acquiring interests in real estate funds and acquiring interests in credit funds, respectively. Therefore, the Fund may not always be allocated its pro rata share (or any portion) of certain investment opportunities that would otherwise have been allocated to the Fund. In determining compliance with the Fund’s investment limitations, any fees and expenses that are not included in the Fund’s commitment to a Portfolio Fund, as well as any amounts required to be re-invested
or are otherwise “recycled” pursuant to the terms of the governing agreement of any Portfolio Fund, shall be disregarded, and Lexington may discount amounts committed to a Portfolio Fund to the extent that Lexington does not believe, in its discretion, such amounts will actually be called by the underlying fund.
There can be no assurances with respect to the amount of any investment opportunity that will be allocated to the Fund. Lexington will determine the “available capital” of the Fund, Special Accounts, co-investment
vehicles and other Lexington funds or accounts in good faith, based on methodologies it deems appropriate, and which are subject to change from time to time, and which may result in the Fund receiving a greater or lesser portion of Portfolio Funds than would be the case under other methodologies, and such methodologies may be impacted by the use (or lack of use) of a credit facility by the Fund, Special Accounts, co-investment
vehicles and other Lexington funds and accounts. Lexington expects to determine “available capital” from time to time based in part on the Fund’s “net commitments” to Portfolio Funds (i.e., the commitments of the Fund to Portfolio Funds, less projected proceeds from Portfolio Funds that Lexington expects at such time to ultimately receive and utilize to cover credit facility obligations or obligations to Portfolio Funds).
Lexington may adjust such expectations from time to time, and such expectations may ultimately be incorrect (or such projected proceeds may ultimately never be received, in whole or in part).
As a result of opportunities available in the market and other considerations, other Lexington funds may primarily make investments that overlap with those targeted by the Fund, which may result in the Fund participating in certain investment opportunities to a lesser extent than would otherwise be the case (or not at all). Lexington and its affiliates may consider any transaction or series of related transactions as a whole when allocating investment opportunities between the Fund and other Lexington funds, and therefore Portfolio Funds that are otherwise appropriate for the Fund to invest in may be allocated in whole or in part to other Lexington funds, or allocation decisions may be based on the individual Portfolio Funds within an investment opportunity (and allocated, for example, among the Fund and other Lexington funds on a non-pro
rata basis as determined by Lexington in good faith).
Lexington may establish investment vehicles or accounts (including “evergreen” vehicles or accounts) in the future for the purpose of aggregating one or more investors’ existing interests in investment funds managed by other sponsors, and such vehicles or accounts may also make new investments, sourced by Lexington. Such Lexington-managed vehicles may participate in investment opportunities in accordance with the foregoing outside of the Fund. Such vehicles may invest in actual or proposed Portfolio Funds of the Fund, and may give rise to conflicts of interest between such vehicles, on the one hand, and the Fund, on the other. Lexington typically expects such vehicles or accounts to be non-discretionary
or, in certain cases, be subject to
opt-out
rights. There can be no assurance that such conflicts of interest will be resolved in a manner favorable to the Fund.
For purposes of investments that Lexington intends to make (or hold, if applicable) at the same time and on the same terms by the Fund, Special Accounts, co-investment
vehicles (including committed
co-investment
vehicles) or any other Lexington funds, Lexington looks to the underlying instrument in which an investment is made (for example, the price thereof), and not any leverage that the Fund, Special Accounts, co-investment
vehicles or any other Lexington fund may have applied with respect to such investment at any level. It is likely that the Fund will seek to use leverage for an investment as to which Special Accounts, co-investment
vehicles or other Lexington funds, as applicable, do not seek to do so, or vice versa (e.g., due to the availability of a credit facility (or lack thereof)). As a result of the foregoing, the terms of the Fund’s Portfolio Funds and the investment performance thereof may ultimately be materially different than the same with respect to Special Accounts, co-investment
vehicles (including committed
co-investment
vehicles) or any other Lexington funds.
Prospective investors should note that Lexington may from time to time, in consideration of the elements or dynamics of a particular transaction or series of transactions, determine in its sole discretion that it believes it is appropriate to involve one or more consortium partners and in such event may do so notwithstanding the foregoing allocation provisions. Consortium partners may include third parties, members of an investment’s or sponsor’s management teams, investors in Lexington’s managed accounts, or Shareholders. Consortium partners typically will invest alongside the Fund directly into an investment and not through a Lexington fund (but may participate through a Lexington-controlled holding vehicle). The allocation of investment opportunities to consortium partners may result in fewer co-investment
opportunities (or reduced allocations) being made available to the Shareholders.
The Fund is expected to be given the opportunity by underlying managers from time to time in connection with existing investments to “roll over” its interest(s) to new investment vehicles.
Co-Investments;
Syndication
. Prospective investors should note that Lexington reserves the right to offer co-investment
opportunities in its sole discretion, is not expected to offer co-investment
with respect to all Fund investments and may allocate any such opportunities in its sole discretion to, inter alia
, Shareholders, other Lexington funds, investors in other Lexington funds or third parties, including for example, on the basis of the size of investor commitments or relationships with Lexington funds, vehicles and accounts or Lexington as a firm. Prospective investors should note as well that Lexington expects to form committed co-investment
vehicles for certain Shareholders, investors in managed accounts or others, and certain of such vehicles will likely receive priority in co-investing
alongside the Fund in investment opportunities that Lexington has determined in good faith exceed prudent diversification levels for the Fund, which will reduce the co-investment
opportunities available and allocated to other investors. In addition, for the avoidance of doubt, Lexington may permit co-investors
and
co-investment
vehicles to participate in only a portion of the Portfolio Funds that form part of a single transaction. For example, in certain cases, co-investors
may not participate in one or more “stapled” Primary Funds that the Fund invests in, in connection with its investment in Secondary Funds in which certain co-investors
participate, or in specific categories or types of investment funds that form part of a single transaction in which the Fund participates. Lexington will offer opportunities to invest in committed co-investment
vehicles to investors in its sole discretion. The foregoing also applies to any co-investment
commitments (whether discretionary or otherwise) by a Special Account investor that are made to such investor’s Special Account as a separate “pool” of capital, as opposed to a separate co-investment
vehicle. The ability for a Shareholder to participate in such committed co-investment
vehicles will be determined by Lexington in its sole discretion. For the avoidance of doubt, co-invest
vehicles investing alongside the Fund (including committed
co-investment
vehicles) may from time to time be allocated a majority of any investment opportunity allocated thereto, alongside the Fund.
Spot Pricing
. A conflict exists for Lexington and its affiliates in allocating purchase prices to specific underlying investment funds that are purchased in a single transaction or a series of related transactions, and the methodologies utilized by Lexington and its affiliates to determine such allocations and purchase prices may differ amongst Lexington funds and specific underlying investment funds. In certain circumstances, the price allocated to a specific underlying investment fund on the Fund’s books and records may differ significantly from the price allocated to such fund in the applicable purchase agreement. In connection therewith, from time to time, Lexington or its affiliates may allocate (in whole or in part) an investment in one or more underlying investment funds that are part of a portfolio of interests to one or more other Lexington funds instead of the Fund, or other Lexington funds (e.g., co-investment
vehicles) may participate in some but not all investment funds that form a part of a single transaction. Such determination may be made on an investment fund basis or any other basis determined by Lexington to be appropriate. In all of these situations, the combined purchase price paid to a seller or received from a buyer would be allocated among the multiple investment funds, securities and instruments in the pool and therefore among the Fund, Special Accounts and other Lexington funds acquiring or selling any of the relevant investment funds, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Lexington could, in certain circumstances, allocate value to the Fund, Special Accounts and such other Lexington funds on a different basis than the contractual purchase price, and the portion of the purchase price allocated to such underlying funds may be lower than the portion of the purchase price such underlying fund was allocated in the applicable purchase agreement. Similarly, there will likely be circumstances in which the Fund, Special Accounts and other Lexington funds will sell assets in a single or related transactions to a buyer. In some cases, a counterparty will require an allocation of value in the purchase or sale contract, though Lexington could determine such allocation of value is not appropriate and should not be relied upon. Lexington will generally rely upon the reported value from underlying sponsors to determine the ultimate allocation of value, though it could also rely on internal analysis or obtain third-party valuation reports. See also “Valuation Matters” herein. Regardless of the methodology for allocating value, Lexington will have conflicting duties to the Fund, Special Accounts and/or other Lexington funds when they buy or sell assets together in a portfolio, including as a result of different financial incentives Lexington has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that any Portfolio Fund of the Fund will not be valued or allocated a purchase price that is higher than it might otherwise have been allocated if such Portfolio Fund were acquired or sold independently rather than as a component of a portfolio shared with Special Accounts and/or other Lexington funds. The foregoing may result in the Fund bearing a greater portion of the purchase price with respect to any transaction than would otherwise be the case. See also “Allocation of Investment Opportunities with Other Vehicles and Conflicting Fiduciary Duties to Other Collective Investment Vehicles and Managed Accounts” herein.
Indirect Transactions.
Subject to compliance with the requirements of the 1940 Act and applicable law, the Fund will from time to time make investments in which the Fund (directly or indirectly) acquires assets owned in whole or part (directly or indirectly) by other Lexington funds and proceeds indirectly flow from the Fund to such other Lexington funds. Other Lexington funds may similarly acquire assets indirectly from the Fund. For example, the Fund may invest in a sponsor’s “continuation vehicle” which acquires assets from an existing fund of such sponsor, and in which other Lexington funds invest (or vice versa). The Fund may also acquire fund interests from a fund-of-funds
in which other Lexington funds invest (or vice versa). Lexington will not be required to solicit third-party bids or obtain a third-party valuation prior to causing the Fund or any of its Portfolio Funds to participate in such transactions. Any resolution to such potential conflicts of interest will take into consideration the interests of the relevant clients, the circumstances giving rise to the conflict and applicable laws.
Allocation of Personnel
. Lexington personnel will devote such time as shall be reasonably necessary to conduct the business and operational affairs of the Fund in an appropriate manner. Although it is likely that some Lexington personnel will devote substantially all of their time to the Fund, other Lexington personnel will work on other projects, including Lexington’s other investment funds discussed, vehicles and/or accounts as provided herein and other vehicles. Conflicts may arise as a result of such other activities. The possibility exists that such entities could engage in transactions that would be suitable for the Fund, but in which the Fund might be unable to invest.
Competition from Other Lexington Funds
. Portfolio Funds (or their managers or underlying portfolio companies) in which the Fund or other Lexington funds have an interest may compete with the Fund or its Portfolio Funds for one or more investment opportunities. It is also possible that certain Portfolio Funds (or their managers or underlying portfolio companies) will engage in activities that may have adverse consequences on the Fund and/or its Portfolio Funds. The foregoing may give rise to conflicts of interest, and there can be no assurance that these matters will be resolved in a manner favorable to the Fund.
Material
Non-Public
Information; Regulatory Restrictions on Trading
. From time to time, Lexington and its affiliates expect, in a variety of circumstances including, without limitation, when Lexington considers a specific direct (or in some cases, indirect) investment opportunity or a Lexington fund sits on the advisory committee of an Portfolio Fund, to come into possession of material non-public
and/or price-sensitive information about certain securities. The Lexington funds generally are not free to act upon any such information, and Lexington’s possession of such information typically will limit the ability of the Fund to buy and sell such securities, even if such information was obtained in the context of the investment activities of a different Lexington fund, and even if the relevant information is not known to the Lexington personnel responsible for the investment decisions of the Fund. Additionally, from time to time, Lexington decides for compliance and similar reasons to restrict the Fund’s (and the other Lexington funds’) ability to buy and sell certain securities in light of information that Lexington has received or reasonably expects to receive, or for other reasons including but not limited to contractual obligations in connection with existing or prospective investments of the Fund or other Lexington funds. These restrictions apply to the Fund regardless of whether any sensitive information has actually been disclosed to the Lexington personnel responsible for its investment decisions, and could cause the Fund not to be able to initiate a transaction that it otherwise might have initiated and not to be able to sell an investment that it otherwise might have sold.
Senior Advisors and Advisors (collectively, “Advisors”)
. Lexington has engaged Advisors covering key areas of interest. Lexington’s Advisors work in an advisory capacity with Lexington’s professionals to leverage their strong local connections regarding market intelligence and investment-related resources, and from time to time assist Lexington in sourcing investment opportunities. The Fund shall, in Lexington’s discretion, bear its allocable share of the fees, costs, and expenses of such Advisors (including retainer payments). Advisors are not employees of Lexington or the Fund, therefore their compensation is in addition to Management Fees and Incentive Fees paid by the Fund. To the extent any such fees are paid by the Fund, they generally will not be reimbursed. Advisors engaged by Lexington may invest, participate, or engage in (for their own accounts or for the accounts of others), or may possess an interest in, other financial ventures and investment and professional activities of every kind, nature, and description, independently or with others, including but not limited to: management of other investment partnerships; investment in, financing, acquisition, or disposition of securities; investment and management counseling; providing brokerage and investment banking services; or serving as officers, directors, managers, consultants, advisers, or agents of other companies, partners of any partnership, members of any limited liability company or trustees of any trust (and may receive fees, commissions, remuneration or reimbursement of expenses in connection with these activities), whether or not such activities conflict with any interest of Lexington, the Fund, or their respective investors. Advisors may also serve as or be affiliated with placement agents.
Purchase Price Deferrals
. A conflict exists for Lexington and its affiliates in allocating purchase price deferrals to specific underlying investment funds that are purchased in a single transaction or a series of related transactions. In certain circumstances, the Fund and other Lexington funds and co-investment
vehicles may be allocated specific underlying investment funds within the same portfolio but with different payment schedules, and therefore other Lexington funds and co-investment
vehicles may benefit from longer payment schedules than the Fund.
Service Providers.
Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, investment or commercial banking firms, and certain other advisors and agents), to the Fund, Lexington, underlying funds, or any of their affiliates also provide goods or services to or have business, personal, political, financial, or other relationships with Lexington and its affiliates. From time to time such advisors and service providers are expected to include (i) Lexington or a related person or affiliate of Lexington, (ii) an entity with which Lexington or its affiliates or current or former members of their personnel have a relationship or from which Lexington or its affiliates or their personnel otherwise derive financial or other benefit, including for the avoidance of doubt an entity in which Lexington, an affiliate of Lexington or an individual associated with Lexington has an ownership interest; (iii) certain Shareholders or investors in other Lexington funds or their affiliates; (iv) actual or potential sources of investment opportunities; or
(v) co-investors
or transaction counterparties. Additionally, certain employees of Lexington may have family members or relatives employed by such advisors and service providers. These relationships may influence Lexington and its affiliates in deciding whether to select or recommend such a service provider to perform services for the Fund (the cost of which will generally be borne directly or indirectly by the Fund). Notwithstanding the foregoing, investment transactions for the Fund that require the use of a service provider will generally be allocated to service providers on the basis of Lexington’s judgment as to best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that Lexington believes to be of benefit to the Fund. In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for specific types of services provided to Lexington or its affiliates as compared to services provided to the Fund, which may result in more favorable rates or arrangements than those payable by the Fund.
Diverse Investor Group
. The Shareholders and investors in Special Accounts are generally based in a wide variety of jurisdictions and take a wide variety of forms. These investors may have conflicting investment, tax, and other interests with respect to their investments in the Fund or Special Accounts. The conflicting interests of individual investors may relate or arise from, among other things, the nature of investments made by the Fund or Special Accounts, and the structuring or the acquisition of investments. As a consequence, conflicts of interest may arise in connection with decisions made by Lexington, including with respect to the nature or structuring of investments, that may be more beneficial for one investor than for another investor, or more beneficial to the Fund, one or more Special Accounts than for the other investment vehicles participating in an investment, especially with respect to investors’ individual tax situations. For example, Lexington expects to generally underwrite Portfolio Funds by taking into account, inter alia, the financing thereof using the Fund’s credit facility, whereas Special Accounts participating in such Portfolio Funds will likely not benefit from the use of similar facilities. In addition, the Fund may make Portfolio Funds which may have a negative impact on related investments made by the investors in the Fund, Portfolio Funds or Special Accounts in separate transactions. In selecting and structuring investments appropriate for the Fund and Special Accounts, Lexington will consider the investment and tax objectives of the Fund and Special Accounts and the investors therein as a whole, and not the investment, tax or other objectives of any Shareholder individually.
Purchase of Interests by Lexington
. The Fund has the authority to consent to any transfer of all or a portion of a Shareholder’s Interest, including a transfer to Lexington or any of its affiliates. Any such transaction would present a conflict in that, by virtue of its role as such, Lexington would be expected to possess more information and more detailed information regarding the Fund and its investments and the value thereof than the relevant Shareholder.
There is no guarantee that the Fund will consider (or if it does consider, will consummate) a transfer of all or any portion of Shares from a Shareholder to Lexington or its affiliates, or that any such transfer will be available to Shareholders generally. Shareholders should not expect that any such transfer will be available at any time.
Multiple Franklin Templeton Business Lines
. Franklin Templeton has multiple business lines, which Lexington, the Fund, Portfolio Funds and third parties may, in certain circumstances, engage for services. As a result of these activities, Franklin Templeton is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. Franklin Templeton is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Fund. The Fund may also co-invest
with clients of Franklin Templeton or other persons with whom Franklin Templeton has a relationship in particular investment opportunities, and other aspects of these Franklin Templeton relationships could influence the decisions made by Lexington with respect to the Fund’s Portfolio Funds and otherwise result in a conflict. See also “Allocation of Investment Opportunities with Other Vehicles and Conflicting Fiduciary Duties to Other Collective Investment Vehicles and Managed Accounts” herein.
Additional Potential Conflicts.
The buyers and sellers, directly or indirectly, of Portfolio Funds will often be investors in the Fund and/or other Lexington funds (or affiliates of placement agents, or partial owners of Lexington), and Portfolio Funds may include limited partnership interests in other Lexington funds (whether as part of a broader portfolio, or as a standalone investment). In addition, the Fund will frequently invest in Portfolio Funds in which other Lexington funds (directly or indirectly) have a pre-existing
interest (and
vice versa
). While Lexington will seek to negotiate transactions in good faith and on an arm’s length basis, the foregoing matters present inherent conflicts of interest and there can be no assurance that there will not be an adverse impact on the Fund. For example, there can be no assurance that any Portfolio Fund or asset acquired by the Fund from an investor in the Fund and/or other Lexington funds will not be valued or allocated a sale price that is higher than might otherwise have been the case if such asset were acquired from another third party (or lower than might otherwise have been the case if the Fund is selling to such an investor). Lexington will not be required to solicit third-party bids or obtain a third-party valuation prior to causing the Fund or any of its Portfolio Funds to participate in such transactions. In the ordinary course of the Fund’s activities it may engage in transactions with affiliates on terms no less favorable to the Fund than are generally afforded to unrelated third parties in comparable transactions, and subject to compliance with the 1940 Act and applicable law. The officers, directors, members, managers, and employees of Lexington and its affiliates (on behalf of themselves or through family investment vehicles or similar accounts that they control or as to which they are the primary beneficiary) may trade in securities for their own accounts, which may differ from those purchased or sold for the Fund, subject to restrictions and reporting requirements as may be required by law or otherwise determined from time to time by Lexington. Lexington personnel may also maintain or make investments in or alongside, or otherwise have exposure to, funds managed by the same sponsor that manages certain assets of Lexington funds, such sponsors themselves and/or the same funds in which Lexington funds are invested. Subject to legal requirements and Lexington’s internal policies, such personnel may trade such securities in a manner inconsistent with the Lexington funds (
e.g
., such personnel may sell interest in funds that the Lexington funds are also invested in at different times and on different terms and/or at different prices than the Lexington funds). These activities could give rise to potential conflicts of interest and there can be no assurance that such activities will not have a material adverse effect on the Fund.
Other present and future activities of the Manager, Lexington or their affiliates may give rise to additional conflicts of interest. For example, Lexington has the authority to enter into other investment management businesses that could present further conflicts of interest. In the event that a conflict of interest arises, Lexington will attempt to resolve such conflict in a fair and equitable manner.

There can be no assurance that Lexington will identify or resolve all conflicts of interest in a manner that is favorable to the Fund.
Valuation Matters.
The fair value of all Portfolio Funds or of property received by the Fund in exchange for any of its Portfolio Funds will be determined by the Manager. Accordingly, the carrying value of a Portfolio Fund may not reflect the price at which the Portfolio Fund could be sold in the market, and the difference between carrying value and the ultimate realized proceeds could be material. The valuation of Portfolio Funds can be expected to affect the amount of the Incentive Fee and the amount of Management Fee payable by the Fund. There can be situations in which the Manager is potentially incentivized to influence or adjust the valuation of the Fund’s assets. For example, the Manager could be incentivized to employ valuation methodologies that improve the Fund’s track record and increase the adjusted cost of investments used to determine the amount of Management Fees due. The Manager has adopted valuation policies to address these potential conflicts.
The valuation of Portfolio Funds also affects the Fund’s performance and thereby affects the ability of Lexington to raise a successor fund to the Fund or other Lexington funds. As a result, from time to time there may be circumstances where Lexington is incentivized to determine valuations that are higher than the actual fair value, as applicable, of Portfolio Funds.
Adequacy of Reserves
. As is customary in the industry, the Fund may establish holdbacks or reserves, including for estimated accrued expenses, Management Fees, Incentive Fees, pending or anticipated liabilities, investments, claims and contingencies relating to the Fund. Estimating the appropriate amount of such reserves is difficult and inadequate or excessive reserves could impair the investment returns to Shareholders. If the Fund’s reserves are inadequate and Lexington is unable to draw down borrowings from a credit facility, the Fund may be unable to take advantage of attractive investment opportunities, fulfill its obligations to Portfolio Funds or protect its existing investments (
e.g
., participate in
follow-on
investments, which could cause the Fund’s interest to be diluted, or otherwise provide a Portfolio Fund with necessary capital to preserve the value of the Fund’s existing investment). Further, the allocation of investment opportunities among the Fund and other Lexington funds may depend, in part, on their respective reserves at the time of allocating the relevant opportunity, possibly resulting in different investment allocations if any such reserves are inadequate or excessive.
Business Benefits
. Prospective investors should note that Lexington and its affiliates from time to time engage in transactions with prospective and actual investors (including Shareholders) that entail business benefits to such investors. Such transactions may be entered into prior to or coincident with an investor’s admission to the Fund or during the term of their investment. The nature of such transactions can be diverse and may include benefits relating to the Fund, other Lexington funds and their respective portfolio investments. For example, Lexington may consider such business benefits when allocating co-investment
opportunities.

MANAGEMENT OF THE FUND
Trustees and Officers
The overall management of the business and affairs of the Fund is vested in the Board of Trustees. The Board of Trustees approves all significant agreements between the Fund and persons or companies furnishing services to the Fund. The day-to-day
operation of the Fund is delegated to the officers of the Fund and the Manager, subject always to the investment objectives, restrictions and policies of the Fund and to the general supervision of the Board of Trustees. Certain Trustees and officers of the Fund are affiliated with Franklin Resources, Inc., the parent corporation of the Manager, Lexington and FAV.
Manager
Franklin Templeton Fund Adviser, LLC, located at One Madison Avenue, 17th Floor, New York, New York 10010, serves as the Fund’s manager. The Manager is a registered investment adviser, provides administrative and certain oversight services to the Fund and supervises the day-to-day management
of the Fund’s portfolio by Lexington. As of March 31, 2026, the Manager’s total assets under management were approximately $133.87 billion.
Lexington
Lexington Advisors LLC, located at 399 Park Avenue, 20th Floor, New York, New York 10022, serves as a sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Private Assets. Lexington is registered as an investment adviser under the Advisers Act, and is an indirect, wholly-owned subsidiary of Franklin Resources Inc. Lexington Partners, a Delaware limited partnership that also is registered as an investment adviser with the SEC under the Advisers Act, is the direct owner of Lexington.
Lexington has originated, analyzed, negotiated, and closed over 750 secondary transactions acquiring over 5,200 private investment fund interests managed by more than 950 sponsors. Lexington’s secondary investment partners have worked together at Lexington for 19 years on average and are among the most experienced investment professionals in the secondary market. Lexington’s senior secondary investment professionals are supported by a team of professionals skilled in all aspects of global secondary, co-investment,
and primary origination, financial analysis, negotiation, monitoring and investor relations. Lexington’s global platform of experienced professionals located in major centers for private equity and alternative investing—New York, Boston, Menlo Park, Miami, London, Hong Kong, Santiago, Luxembourg, and Abu Dhabi—and senior advisors supporting our professionals globally, facilitates contact with investors and sponsors around the world.
FAV
Franklin Advisers, Inc., located at One Franklin Parkway, San Mateo, California 94403-1906, also serves as a sub-adviser
to the Fund and is responsible for making investment decisions for the Fund’s investments in Liquid Assets and Private Markets Debt Investments and allocating assets between the Private Asset portion of the portfolio and the Liquid Asset portion of the portfolio. FAV is registered as an investment adviser under the Advisers Act, and is an indirect, wholly-owned subsidiary of Franklin Resources Inc.
Portfolio Management
The personnel of Lexington who currently have primary responsibility for management of the Private Assets of the Fund’s portfolio are the members of the Evergreen Portfolio Committee. The Evergreen Portfolio Committee is composed of:
Wilson S. Warren—
Mr. Warren, Partner and President of Lexington, is primarily engaged in the management of Lexington and oversight for the secondary and co-investment
funds. He is a member of

Lexington’s Operating Committee. Prior to becoming President in 2018, Mr. Warren was responsible for the origination and evaluation of secondary purchases of private equity and alternative investments and the monitoring of Lexington’s U.S. secondary investments. He graduated from Williams College with a BA in economics. Prior to joining Lexington in 1994, Mr. Warren was an associate at Landmark Partners and prior to that he was an analyst in investment management at LaSalle Partners.
Clark D. Peterson
—Mr. Peterson is a Partner of Lexington primarily engaged in the origination and evaluation of secondary purchases of private equity and alternative investments. He graduated from Middlebury College with a BA in economics. Prior to joining Lexington in 2009, Mr. Peterson was an associate in private equity at Bear Stearns and prior to that he was an analyst in investment banking at Banc of America Securities.
Taylor T. Robinson
—Mr. Robinson is a Partner of Lexington primarily engaged in the origination and evaluation of secondary purchases of private equity and alternative investments. He graduated from Trinity College with a BA in economic public policy and law. Prior to joining Lexington in 2008, Mr. Robinson was an analyst in investment banking at JPMorgan.
Peter A. Grape
—Mr. Grape is a Managing Director of Lexington primarily engaged in the evaluation of secondary purchases of private equity and alternative investments. He graduated from Duke University with a BS in economics and a BA in history. Prior to joining Lexington in 2013, Mr. Grape was an associate in private equity at AlpInvest Partners and prior to that he was an analyst in corporate banking at Citigroup.
Omar Jabri
—Mr. Jabri is a Managing Director of Lexington primarily engaged in the evaluation of equity co-investments.
He graduated from Western University, Ivey Business School with a BA in business administration. Prior to joining Lexington in 2011, Mr. Jabri was an analyst in investment banking at Evercore Partners.
The personnel of FAV who currently have primary responsibility for management of the Liquid Assets of the Fund’s portfolio are:
Peter Blue, CFA
—Mr. Blue is the Head of Alternatives Solutions for Franklin Templeton Investment Solutions. He is responsible for the development and implementation of multi-asset alternatives capabilities for the Solutions team. Prior to his current role, Mr. Blue was a client portfolio manager for Franklin Templeton Investment Solutions. Mr. Blue holds a BS in business administration from Washington & Lee University, where he graduated magna cum laude. He also holds the Chartered Financial Analyst (CFA), Chartered Alternative Investment Analyst (CAIA) and Financial Risk Manager (FRM) designations. Mr. Blue is a member of the CFA Society New York and the Global Association of Risk Professionals (GARP).
Laura Green, CFA—
Ms. Green is a Portfolio Manager of FAV and joined Franklin Templeton in 2010.
Additional information about the portfolio managers’ compensation, other accounts managed by them and other information is provided in the SAI.

INVESTMENT MANAGEMENT ARRANGEMENTS
Lexington and FAV manage the Fund’s portfolio. The Manager supervises the day-to-day
management of the Fund’s portfolio by Lexington and FAV and provides administrative and management services necessary for the operation of the Fund.
Investment Management Agreement
Under the Fund’s investment management agreement with the Manager, subject to the supervision and direction of the Board, the Manager is delegated the responsibility of managing the Fund’s portfolio in accordance with the Fund’s stated investment objective and policies, making investment decisions for the Fund and causing the Fund to purchase and sell assets. The Manager has delegated the day-to-day
management of the Fund’s portfolio to Lexington. The Manager supervises the day-to-day
management of the Fund’s portfolio by Lexington and provides administrative and management services necessary for the operation of the Fund, such as (1) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund’s administrator, transfer agent, stockholder servicing agents, custodian and other independent contractors or agents; (2) providing certain compliance, accounting, regulatory reporting and tax reporting services; (3) preparing or participating in the preparation of Board materials, registration statements, reports and other communications to Shareholders; (4) maintaining the Fund’s existence; and (5) maintaining the registration and qualification of the Shares under federal and (if required) state laws.
The Manager also provides the office space, facilities, equipment and personnel necessary to perform the following services for the Fund: SEC compliance, including record keeping, reporting requirements and registration statements and proxy statements; supervision of Fund operations, including coordination of functions of the transfer agent, custodian, administrator, accountants, counsel and other parties performing services or operational functions for the Fund; and certain administrative and clerical services, including certain accounting services and maintenance of certain books and records.
The Fund’s investment management agreement will continue in effect, unless otherwise terminated, until two years from its effective date and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and (b) in either event, by a majority of the trustees of the Fund who are not “interested persons” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Trustees”) with such Independent Trustees casting votes in person at a meeting called for such purpose. The Fund’s investment management agreement provides that the Manager may render services to others. The Fund’s investment management agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the Fund when authorized either by a vote of holders of Shares representing a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Fund’s trustees, or by the Manager on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. The Fund’s investment management agreement provides that neither the Manager nor its personnel or affiliates shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Fund, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.
A discussion regarding the basis for the approval by the Board of the Investment Management Agreement is available in the Fund’s annual shareholder report for the Fund’s fiscal year ended March 31, 2026.
Sub-Advisory
Agreements
Lexington provides services to the Fund pursuant to an investment sub-advisory
agreement between the Manager and Lexington. Under the investment sub-advisory
agreement, subject to the supervision and direction of the Board and the Manager, Lexington will manage the Fund’s portfolio in accordance with the Fund’s investment objective and policies, make investment decisions for the Fund, place trades to purchase and sell Fund assets, and employ professionals who provide research services to the Fund. The investment sub-advisory
agreement between the Manager and Lexington will continue in effect, unless otherwise terminated, until two years from its effective date and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose. The Board or a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) may terminate the Fund’s investment sub-advisory
agreement without penalty, in each case on not more than 60 days’ nor less than 30 days’ written notice to Lexington. Lexington may terminate the investment sub-advisory
agreement on 90 days’ written notice to the Fund and the Manager. The Manager and Lexington may terminate the investment sub-advisory
agreement upon their mutual written consent. The investment
sub-advisory
agreement will terminate automatically in the event of its assignment.
FAV provides services to the Fund pursuant to an investment
sub-advisory
agreement between the Manager and FAV. Under the investment
sub-advisory
agreement, subject to the supervision and direction of the Board and the Manager, FAV will manage the Fund’s portfolio in accordance with the Fund’s investment objective and policies, make investment decisions for the Fund, place trades to purchase and sell Fund assets, and employ professionals who provide research services to the Fund.
The investment
sub-advisory
agreement between the Manager and FAV will continue in effect, unless otherwise terminated, until two years from its effective date and then will continue from year to year provided such continuance is specifically approved at least annually (a) by the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) in either event, by a majority of the Independent Trustees with such Independent Trustees casting votes in person at a meeting called for such purpose. The Board or a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) may terminate the Fund’s investment sub-advisory
agreement without penalty, in each case on not more than 60 days’ nor less than 30 days’ written notice to FAV. FAV may terminate the investment sub-advisory
agreement on 90 days’ written notice to the Fund and the Manager. The Manager and FAV may terminate the investment sub-advisory
agreement upon their mutual written consent. The investment
sub-advisory
agreement will terminate automatically in the event of its assignment.
A discussion regarding the basis for the approval by the Board of the
Sub-Advisory
Agreements is available in the Fund’s annual shareholder report for the Fund’s fiscal year ended March 31, 2026.
Management Fee
In consideration of the management services provided by the Manager, the Fund pays the Manager a quarterly Management Fee at an annual rate of 1.25% based on the value of the Fund’s net assets calculated and accrued monthly as of the last business day of each month. For purposes of determining the Management Fee payable to the Manager, the value of the Fund’s net assets will be calculated prior to the inclusion of the Management Fee and Incentive Fee, if any, payable to the Manager or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund. The Management Fee will be payable in arrears within 5 business days after the completion of the net asset value computation for the quarter. The Management Fee is paid to the Manager out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.
Purchased Shares are incorporated into the beginning of month net asset value and included in the computation of the Management Fee payable. Share repurchases are included in the computation of the Management Fee and Incentive Fee payable through the Valuation Date as described in “Repurchase of Shares.”
The Management Fee and Incentive Fee, if any, is paid to the Manager out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. This Management Fee is separate from the Incentive Fee that the Manager receives in the event that specified investment returns are achieved by the Fund. The Management Fee is payable in cash.
Incentive Fee
At the end of each calendar quarter, the Manager will be entitled to receive an Incentive Fee equal to 12.50% of the excess, if any, of (i) the Net Profits (as defined below) of the Fund for the relevant period over (ii) the then balance, if any, of the sum of the Hurdle Amount (as defined below) and the Loss Recovery Account (as defined below).
Specifically, the Manager will be entitled to receive an Incentive Fee in an amount equal to:

•
First
, if the Net Profits for the applicable period exceeds the sum of the Hurdle Amount for that period and the Loss Recovery Account (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Manager pursuant to this clause (any such amount, the
“Catch-Up”);
and

•	Second , to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Net Profits” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the end of such quarter, (B) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (C) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRIP exceeds (ii) the sum of (X) the net asset value of the Fund as of the beginning of such quarter and (Y) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such class issued in connection with the reinvestment through the DRIP of dividends paid, or other distributions made, by the Fund through the DRIP). The Manager will pay all of the Incentive Fee to Lexington.
“Hurdle Amount” means, for any quarter, that amount that results in a 5% annualized internal rate of return on the net asset value of the Fund as of the beginning of the quarter and the aggregate issue price of shares of the Fund issued during such quarter, taking into account:
(i) the timing and amount of all distributions accrued or paid (without duplication) on all shares of the Fund minus Fund expenses (excluding Distribution and Servicing Fees); and
(ii) all issuances of shares of the Fund over the period.
The ending net asset value of shares of the Fund used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Incentive Fee and applicable expenses for the Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any shares of the Fund repurchased during such period.
Except as described in Loss Recovery Account below, any amount by which Net Profits falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Recovery Account” means a memorandum account maintained by the Fund, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, before giving effect to any repurchases or distributions for such quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. For purposes of the Loss Recovery Account, the term “net losses” shall mean the amount by which (i) the sum of (A) the net asset value of the Fund as of the beginning of such quarter and (B) the aggregate issue price of shares of the Fund issued during such quarter (excluding any Shares of such class issued in connection with the reinvestment of dividends paid, or other distributions made, by the Fund through the DRIP) exceeds (ii) the sum of (X) the net asset value of the Fund as of the end of such quarter, (Y) the aggregate repurchase price of all shares repurchased by the Fund during such quarter and (Z) the amount of dividends and other distributions paid in respect of the Fund during such quarter and not reinvested in additional shares through the DRIP. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the “net losses” calculation, the net asset value shall include unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). Incentive Fees are accrued monthly and paid quarterly. For purposes of calculating Incentive Fees, such accruals are not deducted from net asset value.
The Manager does not return to the Fund amounts paid to it on net profits that the Fund has not yet received in cash if such amounts are not ultimately received by the Fund in cash. If the Fund does not ultimately receive amounts in cash, a loss would be recognized, which would increase the amount of the Loss Recovery Account and reduce future Incentive Fee payments.
Any Incentive Fee payable by the Fund that relates to an increase in value of the Fund’s investments may be computed and paid on gain or income that is unrealized, and the Manager is not obligated to reimburse the Fund for any part of an Incentive Fee it previously received. If a Fund investment with an unrealized gain subsequently decreases in value, it is possible that such unrealized gain previously included in the calculation of an Incentive Fee will never become realized. Thus, the Fund could have paid an Incentive Fee on income or gain the Fund never received.
No Incentive Fee will be paid by the Fund directly to Lexington, unless Lexington elects to receive all or a portion of its Incentive Fee receivable from the Manager under its
Sub-Advisory
Agreement in Shares, in which case the Fund could issue such Shares directly to Lexington.
Sub-Advisory
Fee
Lexington receives an annual
sub-advisory
fee, payable quarterly, from the Manager. FAV receives an annual sub-advisory
fee, payable quarterly, from the Manager.
No
sub-advisory
fees will be paid by the Fund directly to Lexington or FAV, unless Lexington or FAV elects to receive all or a portion of its sub-advisory
fee receivable from the Manager under its
Sub-Advisory
Agreement in Shares, in which case the Fund could issue such Shares directly to Lexington or FAV, as applicable.
Payment of Management Fee,
Sub-Advisory
Fee or Incentive Fee in Shares
The Fund has received an exemptive order from the SEC that permits the Fund to pay the Manager, Lexington and/or FAV all or a portion of its Management Fee, sub-advisory
fee and/or Incentive Fee, as applicable, in Shares in lieu of paying the Manager an equivalent amount of such fees in cash. As a condition of any such exemptive relief, the Manager, Lexington and FAV commit not to sell any such Shares received in lieu of a cash payment of its Management Fee, sub-advisory
fee or Incentive Fee, as applicable, for at least 12 months from the date of issuance, except in exceptional circumstances.

FUND EXPENSES
All investment professionals of the Manager, Lexington, FAV and their respective staff, when and to the extent engaged in providing investment advisory services to the Fund, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Manager, Lexington or FAV, respectively, and not by the Fund, except as otherwise permitted by the Investment Management Agreement or the
Sub-Advisory
Agreements, as applicable, or herein.
The Fund will bear all other expenses to be incurred in its operation (including to the extent such operations are performed by the Manager, Lexington, FAV or their respective affiliates), including, without limitation, advisory fees; incentive fees; distribution fees; fees for administrative services; servicing fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund’s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, financial intermediaries, registrars, independent pricing vendors or other agents; acquisition or disposition fees; professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts; fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs); research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); taxes; legal expenses (including in connection with investment activities); loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of Shares and servicing shareholder accounts; any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its Shares, including but not limited to costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisers, and third-party due diligence providers expenses of registering and qualifying Shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing, mailing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund’s Shareholders; costs of stationery; website costs; fees and expenses of Trustees not also serving in an officer capacity for the Fund, the Manager, Lexington or FAV; costs of meetings of the Board or any committee thereof, meetings of Shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002; and the Fund’s pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation, arbitration, mediation, or government investigation expenses and any non-recurring
or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund’s Board members and officers with respect thereto; expenses of the administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; compliance, fund accounting, regulatory reporting, and tax reporting services; expenses related to the engagement of any third-party professionals, consultants, experts or specialists hired to perform work in respect of the Fund; all other expenses incurred by the Fund in connection with administering the Fund’s business, including the Fund’s allocable portion of the cost of the Fund’s chief compliance officer, treasurer, secretary, investor relations personnel and their respective staffs; and such non-recurring
or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and legal obligations that the Fund may have to indemnify the Fund’s trustees, officers and/or employees or agents with respect to these actions, suits or proceedings. It also is understood that if the Manager, Lexington, FAV or any of their respective affiliates provide accounting services to the Fund, the Fund will reimburse the Manager, Lexington, FAV and their respective affiliates, as applicable, for their costs in providing such accounting services to the Fund.

For the avoidance of doubt, it also is understood and agreed that if persons associated with the Manager, Lexington, FAV or any of their respective affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative services to the Fund at the request of the Fund, the Fund may reimburse the Manager, Lexington, FAV and their respective affiliates, as applicable, for their costs in providing such accounting, legal, clerical, compliance or administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses). Nothing contained herein shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.

NET ASSET VALUATION
The Fund calculates the net asset value of each class of Shares as of the close of business on the last business day of each month and in connection with the Fund’s offer to purchase Shares, on each date that Shares are to be repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund (including the net asset value of each class of Shares, including interest accrued but not yet received), less all of its liabilities (including accrued fees and expenses, dividends payable and any borrowings of the Fund), each determined as of the relevant Determination Date. The net asset values of Class S Shares, Class D Shares, Class I Shares and Class M Shares are calculated separately based on the fees and expenses applicable to each class. It is expected that the net asset value of Class S Shares, Class D Shares, Class I Shares and Class M Shares will vary over time as a result of the differing fees and expenses applicable to each class. Determination of net asset value is made in accordance with U.S. generally accepted accounting principles.
The Board has approved procedures pursuant to which the Fund values its investments. The Board has designated the Manager to perform these fair value determinations relating to the value of such investments, in accordance with such procedures and Rule
2a-5
under the 1940 Act. The Board oversees the Manager’s implementation of the Valuation Policy and may consult with representatives from the Fund’s outside legal counsel or other third-party consultants in their discussions and deliberations. In its fair valuation process, the Manager may consult with Lexington to seek any unique insights Lexington may have regarding the value of the Fund’s Private Assets. However, Lexington will not determine the fair values assigned to the Fund’s assets. The value of the Fund’s assets is based on information reasonably available at the time the valuation is made and that the Manager believes to be reliable. The Manager generally values the Fund’s investments in accordance with Codification Topic ASC 820 of the Financial Accounting Standards Board (“ASC 820”).
Private Market Investments
The Manager generally values the Fund’s investment in Portfolio Funds and certain
Co-Investments
using the “practical expedient” in accordance with ASC 820. Portfolio Funds are generally valued based on the latest net asset value reported by a Portfolio Fund Manager or general partner, which generally represents the proportionate share of the net assets of the Portfolio Funds as reported by Portfolio Fund Managers. Reported values are increased or decreased for subsequent contributions to or distributions from the Portfolio Fund. Similarly, many
Co-Investments
are generally valued based on the valuation information provided by the lead or sponsoring private investors. In general, it is anticipated that such valuation information from these Portfolio Fund Managers or from lead or sponsoring private investors will generally not be available until 60 days or more after each quarter-end,
especially pending receipt of audited financial information. Therefore, the most recently provided valuation information for these
Co-Investments
and Portfolio Funds may be adjusted by the Manager, pursuant to the Fund’s valuation procedures, to estimate the fair value of such interests for purposes of calculating the Fund’s monthly net asset value, as described below. To the extent the Manager is either unable to utilize the practical expedient under ASC 820, or where the Manager determines that use of the practical expedient is not appropriate as it will not result in a price that represents the current value of an investment, the Manager will make a fair value determination of the value of the investment. The Manager may consider a number of factors when making a fair value determination, such as:

•
Quarterly and audited annual financial statements of Portfolio Funds and individual statements provided by a Portfolio Fund. The Manager is not required to adjust fair valuations (inclusive of accrual based performance fees) provided by Portfolio Funds.

•
Where an accrual based performance fee has not been incorporated in the fair valuation provided by the Portfolio Fund Manager, a separate fair value analysis may be obtained from the Portfolio Fund Manager or prepared by the Manager. The Portfolio Fund’s performance fee is then deducted from the valuation.

•
Where financial statements of a Portfolio Fund are prepared on a basis other than GAAP, the Manager may assess if the valuation methodology employed is equivalent to US GAAP, or if an adjustment is necessary. In the case of non-US GAAP
financial statements (such as IFRS, UK GAAP, Irish GAAP or French GAAP), the Manager may review the valuation policies and procedures of a Portfolio Fund with the Portfolio Fund Manager to allow the Manager to conclude whether a Portfolio Fund valuation is US GAAP equivalent, and therefore whether no adjustment is required. Where Portfolio Fund financial statements are prepared on a basis inconsistent with US GAAP, the Manager may review separately negotiated fair value statements or determine a fair valuation through discussion with the applicable Portfolio Fund Manager.

•
Where the Portfolio Fund’s measurement date is at a
non-quarter
end, NAV may be adjusted for cash flows through the applicable reporting date. Where distributions are in excess of the Portfolio Fund’s valuation, the valuation will not be reduced below zero. The valuation may be adjusted to reflect the residual value in the Portfolio Fund, depending on materiality.

•	In addition, the Manager expects to engage in the following processes as it deems necessary:

•	Representation in certain cases on the advisory board and/or valuation committee of the Portfolio Fund.

•	Attendance of the Portfolio Fund Manager annual meetings.

•	Ongoing dialogue with the Portfolio Fund Manager, including performance reviews of the Portfolio Fund’s underlying portfolio companies.

•
Further, any other factors of which it has knowledge and that it believes may be relevant, which may include one or more of the following: (i) the type of investment, including the types of investments held by a Portfolio Fund, and whether there may be known factors not reflected in the valuations supplied by a Portfolio Fund or lead or sponsoring private investors, such as material changes in the business or operations of the issuer, including the discontinuance of operations or an important component of operations or the commencement of insolvency or reorganization proceedings of a portfolio company owned by the Fund, or any market for its securities; (ii) any relevant operational or non-investment issues
that may affect the investment or the Portfolio Fund; (iii) the value of publicly traded securities, if any, held by a Portfolio Fund; (iv) the valuation of the same investments held by different Portfolio Funds, different private investors or third parties independent of the Manager; (v) public index returns which may be relevant to individual Portfolio Funds for purposes of considering any adjustments to the fair value of each Portfolio Fund; and (vi) any other information, factor or set of factors that may affect the valuation of the Fund’s investment in the
Co-Investment
or Portfolio Fund. Other adjustments may occur from time to time.

Notwithstanding the above, Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and other investments and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Neither the Board nor the Manager is able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).
Determining the fair value of investments for which market values are not readily available is necessarily subject to incomplete information, reporting delays and many subjective judgments; accordingly, fair value determinations made by the Manager should be considered as estimates. Due to the inherent uncertainty involved in such determinations, the reported fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.
In addition, the Manager conducts a due diligence review of the valuation methodology used by each Portfolio Fund or lead or sponsoring private equity investors, as applicable. To keep abreast of each Portfolio

Fund’s activities, the Manager reviews their periodic reports as well as the reports of the underlying portfolio companies in which the Portfolio Funds invest, to the extent which such underlying company reports are made available. The Manager monitors the continuing appropriateness of the valuation methodology being used for the Fund’s investments.
Prospective investors should be aware that there can be no assurance that the valuation of interests in Portfolio Funds or
Co-Investments
as determined under the procedures described above will in all cases be accurate to the extent that the Fund and the Manager do not generally have access to all necessary financial and other information relating to the Portfolio Funds or
Co-Investments
to determine independently the net asset value of the Fund’s interests in those Portfolio Funds or
Co-Investments.
The results of the Manager’s fair valuation of securities whose market value is not readily ascertainable will be based upon the Manager’s assessment of the fair value of such securities and their issuers on the recommendation of the Manager and, therefore, are the result of the Board’s interpretation.
Investments valued at fair value by the Manager are subject to a new valuation determination upon the next monthly valuation of the Fund. The Manager periodically reviews its valuation determinations with the Fund’s auditor and responds to any inquiries by such auditor regarding the Manager’s valuation methodologies.
Liquid Assets
The Fund values portfolio securities for which market quotations are readily available at the last reported sales price or official closing price on the primary market or exchange on which they trade. Fixed income securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in corporate obligations, quotations from corporate bond dealers, market transactions in comparable securities and various other relationships between securities. Under the Fund’s valuation policies and procedures, the Fund’s short-term investments are valued at amortized cost when the security has 60 days or less to maturity.
Generally, trading in U.S. Government securities and money market instruments is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the Fund’s net asset value are determined as of such times.
Other Fair Value Considerations
On a monthly basis, for private market investments for which no market quotations are available (other than interests in Portfolio Funds and certain
Co-Investments,
as described above) and for which independent appraisals of current value can readily be obtained, valuations are based on such appraisals as of the most recently available quarter end information, subject to reviews of investment specific news and financial metrics available for the period since such quarter end. Otherwise, valuation of private market investments (other than interests in Portfolio Funds and certain
Co-Investments,
as described above) remains at cost except that original cost valuation will be adjusted based on a determination of such investment’s fair value. The Manager may also utilize independent third-party valuation service providers when determining an investment’s fair value.
In instances where there is reason to believe that the valuation of a security or other investment valued pursuant to the procedures described above does not represent the current value of such security or investment, or when a security or investment cannot be valued pursuant to the procedures described above, the fair value of the investment is determined by the Manager taking into account various factors, as relevant, as provided for in the Fund’s valuation procedures, which may include:(i) market clearing transaction activity; (ii) pending sales and potential exit transactions, including (a) any sales price in a letter of intent, offer letter or term sheet, (b) the company’s total enterprise price or (c) information from an investment bank during an initial public offering; (iii) market comparable valuations accounting for the (a) relevance of earnings metrics, (b) maintainability of performance, (c) reliability of financial information or (d) quality of market-based data; (iv) discounted cash flow analysis, (v) liquidation analysis (cost approach) or (vi) any other information, factor or set of factors that may affect the valuation of the Fund’s investment as determined by the Manager. The Manager may also utilize independent third party valuations if such valuations are deemed reliable.
Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value. As a result, the Fund’s issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at net asset value at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.

ELIGIBLE INVESTORS
Although the Shares are registered under the Securities Act, the Shares in this offering will be sold only to persons or entities that are “qualified clients,” as defined in Rule
205-3
under the Advisers Act.
In addition, Shares are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.
Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus and the Declaration of Trust before deciding to invest in the Fund.

PLAN OF DISTRIBUTION
Distributor
Franklin Distributors, LLC, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906, acts as the distributor of the Fund’s Shares, pursuant to the Distribution Agreement, on a reasonable best efforts basis, subject to various conditions. Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased. Pursuant to the Distribution Agreement, the Distributor shall pay its own costs and expenses connected with the offering of Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities.
After the initial term of two years, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year
periods, provided that each such continuance is specifically approved by a majority of the entire Board cast in person at a meeting called for that purpose or by a majority of the outstanding voting securities of the Fund and, in either case, also by a majority of the Independent Trustees.
The Distributor may retain additional selling agents or other financial intermediaries to place Shares. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. See “Purchasing Shares.”
The Manager, or its affiliates, including the Distributor, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time
payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Manager or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.
Distribution and Servicing Plan
The Fund has adopted a Distribution and Servicing Plan for its Class S Shares, Class D Shares and Class M Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such Shares. These activities include marketing and other activities primarily intended to result in the sale of Class S Shares, Class D Shares and Class M Shares and activities related to administration and servicing of Class S, Class D or Class M accounts (including sub-accounting
and other administrative services, as well as shareholder liaison services such as responding to inquiries from Shareholders and providing Shareholders with information about their investments in the Fund). The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the 1940 Act, which regulates the manner in which an
open-end
investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1,
as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.
Under the Distribution Plan, Class S, Class D and Class M Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85%, 0.25% and 0.50%, respectively, based on the aggregate net assets of the Fund attributable to such class. The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund’s assets on an on-going
basis, over time these fees will increase the cost of a Shareholder’s investment and may cost the Shareholder more than paying other types of sales charges, if applicable. Up to 0.25% per annum of the Distribution and Servicing Fee may qualify as a “service fee” under FINRA rules and therefore will not be limited by FINRA rules which limit distribution fees as a percentage of total new gross sales. “Service fees” are defined for purposes of FINRA rules to mean fees paid for providing shareholder services or the maintenance of shareholder accounts. FINRA rules limit service fees to 0.25% of a fund’s average annual net assets. A portion of the Distribution and Servicing Fee may also be used to pay for sub-transfer
agency,
sub-accounting
and certain other administrative services that are not required to be paid pursuant to a “service fee” under FINRA rules. The remainder is for distribution support and related services.
Class I Shares are not subject to any Distribution and Servicing Fee and do not bear any expenses associated therewith.
Payments to Financial Intermediaries
The Fund may also pay fees to financial intermediaries for
sub-administration,
sub-transfer
agency,
sub-accounting
and other shareholder services associated with Shareholders whose Shares are held in, as applicable, omnibus accounts, other group accounts or accounts traded through registered securities clearing agents.
The Manager, or its affiliates, including the Distributor, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time
payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Manager or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

PURCHASING SHARES
The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares will be continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.
General Purchase Terms
The minimum initial investment in the Fund by any investor is $25,000 with respect to Class S Shares, Class D Shares and Class M Shares, and $1,000,000 with respect to Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan. Investors subscribing through a broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments are not less than $25,000 and incremental contributions are not less than $10,000.
The Board reserves the right to accept lesser amounts below these minimums for employees of the Manager, Lexington, FAV and their affiliates and vehicles controlled by such employees. The purchase price of the Shares is based on the net asset value as of the date such Shares are purchased.
The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor’s overall relationship with the Manager or Distributor, the investor’s holdings in other funds affiliated with the Manager or Distributor, and such other matters as the Manager or Distributor may consider relevant at the time, though Shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Manager or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Manager or Distributor may consider relevant at the time.
In addition, the Fund may, in the discretion of the Manager or Distributor, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Manager or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Manager or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Manager or Distributor may consider relevant at the time.
All Shares are sold at the public offering price, which is the net asset value of a Class S Share, Class D Share, Class I Share or Class M Share, as applicable.

Following the Inception Date, Shares will generally be offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. For purposes of this Prospectus, a “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. An investor who misses the acceptance date will have the acceptance of its investment in the Fund delayed until the following month. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.
Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due 3 business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month, where funds are remitted by wire transfer.
Prospective investors may also purchase Shares by exchanging securities of Portfolio Funds or potential Portfolio Funds for Fund Shares (
i.e.
, an
in-kind
purchase) on any day that the Fund is open for purchases, subject to meeting the conditions below. Each exchange of Portfolio Funds or potential Portfolio Fund shares for Fund Shares is subject to approval by the Manager in accordance with procedures adopted by the Board of Trustees. Share exchanges will be conducted only directly through the Fund. No financial intermediary will be permitted to conduct Share exchanges. Shares purchased in connection with an exchange shall be sold by the Fund at net asset value as calculated by the Fund as of the close of business on the last business day of the month in which the exchange occurs. The Manager shall determine the valuation of such securities and the number of Shares for which such securities may be exchanged. The value of shares of Portfolio Funds or potential Portfolio Funds to be exchanged by prospective investors for Shares will be generally at cost except that original cost valuation will be adjusted based on a determination of such investment’s fair value in accordance with the Fund’s valuation procedures described above in “Net Asset Valuation.” Such exchanges would result in a taxable event for the exchanging shareholder with a taxable capital gain in the amount of the difference between such shareholder’s basis in the exchanged shares and the fair market value of the Shares received in the exchange. The Manager will not receive any payment in connection with the exchange by an investor of Portfolio Fund or potential Portfolio Fund shares for Fund Shares and such exchanges will not be subject to sales loads.
A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least 5 business days before the acceptance date. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off
dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.
Prior to a purchase date, funds received from prospective investors will be placed in an account with the Fund’s transfer agent. On the purchase date, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.
Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become Shareholders by being admitted as Shareholders as of the purchase date. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the acceptance date and funding such amount by the deadline.

Share Class Considerations
When selecting a share class, you should consider the following:

•	which share classes are available to you;

•	how much you intend to invest;

•	how long you expect to own the shares; and

•	total costs and expenses associated with a particular share class.
Each investor’s financial considerations are different. You should speak with your financial advisor to help you decide which class of Shares of the Fund is best for you. Not all financial intermediaries offer all classes of Shares. In addition, financial intermediaries may vary the actual sale charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.
Class S Shares
Class S Shares are sold at the prevailing net asset value per Class S Share. If you buy Class S Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 3.0% cap on NAV for Class S Shares. Class S Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.85% of the net assets of the Fund attributable to Class S Shares.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class S Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.
Class S Shares are available to any eligible investor through brokerage and transactional-based accounts.
Class D Shares
Class D Shares are sold at the prevailing net asset value per Class D Share. If you buy Class D Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 3.0% cap on NAV for Class D Shares. Class D Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Shares.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class D Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class D Shares are generally available for purchase only (i) through fee-based
programs, also known as wrap accounts, that provide access to Class D Shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through investment advisers that are registered under the Advisers Act or applicable state law and direct clients to trade with a broker dealer that offers Class D shares and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.
Class I Shares
Class I Shares are sold at the prevailing net asset value per Class I Share. Financial intermediaries may not charge you transaction-based fees when you buy Class I Shares. Class I Shares are not subject to a Distribution and Servicing Fee.
Class I Shares are available for purchase only (i) through
fee-based
programs, also known as wrap accounts, that provide access to Class I Shares, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Shares, (vi) through investment advisers registered under the Advisers Act or applicable state law that are also registered with or as a broker dealer, whose broker dealer does not receive any compensation from the Fund or from the Distributor, (vii) by the Fund’s officers and Trustees and their immediate family members, as well as officers and employees and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Shares of the Fund you may be eligible to purchase.
Class M Shares
Class M Shares are sold at the prevailing net asset value per Class M Share. If you buy Class M Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the financial intermediary limit such fees to a 3.0% cap on NAV for Class M Shares. Class M Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.50% of the net assets of the Fund attributable to Class M Shares.
Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class M Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase. The Fund also may offer Class I Shares to certain feeder vehicles created to hold the Fund’s Class I Shares. The Fund conducts such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering.
Class M Shares are available to any eligible investor through brokerage and transactional-based accounts that have entered into a written agreement with the Distributor to offer such shares.

If you are eligible to purchase all three classes of Shares, then you should consider that Class I Shares have no upfront sales charges and no Distribution and Servicing Fees. Such expenses are applicable to Class S, Class D and Class M Shares and will reduce the net asset value or distributions of the other share classes. If you are eligible to purchase Class S, Class D and Class M Shares but not Class I Shares, then you should consider that Class D Shares have no upfront sales charges and lower annual Distribution and Servicing Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the Share class under consideration or with respect to the type of account in which the Shares will be held.

CLOSED-END
FUND STRUCTURE; NO RIGHT OF REDEMPTION
The Fund is a
non-diversified,
closed-end
management investment company with a limited operating history.
Closed-end
funds differ from
open-end
funds in that
closed-end
funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should consider that they may not have access to the funds they invested in the Fund for an indefinite period of time.

TRANSFER RESTRICTIONS
No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, dissolution, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).
Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription document in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.
Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, dissolution or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.
By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Manager, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

REPURCHASE OF SHARES
At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.
The Manager expects to recommend to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis. In determining whether the Fund should offer to repurchase Shares, the Board will consider the recommendations of the Manager as to the timing of such an offer, as well as a variety of operational, business, and economic factors.
Subject to the considerations described above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Shares. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may extend the repurchase offer, repurchase a pro rata portion of the Shares tendered, or take any other action permitted by applicable law. The Fund may cause the repurchase of a Shareholder’s Shares if, among other reasons, the Fund determines that such repurchase would be in the interest of the Fund.
In certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund’s investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.
There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. The Fund currently intends, under normal market conditions, to provide payment with respect to at least 95% of the repurchase offer proceeds within 65 days of the Expiration Date (as defined below) of each repurchase offer, and may hold back up to 5% of repurchase offer proceeds until after the Fund’s year-end
audit. Any such proceeds that are held back will be paid no later than 2 business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase.
Repurchase of Shares Process
The following is a summary of the process expected to be employed by the Fund in connection with the repurchase of Shares. Additional information with respect to such process will be included in the materials provided by the Fund to Shareholders in connection with each repurchase offer. If the Board determines that the Fund will offer to repurchase Shares, written notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information that Shareholders should consider in deciding whether and how to participate in such repurchase opportunity.
The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The amount due to any Shareholder whose Shares are repurchased will be equal to the value of the Shareholder’s Shares being repurchased, based on the Fund’s net asset value, as of the Valuation Date (as defined below), after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Management Fee, any Incentive Fee and any early repurchase fee), any required U.S. federal tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Shares being repurchased.
Each repurchase offer generally is expected to commence approximately 45 days prior to the last business day of each calendar quarter, or on such other day as determined by the Board, in its sole discretion (the last business day of each such calendar quarter or such other day being a “Valuation Date”). The expiration date of a repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. Fund Shares are expected to be repurchased within 45 days following the relevant Valuation Date (such date, the “Repurchase Date”), and will be effected as of such Valuation Date. As such, the Repurchase Date for each repurchase offer will occur within 65 calendar days after the Expiration Date of such offer. Federal income tax rules may require Shareholders, under certain circumstances, to take “required minimum distributions” (“RMDs”) from one or more of their registered investment advisers or similar accounts every year. Affected Shareholders seeking RMDs by participating in the Fund’s repurchase offers will be required to heed established repurchase offer deadlines and cannot expect extensions or exceptions.
The Fund generally expects to repurchase its Shares with cash, although it reserves the ability to issue payment for the repurchase of Shares through a distribution of portfolio securities. The Fund does not generally expect to distribute securities as payment for repurchased Shares except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Shareholders, or if the Fund has received distributions and/or proceeds from its investments in the form of securities that are transferable to Shareholders. Securities which are distributed in-kind
in connection with a repurchase of Shares may be illiquid. Any in-kind
distribution of securities will be valued in accordance with the Fund’s valuation procedures and will be distributed to all tendering Shareholders on a proportional basis.
Each Shareholder whose Shares have been accepted for repurchase will continue to be a Shareholder of the Fund until the Repurchase Date (and thereafter if the Shareholder retains Shares following such repurchase) and may exercise its voting rights with respect to the repurchased Shares until the Repurchase Date. Moreover, the account maintained in respect of a Shareholder whose Shares have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Shareholder’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.
Payments in cash for repurchased Shares may require the Fund to liquidate certain Fund investments earlier than the Manager otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Fund also may need to maintain higher levels of cash or borrow money to pay repurchase requests in cash. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.
Following the commencement of an offer to repurchase Shares, the Fund may suspend, postpone or terminate such offer in certain circumstances only in compliance with Rule
13e-4
under the Securities Exchange Act of 1934, as amended, upon the determination of a majority of the Board, including a majority of the Independent Trustees, that such suspension, postponement or termination is advisable for the Fund and its Shareholders, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances. Shareholders have the right to withdraw their written tenders after the expiration of 40 business days from the commencement of the offer, if not yet accepted by the Fund for payment.

The Board has discretion to hold back a portion of the amount due to tendering Shareholders, which shall not exceed 5% of the total amount due to such Shareholders. The second and final payment for the balance due shall be paid no later than 2 business days after the filing of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s net asset value as of the Valuation Date for the repurchase. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Shares were repurchased was incorrect, the Fund shall decrease such Shareholder’s account balance by the amount of any overpayment (the total amount of such decreases shall not exceed 5% of the total amount due to Shareholders) and redeem for no additional consideration a number of Shares having a value equal to such amount, or increase such Shareholder’s account balance by the amount of any underpayment and issue for no additional consideration a number of Shares having an aggregate value equal to such amount, as applicable, in each case within two (2) business days following the filing of the Fund’s audited financial statements with the SEC.
A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year
anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first
out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such Shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interest of the Fund. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to
non-U.S.
persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary
rebalancing program. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee, it will do so consistently with the requirements of Rule
22d-1
under the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Shareholders regardless of Share class.
Other than the early repurchase fee, the Fund does not presently intend to impose any charges on the repurchase of Shares. However, subject to applicable law, the Fund is permitted to allocate pro rata to all Shareholders, whose Shares are repurchased, costs and charges imposed by Portfolio Funds or otherwise incurred in connection with the Fund’s investments, if the Manager determines to liquidate such Shares as a result of repurchase tenders by Shareholders and such charges are imposed on the Fund.
A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.
In the event that the Manager or any of its affiliates holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

ERISA CONSIDERATIONS
Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund, the Manager, Lexington or FAV will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.
The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

DISTRIBUTIONS
The Fund intends to qualify for treatment as a RIC under the Code each taxable year and accordingly intends to distribute at least 90% of its investment company income to its Shareholders. For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board.
The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital
gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or
Co-Investments
and expense reimbursements from the Manager. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Manager or its affiliates will reduce future distributions to which you would otherwise be entitled.
Each year a statement on IRS Form
1099-DIV
(or successor form), identifying the character (e.g., as ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions, will be provided to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal income tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Manager. See “Material U.S. Federal Income Tax Considerations” for more information.
There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.
Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN
The Fund operates under a DRIP administered by SS&C. Pursuant to the DRIP, the Fund’s distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund. The Fund expects to coordinate distribution payment dates so that the same net asset value that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase net asset value for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.
Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to SS&C. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by SS&C 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.
When the Fund declares a distribution, SS&C, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s net asset value per Share for the relevant class of Shares.
SS&C will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. SS&C will hold Shares in the account of the Shareholders in non-certificated
form in the name of the participant, and each shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. SS&C will distribute all proxy solicitation materials, if any, to participating Shareholders.
In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, SS&C will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.
Neither SS&C nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.
The automatic reinvestment of dividends will not relieve participants of any U.S. federal, state, local or
non-U.S.
income tax that may be payable (or required to be withheld) on such dividends. The Fund may elect to make non-cash
distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.
The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the DRIP should be directed to Franklin Lexington Private Markets Fund c/o SS&C Global Investor & Distribution Solutions, Inc. (“SS&C GIDS”) at Franklin Templeton, 801 Pennsylvania Ave. Suite 219520, Kansas City, MO 64105-1407 (direct overnight mail) or c/o SS&C GIDS at Franklin Templeton, PO Box 219520, Kansas City, Missouri 64121-9520. Certain transactions can be performed by calling the toll free number (844)
534-4627.

DESCRIPTION OF SHARES
The Fund is a Delaware statutory trust formed on January 12, 2024. The Fund currently offers four classes of Shares: Class S Shares, Class D Shares, Class I Shares and Class M Shares. The Manager has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Shares and to impose asset-based distribution fees and/or shareholder servicing fees and early withdrawal fees, as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts and ongoing fees and expenses for each Share class are expected to be different. The estimated fees and expenses for each class of Shares of the Fund are set forth in “Summary of Fees and Expenses.”
Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the 1940 Act, which provides that such Shares may not be issued at a price below the then-current net asset value, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s common shareholders.
The following table shows the amounts of Shares that have been authorized and outstanding as of May 31, 2026:

Share Class	Amount Authorized	Amount Outstanding
Class S Shares	Unlimited	22,310,703.895
Class D Shares	Unlimited	2,138,772.666
Class I Shares	Unlimited	19,306,010.607
Class M Shares	Unlimited	21,102,744.999
There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.

CERTAIN PROVISIONS IN DECLARATION OF TRUST
An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisers should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.
Shareholders; Additional Classes of Shares
Persons who purchase Shares will be Shareholders of the Fund. The Manager, Lexington, FAV and their affiliates may invest in the Fund as a Shareholder.
In addition, to the extent permitted by the 1940 Act and subject to the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.
Each Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable.
All classes of Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights.
Anti-Takeover and Other Provisions
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end
status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) at any meeting of Shareholders by a vote of not less than two-thirds
of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds
of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. The Trustees may also fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee. The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the
By-Laws.
Upon the adoption of a proposal to convert the Fund from a
“closed-end
company” to an
“open-end
company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Fund’s outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an
“open-end”
investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.
Limitation of Liability; Indemnification
The Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. Persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.
Derivative Actions, Direct Actions and Exclusive Jurisdiction
The Declaration of Trust provides that a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit
demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; (ii) Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act (the “DSTA”) who hold at least ten percent (10%) of the outstanding Shares of the Fund or ten percent (10%) of the outstanding Shares of the Series or class to which such action relates, shall join in the request for the Trustees to commence such action; (iii) the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim (the Trustees may retain counsel or other advisors in considering the merits of the request and Shareholders making such request must reimburse the Fund for the expense of any such advisor if the Trustees determine not to take action); (iv) the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and (v) any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. A Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Fund or such series or class joins in the bringing of such court action, proceeding or claim. Further, to the fullest extent permitted by Delaware law, shareholders may not bring direct actions against the Fund and/or the Trustees, except to enforce their rights to vote or certain rights to distributions or books and records under the DSTA, in which case a Shareholder bringing such direct action must hold in the aggregate at least 10% of the Fund’s outstanding Shares (or at least 10% of the class to which the action relates) to join in the bringing of such direct action. Notwithstanding the foregoing, however, such provision shall not apply to any claims arising under U.S. federal securities law.
Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit. Notwithstanding the foregoing, however, such provision shall not apply to any claims arising under U.S. federal securities law.
Amendment of the Declaration of Trust
The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under 1940 Act or such an amendment would limit Shareholder rights, as discussed in the Declaration of Trust.
Term, Dissolution, and Liquidation
Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the classes of Shares of the Fund in accordance with the respective rights of such classes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund, to its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in the Fund’s Shares, and to the acquisition, ownership, and disposition of the Fund’s Shares.
This discussion does not purport to be a complete description of the tax considerations applicable to the Fund or its Shareholders. In particular, this discussion does not address certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, tax-exempt
organizations, insurance companies, Shareholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market
method of accounting for securities holdings, pension plans and trusts, financial institutions, persons that hold the Fund’s Shares as part of a straddle or a hedging or conversion transaction, real estate investment trusts (“REITs”), RICs, U.S. persons with a functional currency other than the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, controlled foreign corporations (“CFCs”), and passive foreign investment companies (“PFICs”). This discussion does not discuss any aspects of U.S. estate or gift tax or state, local or
non-U.S.
tax nor does it discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt
securities or certain other investment assets or realizes such income through investments in Portfolio Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes. This discussion is limited to Shareholders that hold the Fund’s Shares as capital assets (within the meaning of the Code), and does not address owners of a Shareholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this Prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.
For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of the Fund’s Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Fund’s Shares, the tax treatment of a partner in such Shareholder generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of the Fund’s Shares that are partnerships or partners in such partnerships for U.S. federal income tax purposes should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Shares.
Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund’s Shares will depend on the facts of such Shareholder’s particular situation. Prospective investors are strongly encouraged to consult their own tax adviser regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund’s Shares, as well as the effect of state, local and
non-U.S.
tax laws, and the effect of any possible changes in tax laws.
Election to be Taxed as a Regulated Investment Company
The Fund has elected to be treated, and intends to operate in a manner so as to qualify for treatment in each taxable year, as a RIC under the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to corporate-level U.S. federal income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income
and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its “investment company taxable income” (which generally is the Fund’s net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that the Fund qualifies for treatment as a RIC.
Qualification and Taxation as a Regulated Investment Company
If the Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (which generally is the Fund’s net long-term capital gain in excess of net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any of its income or capital gains not distributed (or deemed distributed) to its Shareholders.
If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year
period ending on October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the “Excise Tax Distribution Requirements”), the Fund will be subject to a 4% nondeductible U.S. federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate-level U.S. federal income tax for the taxable year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from the Portfolio Funds, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax or U.S. federal excise tax thereon. In either event described in the preceding two sentences, the Fund will owe the excise tax only on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.
To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things:

•	Have in effect an election to be treated and qualify as a registered management company under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, securities, or foreign currencies or other income (including certain deemed inclusions) derived with respect to the Fund’s business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (collectively, the “90% Gross Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of that issuer; and

•
no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) or of two or more issuers that are controlled, as determined under the Code, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Manager, Lexington and FAV obtain information from or about the underlying investments in which the Fund is invested. Portfolio Funds and Portfolio Fund Managers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from Portfolio Funds or Portfolio Fund Managers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring tax, including an excise tax, on undistributed income.
The Fund has an
opt-out
DRIP. The tax consequences to Shareholders of participating in the DRIP are discussed below in
—
“Taxation of U.S. Shareholders.”
The Fund may have investments, either directly or through the Portfolio Funds, that require income to be included in investment company taxable income in a year prior to the year in which the Fund (or the Portfolio Funds) actually receives a corresponding amount of cash in respect of such income. For example, if the Portfolio Funds hold, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly through the Portfolio Funds, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated by the Portfolio Funds, including as described below under the heading
“Non-U.S.
Investments, including PFICs and CFCs” and in certain situations where the Fund owns, directly or indirectly, an interest in an entity treated as a partnership for U.S. federal income tax purposes that does not have a Section 754 election in effect.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Shareholders. In addition, expenses may be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net long-term capital losses (i.e., long-term capital losses in excess of short-term capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.
In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forgo new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.
If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C corporation,” even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.
An entity that is properly classified as a partnership for U.S. federal income tax purposes, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), such as the Portfolio Funds, or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may hold such investments through one or more subsidiary U.S. or
non-U.S.
corporation(s) (or other entity treated as such for U.S. tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to U.S. or
non-U.S.
tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such subsidiary corporation(s). The Fund’s need to hold such investments through such U.S. or
non-U.S.
corporation(s) in order to satisfy the 90% Gross Income Test may, however, jeopardize its ability to satisfy the Diversification Tests, which may make it difficult for the Fund to qualify as a RIC for U.S. federal income tax purposes.
Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.
Failure to Qualify as a Regulated Investment Company
If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify
as a RIC, the Fund would generally be required to pay corporate-level U.S. federal income tax on any unrealized gain in its assets, as of the first day of its first taxable year as a RIC, that the Fund recognizes in the subsequent five-taxable-year period unless the Fund elects to recognize gain to the extent of any such unrealized appreciation in a deemed sale.
If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate
U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.
The remainder of this discussion assumes that the Fund will continuously qualify for treatment as a RIC for each taxable year.
The Fund’s Investments—General
Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is subject to additional limitations), (5) cause the Fund to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the tax characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that the Fund will be eligible for any such tax elections or that any elections it makes will fully mitigate the effects of these provisions.
Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain and loss, include the
Co-Investments,
activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation).

A Portfolio Fund in which the Fund invests may face financial difficulties that require the Fund to work-out,
modify or otherwise restructure its investment in Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash
income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying
income for purposes of the 90% Gross Income Test.
Securities and other financial assets
Gain or loss recognized by the Fund from securities and other financial assets acquired by it, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular security or other financial asset.
Non-U.S.
Investments, including PFICs and CFCs
The Fund’s investment in
non-U.S.
securities may be subject to
non-U.S.
income, withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to
non-U.S.
taxes paid by the Fund.
If the Fund purchases shares in a PFIC, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market
at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See “—Qualification and Taxation as a Regulated Investment Company” above.
If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a United States shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by United States shareholders. A “United States shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.
Non-U.S.
Currency
The Fund’s functional currency for U.S. federal income tax purposes is the U.S. dollar. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pay such expenses or liabilities may be treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.
Taxation of U.S. Shareholders
The following discussion generally describes certain material U.S. federal income tax consequences of an investment in the Fund’s Shares beneficially owned by U.S. Shareholders (as defined above). If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Fund by a U.S. Shareholder may have adverse tax consequences. Prospective investors should consult their own tax advisers about the U.S. tax consequences of investing in the Fund.
The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of 1940 Act.
Distributions on, and Sale or Other Disposition of, the Fund’s Shares
Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions the Fund pays to non-corporate
U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally are taxable to U.S. Shareholders at the preferential rates applicable to long-term capital gains. Distributions of the Fund’s net capital gains (which generally are the Fund’s net long-term capital gains in excess of net short-term capital losses) that are properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate
taxpayers, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.
The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions of securities in kind. Shareholders should consult their own tax advisers as to the possibility of the Fund distributing securities in-kind,
as well as the specific tax consequences of owning and disposing any securities actually distributed in kind by the Fund.
The Fund may retain some or all of its net long-term capital gains in excess of net short-term capital losses and designate the retained net capital gains as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount and each Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Shareholder, and such Shareholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. The amount of the deemed distribution net of such tax will be added to the Shareholder’s cost basis for its Shares. The amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. Shareholder’s liability for U.S. federal income tax. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of Shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” The Fund may also make actual distributions to its Shareholders of some or all of net long-term capital gains in excess of net short-term capital losses.
A portion of the Fund’s ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50% dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of the Fund’s dividends to qualify for this deduction. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Shareholders should consult their own tax advisers in determining the application of these rules in their particular circumstances.
U.S. Shareholders that have not
“opted-out”
of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax, including any amounts withheld for which a refund is available by filing a U.S. federal income tax return, automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained, and therefore designate the retained amount as a “deemed dividend.” In this case, the Fund may report the retained amount as undistributed capital gains to its U.S. Shareholders, who will be treated as if each U.S. Shareholder received a distribution of its pro rata share of this gain, with the result that each U.S. Shareholder will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit. In order to utilize the deemed distribution approach, the Fund must provide written notice to its Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, a U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s Shareholders on December 31 of the year in which the dividend was declared.
If a U.S. Shareholder receives Shares in the Fund shortly before the record date of a distribution, the value of the Shares will include the value of the distribution and such U.S. Shareholder will be subject to tax on the distribution even though it economically represents a return of its investment.
A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder redeems, sells or otherwise disposes of its Shares in the Fund. The amount of gain or loss will be measured by the difference between a U.S. Shareholder’s adjusted tax basis in the Shares sold, redeemed or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale, redemption or other disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale, redemption or other disposition of the Fund’s Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of the Fund’s Shares may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, any disallowed loss is generally added to the U.S. Shareholder’s adjusted tax basis of the acquired Shares.
In general, U.S. Shareholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rates are lower than the maximum rate on ordinary income currently payable by such U.S. Shareholder. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain and ordinary income at the same maximum rate. A non-corporate
U.S. Shareholder with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against its ordinary income each year; any net capital losses of a non-corporate
U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year information on Form
1099-DIV
to assist Shareholders in preparing their tax returns. In addition, the U.S. federal income tax character of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Distributions by the Fund out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code, although under applicable U.S. Treasury regulations, qualified REIT dividends earned by the Fund may qualify for the Section 199A deduction. Distributions may also be subject to additional state, local and
non-U.S.
taxes depending on a U.S. Shareholder’s particular situation.
Income from Repurchases of Shares
In General.
A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).
Sale or Exchange Treatment.
In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

•	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares in the Fund;

•	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.
In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.
A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisers.
A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.
A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.
If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.
Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a
61-day
period beginning 30 days before and ending 30 days after the date of the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.
Distribution Treatment.
If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable
return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares.
Provided certain holding period and other requirements are satisfied, certain non-corporate
U.S. Shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend. This reduced rate will apply to: (i) 100% of the dividend if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income; or (ii) the portion of the dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund this year if such qualified dividend income accounts for less than 95% of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gains from such sales exceeds net long-term capital loss from such sales) for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. Shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. Shareholder’s Shares is treated as the receipt by the U.S. Shareholder of a dividend, the U.S. Shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. Shareholder.
To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by the Fund from domestic corporations, and (ii) it may be subject to the “extraordinary dividend” provisions of the Code. Corporate U.S. Shareholders should consult their tax advisors concerning the availability of the dividends-received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances.

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering
Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.
Taxation of
Tax-Exempt
Investors
Under current law, the Fund generally serves to prevent the attribution of unrelated business taxable income (“UBTI”) to its tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt
Shareholder borrows to acquire its Shares.
Taxation of
Non-U.S.
Shareholders
A
“Non-U.S.
Shareholder” generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts and estates and foreign corporations. Whether an investment in Shares is appropriate for a
Non-U.S.
Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Prospective investors should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.
Distributions of “investment company taxable income” to
Non-U.S.
Shareholders (other than certain U.S.-source interest income and net short-term capital gains in excess of long-term capital losses, which generally will be free of withholding as discussed in the following paragraph) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a
Non-U.S.
Shareholder. If the distributions are effectively connected with a U.S. trade or business of a
Non-U.S.
Shareholder and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders, and the Fund will not be required to withhold U.S. federal income tax if the
Non-U.S.
Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a
Non-U.S.
Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.
Properly designated dividends received by a
Non-U.S.
Shareholder are generally exempt from U.S. federal withholding tax when they (i) are attributable to the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are attributable to the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a
Non-U.S.
Shareholder must comply with applicable certification requirements relating to its
Non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN
(for individuals), IRS Form
W-8BEN-E
(for entities) or an acceptable substitute or successor form). In certain circumstances, it may not be possible to determine whether withholding is required on a particular distribution at the time the distribution is made, in which case the Fund may withhold from the distribution, and the
Non-U.S.

Shareholder may be required to file a U.S. federal income tax return in order to obtain a refund of any excess withholding, and the amount of any withholding will not be treated as reinvested. Also, in the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain.
Non-U.S.
Shareholders should contact their tax advisors and intermediaries with respect to the application of these rules to their accounts.
Actual or deemed distributions of the Fund’s net capital gains to a
Non-U.S.
Shareholder, and gains realized by a
Non-U.S.
Shareholder upon the sale or redemption of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, unless they are effectively connected with a U.S. trade or business of the
Non-U.S.
Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the
Non-U.S.
Shareholder in the United States,) or, in the case of an individual, the
Non-U.S.
Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a
Non-U.S.
Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the
non-U.S.
Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the
Non-U.S.
Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the
Non-U.S.
Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
For corporate
Non-U.S.
Shareholders, distributions (both cash and in Shares), and gains recognized upon the sale or redemption of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A
Non-U.S.
Shareholder may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the
Non-U.S.
Shareholder provides the Fund or the Administrator with an IRS Form
W-8BEN,
IRS Form
W-8BEN-E
or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a
Non-U.S.
Shareholder or otherwise establishes an exemption from backup withholding.
Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, to a foreign financial institution, investment funds, and other
non-U.S.
persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any
Non-U.S.
Shareholder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the beneficial owner’s country of tax residence. Each prospective investor should consult its tax adviser regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such
Non-U.S.
Shareholder, which may include providing certain information in respect of such
Non-U.S.
Shareholder’s beneficial owners).
Tax Shelter Reporting Regulations
Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate
U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.
Net Investment Income Tax
An additional 3.8% surtax applies to the net investment income of non-corporate
U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.
Information Reporting and Backup Withholding
The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable U.S. Shareholders (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that this U.S. Shareholder is subject to backup withholding. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the U.S. Shareholder’s U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a U.S. Shareholder to furnish a certified TIN to the Fund could subject the U.S. Shareholder to a penalty imposed by the IRS.
ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND
NON-U.S.
TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S SHARES.

CUSTODIAN
The Bank of New York Mellon serves as the custodian of the assets of the Fund and may maintain custody of such assets with U.S. and
non-U.S.
sub-custodians
(which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or
non-U.S.
sub-custodians
in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 240 Greenwich Street, New York, New York 10286.

ADMINISTRATION AND ACCOUNTING SERVICES
The Fund has entered into an Administration and Fund Accounting Agreement with The Bank of New York Mellon under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s net asset values and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings and other oversight activities. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account
or transactional fees. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket
expenses and pays the Administrator a fee for transfer agency services.
The Administrator’s principal business address is 240 Greenwich Street, New York, New York 10286.

TRANSFER AGENT AND DIVIDEND PAYING AGENT
SS&C Global Investor & Distribution Solutions, Inc., whose principal business address is 1055 Broadway Boulevard, Kansas City, Missouri 64105, serves as the Fund’s transfer agent and paying agent with respect to the Shares.

FISCAL YEAR; REPORTS TO SHAREHOLDERS
The Fund’s fiscal year is the
12-month
period ending on March 31. The Fund’s taxable year is the
12-month
period ending on September 30.
The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.
The Fund will furnish to Shareholders as soon as practicable after the end of each calendar year information on Form 1099 to assist Shareholders in preparing their tax returns. The Fund will inform each Shareholder of the amount of such Shareholder’s income dividends and capital gain distributions through a notice included on such Shareholder’s account report, and will advise Shareholders of their tax status for federal income tax purposes shortly after the close of each calendar year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PwC serves as the independent registered public accounting firm of the Fund. Its principal business address is 301 Mission Boulevard, Suite 1501, Baltimore, MD 21230.

LEGAL COUNSEL
Simpson Thacher & Bartlett LLP, 900 G Street, N.W., Washington, D.C. 20001, serves as legal counsel to the Fund. Richards, Layton & Finger. P.A., Wilmington, Delaware, acts as special Delaware counsel to the Fund.

FRANKLIN LEXINGTON PRIVATE MARKETS FUND
Class S Shares
Class D Shares
Class I Shares
Class M Shares

PROSPECTUS

Aug
us
t 1, 2026
All dealers that effect transactions in these Shares, whether or not participating in this offering, may be required to deliver a Prospectus.

41056-P

FRANKLIN LEXINGTON PRIVATE MARKETS FUND

STATEMENT OF ADDITIONAL INFORMATION

Class S Shares

Class D Shares

Class I Shares

Class M Shares

August 1, 2026

Franklin Lexington Private Markets Fund (the “Fund”) is a non-diversified, closed-end management investment company with a limited operating history. This Statement of Additional Information (“SAI”) relating to the Shares does not constitute a prospectus, but should be read in conjunction with the Prospectus relating thereto dated August 1, 2026. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the Prospectus prior to purchasing such Shares. A copy of the Prospectus may be obtained without charge by calling (888) 777-0102, by writing to the Fund at One Madison Avenue, 17th Floor, New York, New York 10010 or by visiting www.alternativesbyft.com. You may also obtain a copy of the Prospectus on the SEC’s website at http://www.sec.gov. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940 Act, as amended (the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the U.S. Securities and Exchange Commission (the “SEC”), SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

i

ADDITIONAL INVESTMENT POLICIES

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the captions “Investment Objective and Strategy” and “Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters discussed. Prospective investors also should refer to “Investment Objective and Strategy” and “Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Fundamental Policies

The following restrictions are the Fund’s only fundamental policies—that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (a “1940 Act Vote”). For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Fund’s Board without shareholder approval and on prior notice to Shareholders. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions:

1. Underwriting: The Fund may not engage in the business of underwriting the securities of other issuers except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

2. Lending: The Fund may lend money or other assets to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

3. Senior Securities: The Fund may not issue senior securities or borrow money except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

4. Real Estate: The Fund may not purchase or sell real estate except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

5. Commodities: The Fund may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

6. Concentration: Except as permitted by exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction, the Fund may not make any investment if, as a result, the Fund’s investments will be concentrated in any one industry.

The following notations are not considered to be part of the Fund’s fundamental restrictions and are subject to change without shareholder approval.

With respect to the fundamental policy relating to underwriting set forth above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act. Under the Securities Act, an underwriter may be liable for material

1

omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the Securities Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the Securities Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the Securities Act provisions described above would cause the Fund to be engaged in the business of underwriting, the policy above will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act.

With respect to the fundamental policy relating to lending set forth above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) The Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.

With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

With respect to the fundamental policy relating to borrowing money set forth above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in Rule 18f-4. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. The policy above will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to real estate set forth above, the 1940 Act does not prohibit a fund from owning real estate. Investing in real estate may involve risks, including that real estate is generally

2

considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. The policy above will be interpreted not to prevent the Fund from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.

With respect to the fundamental policy relating to commodities set forth above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

With respect to the fundamental policy relating to concentration set forth above, the 1940 Act does not define what constitutes “concentration” in an industry or groups of industries. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy above will be interpreted to refer to concentration as that term may be interpreted from time to time. In addition, the term industry will be interpreted to include a related group of industries. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities (including, for the avoidance of doubt, U.S. agency mortgage-backed securities); securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. For purposes of concentration, investments in municipal securities issued to finance a particular project are considered investments in the industry of that project and investments in the sovereign debt of any single country are considered investments in a single industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country, subject to the Fund’s policy on concentration. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries or groups of industries. The Fund has been advised by the staff of the SEC that the staff currently views securities issued by a foreign government to be in a single industry for purposes of calculating applicable limits on concentration. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. Each foreign government will be considered to be a member of a separate industry. With respect to the Fund’s industry classifications, the Fund currently utilizes any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Manager. In the absence of such classification or if the Manager determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriate to be considered engaged in a different industry, the Manager may classify an issuer accordingly. Accordingly, the composition of an industry or group of industries may change from time to time. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. The investment restrictions and other policies described herein do not apply to Portfolio Funds. The Fund will, however, consider the investments held by Portfolio Funds, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.

3

The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

The Fund’s investment objective is non-fundamental and may be changed with the approval of the Fund’s Board and prior notice to Shareholders.

Under normal circumstances, the Fund invests at least 80% of its assets in Private Assets, including but not limited to Secondary Funds, Primary Funds, Co-Investments and Private Markets Debt Investments. For purposes of this 80% policy, the Fund’s “assets” means net assets (plus the amount of any borrowings for investment purposes). The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Portfolio Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Assets for purposes of its 80% policy. This 80% policy is not fundamental and may be changed by the Fund’s Board upon 60 days’ prior written notice to shareholders, provided that the Fund provides such notice in advance of a repurchase offer and such repurchase offer is not oversubscribed. The Fund must review its portfolio investments at least quarterly. If, subsequent to an investment, the Fund identifies that the requirements to its 80% policy are no longer met, the Fund will make future investments in a manner that will bring it into compliance with its 80% policy as soon as reasonably practicable.

4

INVESTMENT PRACTICES, TECHNIQUES AND RISKS

The following information supplements the discussion of the Fund’s investment objective, policies, techniques and risks that are described in the Prospectus. The Fund may invest in the following instruments and use the following investment techniques, subject to any limitations set forth in the Prospectus. There is no guarantee the Fund will buy all of the types of securities or use any or all of the investment techniques described herein.

Yield and Ratings Risk. The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Manager, Lexington and/or FAV will consider such an event in determining whether the Fund should continue to hold the security.

U.S. Debt Securities Risk. U.S. debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. debt securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. debt securities change as interest rates fluctuate. Any downgrades by rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. Lexington and/or FAV cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

Senior Loan Risk. The Fund may invest in senior floating rate and fixed rate loans or debt (“Senior Loans”). Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower. The Fund’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuer. The risks associated with Senior Loans are similar to the risks of below investment grade fixed income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed income securities, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed income securities, which may have fixed interest rates.

There is less readily available, reliable information about most Senior Loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund’s investments, and the Manager, Lexington and/or FAV relies primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical ability of the Manager, Lexington and/or FAV.

The Fund may invest in Senior Loans rated below investment grade, which are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund’s net asset value and income distributions. An economic downturn generally leads to a higher non-payment rate and a Senior Loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.

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No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to sell a Senior Loan and may make it difficult to value Senior Loans. Adverse market conditions may impair the liquidity of some actively traded Senior Loans, meaning that the Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Illiquid investments are also difficult to value.

Although the Senior Loans in which the Fund may invest generally will be secured by specific collateral, there can be no assurances that liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. If the terms of a Senior Loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the Senior Loans. To the extent that a Senior Loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized Senior Loans involve a greater risk of loss. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of Senior Loans.

Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Manager, Lexington and/or FAV, do not represent fair value. If the Fund attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the Senior Loan may be adversely affected.

The Fund may acquire Senior Loan assignments or participations. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

The Fund’s investments in Senior Loans may be subject to lender liability risk. Lender liability refers to a variety of legal theories generally founded on the premise that a lender has violated a duty of good faith, commercial reasonableness and fair dealing or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors.

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Second Lien Loans Risk. The Fund may invest in second lien or other subordinated or unsecured floating rate and fixed rate loans or debt (“Second Lien Loans”). Second Lien Loans generally are subject to similar risks as those associated with investments in Senior Loans. Because Second Lien Loans are subordinated or unsecured and thus lower in priority of payment to Senior Loans, they are subject to the additional risk that the cash flow of the Borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second Lien Loans generally have greater price volatility than Senior Loans and may be less liquid. Second Lien Loans share the same risks as other below investment grade securities.

Bank Loans Risk. The market for bank loans may not be highly liquid and the Fund may have difficulty selling them. These investments are subject to both interest rate risk and credit risk, and the risk of non-payment of scheduled interest or principal. These investments expose the Fund to the credit risk of both the financial institution and the underlying borrower.

Risks of Loan Assignments and Participations. As the purchaser of an assignment, the Fund typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. Because assignments may be arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. In addition, if the loan is foreclosed, the Fund could become part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral. The Fund may be required to pass along to a purchaser that buys a loan from the Fund by way of assignment a portion of any fees to which the Fund is entitled under the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

Loan Interests Risk. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. As a result, during periods of unusually heavy redemptions, the Fund may have to sell other investments or borrow money to meet its obligations. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions. Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders

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of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.

The Fund may acquire a loan interest by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee. As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. Alternatively, the Fund may acquire a participation in a loan interest that is held by another party. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation. The potential for such liability is greater for an assignee than for a participant.

Derivatives. A derivative is generally a financial contract the value of which depends on, or is derived from, changes in the value of one or more “reference instruments,” such as underlying assets (including securities), reference rates, indices or events. Derivatives may relate to stocks, bonds, credit, interest rates, commodities, currencies or currency exchange rates, or related indices. A derivative may also contain leverage to magnify the exposure to the reference instrument. Derivatives may be traded on organized exchanges and/or through clearing organizations, or in private transactions with other parties in the over-the-counter (“OTC”) market with a single dealer or a prime broker acting as an intermediary with respect to an executing dealer. Derivatives may be used for hedging purposes and non-hedging (or speculative) purposes. Some derivatives require one or more parties to post “margin,” which means that a party must deposit assets with, or for the benefit of, a third party, such as a futures commission merchant, in order to initiate and maintain the derivatives position.

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.

Derivatives involve risks different from the risks associated with investing directly in securities and other traditional investments. There are risks that apply generally to derivatives transactions, including:

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Correlation risk, which is the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

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Counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

•	Credit risk, which is the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

•	Currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Illiquidity risk, which is the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Fund will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

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Index risk, which is if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Fund paid for such derivative.

•	Legal risk, which is the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

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Leverage risk, which is the risk that the Fund’s derivatives transactions can magnify the Fund’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

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Market risk, which is the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Fund may be required to pay substantial additional margin to maintain its position or the Fund’s returns may be adversely affected.

•	Operational risk, which is the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

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Valuation risk, which is the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

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•	Volatility risk, which is the risk that the value of derivatives will fluctuate significantly within a short time period.

Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price. As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts. The Fund will not enter into futures contracts that are prohibited under the Commodity Exchange Act, as amended (the “CEA”), and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

An open position, either a long or short position, is typically closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the

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margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss. Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s net asset value. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. Settlement with physical delivery may involve additional costs. Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market. A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of its Shares. The performance of swap agreements may be affected by a change in the specific interest rate,

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currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses. The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

General Limitations on Certain Futures, Options and Swap Transactions. The Manager with respect to the Fund intends to file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Manager and the Fund expect not to be subject to regulation as a commodity pool or commodity pool operator under the CEA. If the Manager or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as other below investment grade securities. Lower-rated debt securities involve greater risks than investment grade debt securities. Lower-rated debt securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible debt securities. Convertible securities are normally considered “junior” securities—that is, the company usually must pay interest on its non-convertible debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment.

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Zero Coupon and Paid-In-Kind (“PIK”) Bonds. The Fund may invest in zero coupon or PIK bonds. Because investors in zero coupon or PIK bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

Stressed and Distressed Investments. The Fund may invest in securities and other obligations of companies that involve significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. These securities may present a substantial risk of default, including the loss of the entire investment, or may be in default. Distressed securities include loans, bonds and notes, many of which are not publicly traded, and may involve a substantial degree of risk. In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position.

The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any investment opportunity involving any such type, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or new securities, the value of which may be less than the purchase price paid by the Fund for the securities or other financial instruments in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Fund may be required to sell its investment at a loss. The consummation of such transactions can be prevented or delayed by a variety of factors, including, but not limited to: (i) intervention of a regulatory agency; (ii) market conditions resulting in material changes in securities prices; (iii) compliance with any applicable bankruptcy, insolvency or securities laws; and/or (iv) the inability to obtain adequate financing. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which the Fund invests, there is a potential risk of loss by the Fund of its entire investment in such companies.

Equity Securities. Equity securities in which the Fund may invest include common stocks, preferred stocks, convertible securities and warrants. This may include the equity securities of private equity sponsors. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible.

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of Trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.

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Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Fixed Time Deposits

Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Fund may also hold funds on deposit with its custodian bank in an interest-bearing account for temporary purposes.

Publicly Traded Equity Securities Risk

Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. For example, publicly traded equity securities of private equity funds and private equity firms tend to experience greater volatility than other companies in the financial services industry and the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Other Publicly Listed Securities. The Fund may make investments in publicly listed companies whose primary business is managing investments in private markets and in publicly traded vehicles whose primary purpose is to invest in or lend capital to privately held companies.

Publicly traded private markets investments generally involve publicly listed companies that pursue the business of private equity investing, including listed private equity companies, listed funds of funds, BDCs, special purpose acquisition companies (SPACs), alternative asset managers, holding companies, investment trusts, closed-end funds, financial institutions and other vehicles whose primary purpose is to invest in, lend capital to or provide services to privately held companies.

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Publicly traded private markets funds are typically regulated vehicles listed on a public stock exchange that invest in private markets transactions or funds. Such vehicles may take the form of corporations, BDCs, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments.

Publicly traded private market investments may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Publicly traded private equity investments usually have an indefinite duration.

Publicly traded private market investments occupies a small portion of the private markets universe, including only a few professional investors who focus on and actively trade such investments. As a result, relatively little market research is performed on publicly traded private markets companies, only limited public data may be available regarding these companies and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies and may offer opportunities to specialists that can value the underlying private markets investments.

Publicly traded private markets investments are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, publicly traded private markets transactions are significantly easier to execute than other types of private markets investments, giving investors an opportunity to adjust the investment level of their portfolios more efficiently.

Special Purpose Acquisition Companies. The Fund may invest in stock, warrants or other securities of special purpose acquisition companies (“SPACs”) or similar special purpose entities that pool funds to seek potential acquisition opportunities. Unless and until an acquisition is completed, a SPAC or similar entity generally maintains assets (less a portion retained to cover expenses) in a trust account comprised of U.S. Government securities, money market securities, and cash. If an acquisition is not completed within a pre-established period of time, the invested funds are returned to the entity’s shareholders.

Because SPACs and similar entities are essentially blank-check companies without an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. SPACs may allow shareholders to redeem their pro rata investment immediately after the SPAC announces a proposed acquisition, which may prevent the entity’s management from completing the transaction. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, SPACs may trade in the over-the-counter market and, accordingly, may be considered illiquid and/or be subject to restrictions on resale.

Private Investments in Public Equity. The Fund, through the Secondary Funds, may invest in securities issued in private investments in public equity transactions, commonly referred to as “PIPEs.” A PIPE investment involves the sale of equity securities, or securities convertible into equity securities, in a private placement transaction by an issuer that already has outstanding, publicly traded equity securities of the same class.

Shares acquired in PIPEs are commonly sold at a discount to the current market value per share of the issuer’s publicly traded securities. Securities acquired in PIPEs generally are not registered with the SEC until after a certain period of time from the date the private sale is completed, which may be months and perhaps longer. PIPEs may contain provisions that require the issuer to pay penalties to the holder if the securities are not registered within a specified period. Until the public registration process is completed, securities acquired in PIPEs are restricted and, like investments in other types of restricted securities, may be illiquid. Any number of factors may prevent or delay a proposed registration. Prior to or in the absence of registration, it may be possible for securities acquired in PIPEs to be resold in transactions exempt from registration under the Securities Act. There is no guarantee, however, that an active trading market for such securities will exist at the time of

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disposition, and the lack of such a market could hurt the market value of the Fund’s investments. Even if the securities acquired in PIPEs become registered, or the Fund is able to sell the securities through an exempt transaction, the Fund may not be able to sell all the securities it holds on short notice and the sale could impact the market price of the securities.

Structured Solutions. The Fund also may gain exposure to Portfolio Funds through investments structured as a preferred equity investment (“Structured Solutions”). Structured Solutions, which are self-originated transactions between the Fund and a Portfolio Fund’s general partner, in which Fund will invest cash into an existing Portfolio Fund in exchange for newly-issued interests in the Portfolio Fund (i.e., the “preferred equity”). Structured Solutions are intended to provide for risk-adjusted return with downside protection.

Artificial Intelligence. Artificial intelligence refers to computer systems that can perform tasks that would otherwise require human intelligence and encompasses various different forms of artificial intelligence, including machine learning models. Artificial intelligence is typically designed to analyze data, learn from patterns and experiences, make decisions, and solve problems. Artificial intelligence can be categorized into two types: narrow artificial intelligence, which is designed for specific tasks, and general artificial intelligence, which has the ability to perform any intellectual task that a human can do and includes generative artificial intelligence (“GAI”). GAI is a type of artificial intelligence technology that produces new text, images, audio, and other content based on training data that includes examples of the desired output.

Typically, users enter questions, queries, or other inputs that prompt the GAI model or tool to produce output. In addition, some software uses GAI to suggest changes, summarize information, or translate text. Artificial intelligence has various applications in many fields such as healthcare, finance, transportation, and law.

The use of artificial intelligence in general may adversely impact markets, the overall performance of the Fund’s investments, or the services provided to the Fund by its service providers. The Manager, Lexington, FAV or a third party service provider may use and/or expand its use of artificial intelligence in connection with its business, operating and investment activities and the Fund’s investments may also use such technologies. Actual usage of such artificial intelligence will vary, and while the Manager, Lexington or FAV expects it and the third party service provider to the Fund may, from time to time, adopt and adjust usage policies and procedures governing the use of artificial intelligence by its personnel, there is a risk of misuse of artificial intelligence technologies.

Artificial intelligence is highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible nor practicable to incorporate all data that would be relevant for a task conducted by artificial intelligence. Therefore, it is possible that the information provided through use of artificial intelligence could be insufficient, incomplete, inaccurate or biased leading to adverse effects for the Fund, including, potentially, operational errors and investment losses.

Artificial intelligence and its current and potential future applications, including in the investment and financial sectors, as well as the regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of future applications or regulations. Ongoing and future regulatory actions with respect to artificial intelligence generally or artificial intelligence’s use in any industry in particular may alter, perhaps to a materially adverse extent, the ability of the Manager, Lexington, FAV, a third-party service provider, the Fund or its investments to utilize artificial intelligence in the manner it has to-date, and may have an adverse impact on the ability of any of those entities to continue to operate as intended.

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MANAGEMENT OF THE FUND

Further Information Regarding Management of the Fund

Information regarding the Trustees and Officers of the Fund, including brief biographical information, is set forth below.

Board of Trustees

The overall management of the business and affairs of the Fund, including oversight of the Manager and each sub-adviser, is vested in the Board of Trustees of the Fund (the “Board” or “Board of Trustees”). Each member of the Board of Trustees (each, a “Trustee”) shall hold office until his or her removal, resignation or successor is duly elected and qualifies.

The Trustees, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies or portfolios in the Fund Complex (defined below) that each Trustee oversees, and the other board memberships held by each Trustee is set forth below.

Name, Address(1) and Year of Birth	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
INTERESTED TRUSTEE*:

Jane E. Trust, CFA Birth Year: 1962	Trustee, President and Chief Executive Officer	Since Inception	Senior Vice President, Fund Board Management, Franklin Templeton (since 2020); Officer and/or Trustee/Director of 119 funds associated with FTFA or its affiliates (since 2015); Trustee of Putnam Family of Funds consisting of 105 Portfolios; President and Chief Executive Officer of FTFA (since 2015); formerly, Senior Managing Director (2018 to 2020) and Managing Director (2016 to 2018) of Legg Mason & Co., LLC (“Legg Mason & Co.”); Senior Vice President of FTFA (2015)	Trustee/Director of Franklin Templeton Funds consisting of 119 portfolios; Trustee of Putnam Family of Funds consisting of 105 portfolios	None

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Name, Address(1) and Year of Birth	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
NON-INTERESTED TRUSTEES:

Robert D. Agdern Birth Year: 1950	Trustee and Member of Audit, Nominating, Compensation, Pricing and Valuation Committees, and Compliance Liaison	Since Inception	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University (2002 to 2016); formerly, Deputy General Counsel responsible for western hemisphere matters for BP PLC (1999 to 2001); Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments (1993 to 1998) (Amoco merged with British Petroleum in 1998 forming BP PLC)	22	None

Carol L. Colman Birth Year: 1946	Trustee and Member of Audit, Nominating and Compensation, Committees, and Chair of Pricing and Valuation Committee	Since Inception	President, Colman Consulting Co.	22	None

Anthony Grillo Birth Year: 1955	Trustee and Member of Nominating, Audit, Compensation and Pricing and Valuation Committees	Since Inception	Retired; Founder, Managing Director and Partner of American Securities Opportunity Funds (private equity and credit firm) (2006 to 2018); formerly, Senior Managing Director of Evercore Partners Inc. (investment banking) (2001 to 2004); Senior Managing Director of Joseph Littlejohn & Levy, Inc. (private equity firm) (1999 to 2001);	22	Director of Littelfuse, Inc. (electronics manufacturing) (since 1991); formerly, Director of Oaktree Acquisition Corp. II (2020 to 2022); Director of Oaktree Acquisition Corp. (2019 to 2021)

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Name, Address(1) and Year of Birth	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
			Senior Managing Director of The Blackstone Group L.P. (private equity and credit firm) (1991 to 1999)

Eileen A. Kamerick Birth Year: 1958	Chair (since November 15, 2024) and Member of Audit, Nominating, Compensation, Pricing and Valuation Committees	Since Inception	Chief Executive Officer, The Governance Partners, LLC (consulting firm) (since 2015); National Association of Corporate Directors Board Leadership Fellow (since 2016, with Directorship Certification since 2019) and NACD 2022 Directorship 100 honoree; Adjunct Professor, Georgetown University Law Center (since 2021); Adjunct Professor, The University of Chicago Law School (since 2018); Adjunct Professor, University of Iowa College of Law (since 2007); formerly, Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012)	22	Director, VALIC Company I (since October 2022); Director of ACV Auctions Inc. (since 2021); Director of Associated Banc-Corp (financial services company) (since 2007); formerly, Director of Hochschild Mining plc (precious metals company) (2016 to 2023); formerly, Trustee of AIG Funds and Anchor Series Trust (2018 to 2021)

Nisha Kumar Birth Year: 1970	Trustee and Member of Nominating, Compensation and Pricing and Valuation Committees, and Chair of Audit Committee	Since Inception	Formerly, Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP (2011-2021); formerly, Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. (2011);	22	Director of Stonepeak-Plus Infrastructure Fund LP (since 2025); Direct of Birkenstock Holding plc (since 2023); Director of The India Fund, Inc. (since 2016); formerly, Director of

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Name, Address(1) and Year of Birth	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Investment Companies in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
			Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. (2007 to 2009). Member of the Council on Foreign Relations		Aberdeen Income Credit Strategies Fund (2017 to 2018); and Director of The Asia Tigers Fund, Inc. (2016 to 2018)

Peter Mason Birth Year: 1959	Trustee and Member of Audit, Nominating and Pricing and Valuation Committees, and Chair of Compensation Committee	Since Inception	Arbitrator and Mediator (self-employed) (since 2021); formerly, Global General Counsel of UNICEF (inter-governmental organization) (1998-2021)	22	Chairman of University of Sydney USA Foundation (since 2020); formerly Director of the Radio Workshop US, Inc. (2023 to 2026)

Hillary A. Sale Birth Year: 1961	Trustee and Member of Audit, Compensation and Pricing and Valuation Committees, and Chair of Nominating Committee	Since Inception	Agnes Williams Sesquicentennial Professor of Leadership and Corporate Governance, Georgetown Law Center; and Professor of Management, McDonough School of Business (since 2018); formerly, Associate Dean for Strategy, Georgetown Law Center (2020 to 2023); National Association of Corporate Directors Board Faculty Member (since 2021)	22	Director of CBOE U.S. Securities Exchanges, CBOE Futures Exchange, and CBOE SEF, Director (Since 2022); Advisory Board Member of Foundation Press (academic book publisher) (since 2019); formerly, a Member of the Board of Governors of FINRA (2016-2022)

*	Ms. Trust is an “interested person” as defined in the 1940 Act because she is an officer of the Manager and certain of its affiliates.
(1)	Unless otherwise indicated, the business address of the persons listed above is c/o Chair of the Board, Franklin Templeton, One Madison Avenue, 17th Floor, New York, New York 10010.
(2)	The term “Fund Complex” means two or more registered investment companies that:
(a)	hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	have a common investment adviser or that have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

The Trustees were selected to join the Board based upon the following: his or her character and integrity; such person’s service as a board member of other funds in the Franklin Templeton fund complex; such person’s

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willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Trustee; as to each Trustee other than Ms. Trust, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Ms. Trust, her role with Franklin Templeton. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Trustee possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Grillo, experience as a managing director of a private equity and credit firm and experience in investment banking; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Ms. Kumar, financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; Mr. Mason, legal and managerial experience; Ms. Sale, experience as a college professor and experience as a board member for financial and corporate institutions; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Franklin Templeton and affiliated entities. References to the qualifications, attributes and skills of the Trustees are pursuant to requirements of the SEC, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Responsibilities of the Board of Trustees

The Board of Trustees is responsible under applicable state law for overseeing generally the management and operations of the Fund. The Trustees oversee the Fund’s operations by, among other things, meeting at its regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including the Manager, Lexington, FAV, the custodian and the transfer agent. As part of this process, the Trustees consult with the Fund’s independent auditors and with their own separate independent counsel.

The Trustees review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the Trustees review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Trustees has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee and Corporate Governance and Nominating Committee (the “Nominating Committee”) that meet periodically and whose responsibilities are described below.

The Board of Trustees held ten meetings during the fiscal year ended March 31, 2026. Each trustee attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was a member. The Fund does not have a formal policy regarding attendance by Trustees at annual meetings of shareholders.

The standing committees of the Board are the Audit Committee, the Nominating Committee, Compensation Committee and Pricing and Valuation Committee that meet periodically and whose responsibilities are described below.

Each of the Audit Committee and the Nominating Committee is composed of all Trustees who have been determined not to be “interested persons” of the Fund, the Manager, Lexington, FAV or their affiliates within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Trustees”) and is chaired by an Independent Trustee. The Board in its discretion from time to time may establish ad hoc committees.

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The Board of Trustees is currently comprised of eight trustees, seven of whom are Independent Trustees. Eileen Kamerick serves as Chair of the Board. Ms. Kamerick is an Independent Trustee. The appointment of Ms. Kamerick as Chair reflects the Board’s belief that her experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. The Chair develops agendas for Board meetings and presides at all meetings of the Board. The Chair also leads executive sessions of the Independent Trustees, serves as a spokesperson for the Independent Trustees and serves as a liaison between the Independent Trustees and the Fund’s management between Board meetings. The Independent Trustees regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Trustees (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Trustees from management, including Lexington and FAV, the Fund’s sub-advisers, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Trustees: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Kumar serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) oversee the scope of the Fund’s audit, the Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm. The Audit Committee met five times during the fiscal year ended March 31, 2026.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Trustees of the Fund, is composed of all of the Independent Trustees: Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Sale serves as the Chair of the Nominating Committee. The Nominating Committee may consider nominees recommended by the shareholders as it deems appropriate. Shareholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Trustees. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Trustees and to serve if elected by the shareholders. The Nominating Committee met four times during the fiscal year ended March 31, 2026.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s Trustees to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Trustee of the Fund, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee of the Fund;

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•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Trustee of the Fund;

•

the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Trustee of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential trustee nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Pricing and Valuation Committee

The Fund’s Pricing and Valuation Committee is composed of all of the Independent Trustees. The members of the Pricing and Valuation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Ms. Colman serves as Chair of the Fund’s Pricing and Valuation Committee. The principal function of the Pricing and Valuation Committee is to assist the Board with its oversight of the process for valuing portfolio securities in light of applicable law, regulatory guidance and applicable policies and procedures adopted by the Fund. The Pricing and Valuation Committee met four times during the fiscal year ended March 31, 2026.

Compensation Committee

The Fund’s Compensation Committee is composed entirely of all of the Independent Trustees. The members of the Compensation Committee are Mses. Colman, Kamerick, Kumar and Sale and Messrs. Agdern, Grillo and Mason. Mr. Mason serves as Chair of the Fund’s Compensation Committee. The principal function of the Compensation Committee is to recommend the appropriate compensation of the Independent Trustees for their service on the Board and the committees of the Board. The Compensation Committee met once during the fiscal year ended March 31, 2026.

Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under applicable state law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and the Manager to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and the Manager regarding the Fund’s

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investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Trustee and nominee for election as Trustee as of December 31, 2025, unless otherwise indicated below:

Name of Trustee	Dollar Range of Equity Securities in the Fund ($)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by the Trustee in the Family of Investment Companies(1) ($)
Non-Interested Trustee:
Robert D. Agdern	A	D
Carol L. Colman	A	E
Anthony Grillo	A	E
Eileen A. Kamerick	A	E
Nisha Kumar	A	E
Peter Mason	A	E
Hillary A. Sale	A	E	*
Interested Trustee:
Jane E. Trust	A	E

Key: A: none, B: $1-$10,000, C: $10,001-$50,000, D: $50,001-$100,000, E: over $100,000.

*	As of February 20, 2026
(1)

The term “family of investment companies” means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

As of December 31, 2025, the nominees, Trustees and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Shares.

As to each Independent Trustee and his or her immediate family members, as of the date of this SAI, no person owns beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

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Compensation of Trustees

The members of the Board who are not “interested persons,” as defined in the 1940 Act, receive an annual fee, a fee for each meeting of the Board and committee meeting attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. The Trustees who are “interested persons,” as defined in the 1940 Act, and the Fund’s officers do not receive compensation from the Fund or any other fund in the Fund Complex of which the Fund is a part that is a U.S. registered investment company, but are reimbursed for all out-of-pocket expenses relating to attendance at such meetings.

Under the federal securities laws, the Fund is required to provide to shareholders information regarding compensation paid to the Trustees by the Fund, as well as by the various other investment companies advised by FTFA. The following table provides information concerning the compensation paid to each Trustee by the Fund during the fiscal year ended March 31, 2026 and the total compensation to each Trustee during the calendar year ended December 31, 2025. The Trustees listed below are members of the Fund’s Audit, Nominating, Compensation and Pricing and Valuation Committees, as well as committees of the boards of certain other investment companies advised by FTFA. The Fund does not provide any pension or retirement benefits to Trustees. In addition, no remuneration will be paid during the Fund’s initial fiscal year by the Fund to Ms. Trust who is an “interested person” as defined in the 1940 Act.

Name of Trustee	Aggregate Compensation from the Fund for Fiscal Year Ended 3/31/2026	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/2025
Non-Interested Trustees:(2)
Robert D. Agdern	$63,433	$366,000
Carol L. Colman	$65,264	$371,000
Anthony Grillo	$61,036	$346,000
Eileen A. Kamerick	$68,935	$411,000
Nisha Kumar	$66,629	$386,000
Peter Mason	$63,433	$366,000
Hillary A. Sale	$61,177	$356,000

(1)

“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	Each Non-Interested Trustee currently holds 22 investment company directorships within this Fund Complex.

Officers of the Fund

The Fund’s executive officers are chosen each year at a regular meeting of the Board to hold office until their respective successors are duly elected and qualified. In addition to Ms. Trust, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Christopher Berarducci Franklin Templeton One Madison Avenue, 17th Floor, New York, New York 10010 Birth Year: 1974	Principal Financial Officer and Treasurer	Since Inception	Vice President, Fund Administration and Reporting, Franklin Templeton (since 2020); Treasurer (since 2010) and Principal Financial Officer (since 2019) of certain funds associated with Legg Mason & Co. or its affiliates; formerly, Managing Director (2020), Director (2015 to 2020), and Vice President (2011 to 2015) of Legg Mason & Co.

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Name, Address and Age	Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Fred Jensen Franklin Templeton One Madison Avenue, 17th Floor, New York, New York 10010 Birth Year: 1963	Chief Compliance Officer	Since Inception	Director—Global Compliance of Franklin Templeton (since 2020); Managing Director of Legg Mason & Co. (2006 to 2020); Director of Compliance, Legg Mason Office of the Chief Compliance Officer (2006 to 2020); formerly, Chief Compliance Officer of Legg Mason Global Asset Allocation (prior to 2014); Chief Compliance Officer of Legg Mason Private Portfolio Group (prior to 2013); formerly, Chief Compliance Officer of The Reserve Funds (investment adviser, funds and broker- dealer) (2004) and Ambac Financial Group (investment adviser, funds and broker-dealer) (2000 to 2003)

Marc A. De Oliveira Franklin Templeton 100 First Stamford Place, 6th Floor, Stamford, CT 06902 Birth Year: 1971	Secretary and Chief Legal Officer	Since Inception	Associate General Counsel of Franklin Templeton (since 2020); Secretary and Chief Legal Officer of certain funds associated with Legg Mason & Co. or its affiliates (since 2020); Assistant Secretary of certain funds associated with Legg Mason & Co. or its affiliates (since 2006); formerly, Managing Director (2016 to 2020) and Associate General Counsel of Legg Mason & Co. (2005 to 2020)

Thomas C. Mandia Franklin Templeton 100 First Stamford Place, Stamford, CT 06902 Birth Year: 1962	Senior Vice President	Since Inception	Senior Associate General Counsel of Franklin Templeton (since 2020); Secretary of FTFA (since 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc. (“LMFAM”) (since 2013) (formerly registered investment advisers); Assistant Secretary of certain funds associated with Legg Mason & Co. or its affiliates (since 2006); formerly, Managing Director and Deputy General Counsel of Legg Mason & Co. (2005 to 2020)

Jeanne M. Kelly Franklin Templeton One Madison Avenue, 17th Floor, New York, NY 10010 Birth Year: 1951	Senior Vice President	Since Inception	U.S. Fund Board Team Manager, Franklin Templeton (since 2020); Senior Vice President of certain funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of FTFA (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); formerly, Managing Director of Legg Mason & Co. (2005 to 2020); Senior Vice President of LMFAM (2013 to 2015)

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PORTFOLIO MANAGERS

The table below identifies the number of accounts (other than the Fund) for which the Fund’s portfolio managers have day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts is also indicated as of March 31, 2026.

Lexington Portfolio Managers

Portfolio Manager	Type of Account	Number of Accounts Managed	Total Assets Managed ($ millions)‡	Number of Accounts Managed for which an Advisory Fee is Charged	Assets Managed for which Advisory Fee is Performance- Based ($ millions)‡
Wilson S. Warren	Other Registered Investment Companies	0	$0	0	$0
	Other Pooled Vehicles	98	$68,826	46	$61,160
	Other Accounts	0	$0	0	$0
				0
Clark D. Peterson	Other Registered Investment Companies	0	$0	0	$0
	Other Pooled Vehicles	98	$68,826	46	$61,160
	Other Accounts	0	$0	0	$0
				0
Taylor T. Robinson	Other Registered Investment Companies	0	$0	0	$0
	Other Pooled Vehicles	98	$68,826	46	$61,160
	Other Accounts	0	$0	0	$0
				0
Peter A. Grape	Other Registered Investment Companies	0	$0	0	$0
	Other Pooled Vehicles	98	$68,826	46	$61,160
	Other Accounts	0	$0	0	$0
				0
Omar Jabri	Other Registered Investment Companies	0	$0	0	$0
	Other Pooled Vehicles	30	$14,027	24	$13,313
	Other Accounts	0	$0	0	$0

‡

Assets under management is based on the sum of reported value and unfunded commitments as of December 31, 2025 (based on underlying investment values of as September 30, 2025 for secondary funds and based on underlying investment values of as September 30, 2025 for CIP funds).

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FAV Portfolio Managers

Portfolio Manager	Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based‡
Peter Blue	Other Registered Investment Companies	0	0	0	0
	Other Pooled Vehicles	1	$0.05	0	0
	Other Accounts	0	0	0	0

Laura Green, CFA*	Other Registered Investment Companies	17	$13.332.9	0	0
	Other Pooled Vehicles	28	$6,469.6	0	0
	Other Accounts	256	$5,405.4	2	$77.2

*	Ms. Green became a member of the portfolio management team on June 1, 2026.
‡

Assets under management is based on the sum of reported value and unfunded commitments as of December 31, 2024 (based on underlying investment values of as September 30, 2024 for secondary funds and based on underlying investment values of as September 30, 2024 for CIP funds).

Portfolio Manager Compensation

Lexington

Lexington’s investment professionals receive a base salary, benefits, and discretionary bonus linked to the professional’s and Lexington’s performance for the year. Lexington’s compensation packages of salary, benefits, and bonus are competitive with the compensation levels of other private equity sponsors.

Lexington also typically allocates carried interest participation in its funds to investment professionals.

FAV

Investment personnel compensation consists of the following three elements:

•	Base salary: All investment personnel are paid a base salary.

•

Annual bonus: Annual bonuses are structured to align the interests of the investment personnel with those of our clients. Investment personnel are eligible to receive an annual bonus. Bonuses generally are split between cash, restricted shares of Franklin Resources, Inc. stock, and / or mutual fund units. The deferred equity-based compensation is structured to create a vested interest of the investment personnel in the financial performance of both Franklin Resources, Inc. and the mutual funds they advise, if applicable. The bonus plan seeks to provide a competitive level of annual bonus compensation, commensurate with the investment personnel’s consistently strong investment performance. In accordance with Franklin Templeton guidelines, the Chief Investment Officer and/or other officers of the investment personnel who also bear responsibility for the account, have discretion in the granting of annual bonuses. The following factors are generally considered when determining bonuses:

•

Investment performance. Primary consideration is given to historical investment performance over the one, three, and five preceding years of all accounts managed by the investment personnel, if applicable. The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark, as appropriate.

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•

Non-investment performance. The more qualitative contributions of an investment professional to the company’s business and the investment management team, including professional knowledge, productivity, responsiveness to client needs, and communication, are evaluated in determining the amount of any bonus award.

•	Responsibilities. The characteristics and complexity of accounts managed by the investment personnel are factored in the manager’s appraisal.

•	Research. Where the portfolio management team also has research responsibilities, each is evaluated on productivity and quality of recommendations over time.

•

Additional long-term, equity-based compensation: Investment personnel may also be awarded restricted shares or units of Franklin Resources stock or restricted shares or units of one or more mutual funds. Vesting of such deferred equity-based compensation awards is time-based over three years.

Additionally, in some instances as applicable to specific fund types and asset classes, we offer investment professionals (employees that can affect investment performance) the opportunity to share in the carried interest/ performance fee revenues earned by the firm in the form of carried interest or performance fee sharing plans/agreements.

Investment personnel also participate in benefit plans and programs available generally to all employees of the investment manager.

Portfolio Manager Securities Ownership

The following table shows the dollar range of equity securities in the Fund beneficially owned by each of the portfolio managers as of March 31, 2026:

Name	Dollar Range of Portfolio Securities Beneficially Owned
Wilson S. Warren	A
Clark D. Peterson	A
Taylor T. Robinson	A
Peter A. Grape	A
Omar Jabri	A
Peter Blue	A
Laura Green*	A

*	Ms. Green became a member of the portfolio management team on June 1, 2026.

Key: A: none, B: $1-$10,000, C: $10,001-$50,000, D: $50,001-$100,000, E: over $100,000.

Investment Committees

The personnel of Lexington who currently have primary responsibility for management of the Private Assets of the Fund’s portfolio are the members of the Evergreen Portfolio Committee.

Proxy Voting Policies

The Fund’s Board has delegated proxy voting discretion to FTFA, Lexington and/or FAV, believing that FTFA, Lexington and/or FAV should be responsible for voting because it is a matter relating to the investment decision making process.

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FTFA delegates the responsibility for voting proxies for the Fund to each of Lexington and FAV through the respective Sub-Advisory Agreement. Each of Lexington and FAV uses its own proxy voting policies and procedures to vote proxies. Accordingly, FTFA does not expect to have proxy voting responsibility for the Fund. Should FTFA become responsible for voting proxies for any reason, such as the inability of Lexington or FAV to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by Lexington or FAV, as applicable, to vote proxies until a new sub-adviser is retained. In the case of a material conflict between the interests of Lexington or FAV (or their respective affiliates if such conflict is known to persons responsible for voting at Lexington or FAV) and the Fund, Lexington or FAV, as applicable, shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations, to the extent that Lexington or FAV votes proxies. Lexington or FAV, as applicable, shall be responsible for gathering relevant documents and records related to proxy voting from Lexington or FAV and providing them to the Fund as required for the Fund to comply with applicable rules under the 1940 Act.

FTFA’s proxy voting policy is attached as Appendix B-1 hereto. Lexington’s proxy voting policy is attached as Appendix B-2 hereto. FAV’s proxy voting policy is attached as Appendix B-3 hereto. Information regarding how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-monthperiod ended June 30 will be available without charge (1) by calling 888-777-0102, (2) on the Fund’s website at www.alternativesbyft.com and (3) on the SEC’s website at http://www.sec.gov on Form N-PX.

Codes of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Fund, the Manager, Lexington and FAV have each adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by a Fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

When personnel covered by the Fund’s Code of Ethics are employed by more than one of the managers affiliated with Franklin Templeton, those employees may be subject to such affiliate’s Code of Ethics adopted pursuant to Rule 17j-1, rather than the Fund’s Code of Ethics.

Copies of the Codes of Ethics of the Fund, the Manager, Lexington and FAV are on file with the SEC. These Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information relating to the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. Such materials are also available on EDGAR on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov, or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102.

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PORTFOLIO TRANSACTIONS

The Fund does not have an obligation to deal with any brokers or dealers in the execution of transactions in portfolio securities. Subject to policy established by the Board, each of the Manager, Lexington and FAV is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions in securities.

Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price, which may include dealer spreads and underwriting commissions. In placing orders, it is the policy of the Fund to obtain the best results taking into account the general execution and operational facilities of the broker or dealer, the type of transaction involved and other factors such as the risk of the broker or dealer in positioning the securities involved. While the Manager, Lexington and FAV generally seek the best price in placing its orders, the Fund may not necessarily be paying the lowest price available. Subject to seeking the best price and execution, securities firms which provide supplemental research to the Manager, Lexington and FAV may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager, Lexington and FAV under the Fund’s Investment Management Agreement and Sub-Advisory Agreement, and the expenses of the Manager, Lexington and FAV will not necessarily be reduced as a result of the receipt of such supplemental information.

The Fund expects that all portfolio transactions in securities will be effected on a principal basis and, accordingly, does not expect to pay any brokerage commissions. To the extent the Fund does effect brokerage transactions, affiliated persons (as such term is defined in the 1940 Act) of the Fund, or affiliated persons of such persons, may from time to time be selected to perform brokerage services for the Fund, subject to the considerations discussed above, but are prohibited by the 1940 Act from dealing with the Fund as principal in the purchase or sale of securities. In order for such an affiliated person to be permitted to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by such affiliated person must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow such an affiliated person to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm’s-length transaction.

Investment decisions for the Fund are made independently from those for other funds and accounts advised or managed by the Manager, Lexington and FAV or their affiliates. Such other funds and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another fund or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Manager, Lexington and FAV believes to be equitable to the Fund and such other fund or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Manager, Lexington and FAV may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other funds and accounts in order to obtain best execution.

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CERTAIN ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements or entities subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”), and persons who are fiduciaries with respect to an “individual retirement account” (an “IRA”), Keogh Plan or another arrangement or entity which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

The following discussion of certain ERISA considerations is based on statutory authority and judicial and administrative interpretations as of the date of this SAI and is designed only to provide a general understanding of certain basic issues. Accordingly, this discussion should not be considered legal advice and the trustees and other fiduciaries of each Benefit Plan are encouraged to consult their own legal advisors on these matters.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. Fiduciaries of such plans or arrangements also should confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any “benefit, right or feature” affecting the qualified status of the plan or arrangement, which may be of particular importance for participant-directed plans given that the Fund sells Shares only to Eligible Investors, as described herein. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself may be held liable for losses incurred by the ERISA Plan as a result of such breach. Fiduciaries of Benefit Plans that are not subject to Title I of ERISA but that are subject to Section 4975 of the Code (such as IRAs and Keogh Plans) should consider carefully these same factors.

The DOL has adopted regulations, which, along with Section 3(42) of ERISA (collectively, the “Plan Assets Rules”), treat the assets of certain pooled investment vehicles as “plan assets” for purposes of, and subject to, Title I of ERISA and Section 4975 of the Code (“Plan Assets”). The Plan Assets Rules provide, however, that, in general, funds registered as investment companies under the 1940 Act are not deemed to be subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code merely because of investments made in the fund by Benefit Plans. Accordingly, the underlying assets of the Fund will not be considered to be the Plan Assets of the Benefit Plans investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, the Manager, Lexington and FAV each will not be considered a fiduciary within the meaning of ERISA or the Code by reason of its authority with respect to the Fund.

The Fund will require a Benefit Plan (and each person causing such Benefit Plan to invest in the Fund) to represent that it, and any such fiduciaries responsible for such Benefit Plan’s investments (including in its individual or corporate capacity, as may be applicable), are aware of and understand the Fund’s investment objective, policies and strategies, that the decision to invest Plan Assets in the Fund was made with appropriate

32

consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Benefit Plans may be required to report certain compensation paid by the Fund (or by third parties) to the Fund’s service providers as “reportable indirect compensation” on Schedule C to IRS Form 5500 (“Form 5500”). To the extent that any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to Form 5500.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI is general, does not purport to be a thorough analysis of ERISA or the Code, may be affected by future publication of regulations and rulings and should not be considered legal advice. Potential investors that are Benefit Plans and their fiduciaries should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares. Employee benefit plans that are not subject to the requirements of ERISA or Section 4975 of the Code (such as governmental plans, non-U.S. plans and certain church plans) may be subject to similar rules under other applicable laws or documents, and also should consult their own advisers as to the propriety of an investment in the Fund.

By acquiring Shares of the Fund, a Shareholder acknowledges and agrees that: (i) any information provided by the Fund, the Manager, Lexington, FAV or any of their respective affiliates (including information set forth in the Prospectus and this SAI) is not a recommendation to invest in the Fund and that none of the Fund, the Manager, Lexington, FAV or any of their respective affiliates is undertaking to provide any investment advice to the Shareholder (impartial or otherwise), or to give advice to the Shareholder in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Manager, Lexington or FAV or any of their affiliates is for the provision of investment advice to the Shareholder; and (ii) the Manager, Lexington or FAV and their affiliates have a financial interest in the Shareholder’s investment in the Fund on account of the fees and other compensation they expect to receive from the Fund as disclosed in this SAI, the Prospectus, the Declaration of Trust and the other documents governing the Fund.

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CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Shareholders who beneficially own more than 25% of the outstanding voting securities of the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of June 30, 2026 , no persons owned more than 25% of any Share class of the Fund. As of June 30, 2026, no persons owned of record or beneficially 5% or more of the outstanding Shares of a class.

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FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended March 31, 2026 and together with the report of PricewaterhouseCoopers LLP for the Fund’s annual report, are incorporated herein by reference to the Fund’s annual report to stockholders. All other portions of the annual report to stockholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

35

APPENDIX A – SECURITIES RATING DESCRIPTIONS

The ratings of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings represent their opinions as to the quality of various debt obligations. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while debt obligations of the same maturity and coupon with different ratings may have the same yield. As described by the rating agencies, ratings are generally given to securities at the time of issuances. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

Moody’s Investors Service, Inc. Global Rating Scales

Ratings assigned on Moody’s global long-term and short- term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations1 addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay.2 Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating.3 Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.4, 5 Moody’s issues ratings at the issuer level and instrument level on both the long- term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.6

[1]	In the case of impairments, there can be a financial loss even when contractual obligations are met.
[2]	In some cases the relevant credit risk relates to a third party, in addition to, or instead of the issuer. Examples include credit-linked notes and guaranteed obligations.
[3]

Because the number of possible features or structures is limited only by the creativity of issuers, Moody’s cannot comprehensively catalogue all the types of non-standard variation affecting financial obligations, but examples include equity indexed principal values and cash flows, prepayment penalties, and an obligation to pay an amount that is not ascertainable at the inception of the transaction.

[4]

For certain preferred stock and hybrid securities in which payment default events are either not defined or do not match investors’ expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment and financial loss in the event of impairment.

[5]

Debts held on the balance sheets of official sector institutions—which include supranational institutions, central banks and certain government-owned or controlled banks—may not always be treated the same as debts held by private investors and lenders. When it is known that an obligation is held by official sector institutions as well as other investors, a rating (short-term or long-term) assigned to that obligation reflects only the credit risks faced by non-official sector investors.

[6]

For information on how to obtain a Moody’s credit rating, including private and unpublished credit ratings, please see Moody’s Investors Service Products. Please note that Moody’s always reserves the right to choose not to assign or maintain a credit rating for its own business reasons.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings.7 The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same.

The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Description of Moody’s Investors Service, Inc.’s Global Long-Term Ratings:

Aaa—Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa—Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A—Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa—Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba—Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B—Obligations rated B are considered speculative and are subject to high credit risk.

Caa—Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca—Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C—Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

[7]

Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee’s assessment of a security’s expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

Description of Moody’s Investors Service, Inc.’s Global Short-Term Ratings:

P-1—Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

P-2—Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3—Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s Investors Service, Inc.’s US Municipal Ratings:

U.S. Municipal Short-Term Debt and Demand Obligation Ratings:

Moody’s uses the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below.

MIG Ratings:

Moody’s uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG 1—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

VMIG Ratings:

For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligations resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the VMIG scale. Transitions of VMIG ratings with conditional liquidity support differ from transitions of Prime ratings reflecting the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

For VRDOs, Moody’s typically assigns a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”. Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects

Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.

VMIG 1—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 2—This designation denotes strong credit quality. Good protection is afforded by the strong short- term credit strength of the liquidity provider and structural and legal protections.

VMIG 3—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.

SG—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

Description of Moody’s Investors Service, Inc.’s National Scale Long-Term Ratings:

Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.

In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).

Long-Term NSR Scale

Aaa.n Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.

Aa.n Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.

A.n Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers and issuances.

Baa.n Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers and issuances.

Ba.n Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.

B.n Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.

Caa.n Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.

Ca.n Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.

C.n Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category;

the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of S&P Global Ratings’ Long-Term Issue Credit Ratings:

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations:

The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

The nature and provisions of the financial obligation, and the promise S&P Global Ratings imputes; and

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA—An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA—An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A—An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB—An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C—Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB—An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B—An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC—An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC—An obligation rated “CC” is currently highly vulnerable to nonpayment.

The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C—An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D—An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring.

Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Description of S&P Global Ratings’ Short-Term Issue Credit Ratings:

A-1—A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2—A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3—A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B—A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C—A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D—A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period.

However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring.

Description of S&P Global Ratings’ Municipal Short-Term Note Ratings:

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

SP-1—Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2—Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3—Speculative capacity to pay principal and interest.

D—“D” is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Long-Term Issuer Credit Ratings

AAA	An obligor rated “AAA” has extremely strong capacity to meet its financial commitments. “AAA” is the highest issuer credit rating assigned by S&P Global Ratings.

AA	An obligor rated “AA” has very strong capacity to meet its financial commitments. It differs from the highest- rated obligors only to a small degree.

A

An obligor rated “A” has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB

An obligor rated “BBB” has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

BB, B, CCC, and CC Obligors rated “BB”, “B”, “CCC”, and “CC” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “CC” the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB

An obligor rated “BB” is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments.

B

An obligor rated “B” is more vulnerable than the obligors rated “BB”, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments.

CCC	An obligor rated “CCC” is currently vulnerable and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC

An obligor rated “CC” is currently highly vulnerable. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

SD and D An obligor is rated “SD” (selective default) or “D” if S&P Global Ratings considers there to be a default on one or more of its financial obligations, whether long- or short-term, including rated and unrated obligations but excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms. A “D” rating is assigned when S&P Global Ratings believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An “SD” rating is assigned when S&P Global Ratings believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A rating on an obligor is lowered to “D” or “SD” if it is conducting a distressed debt restructuring.

Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issuer Credit Ratings

A-1

An obligor rated “A-1” has strong capacity to meet its financial commitments. It is rated in the highest category by S&P Global Ratings. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2

An obligor rated “A-2” has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3

An obligor rated “A-3” has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

B

An obligor rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C

An obligor rated “C” is currently vulnerable to nonpayment that would result in an “SD” or “D” issuer rating and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

SD and D An obligor is rated “SD” (selective default) or “D” if S&P Global Ratings considers there to be a default on one or more of its financial obligations, whether long- or short-term, including rated and unrated obligations but excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms. A “D” rating is assigned when S&P Global Ratings believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An “SD” rating is assigned when S&P Global Ratings believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A rating on an obligor is lowered to “D” or “SD” if it is conducting a distressed debt restructuring.

Description of S&P Global Ratings’ Dual Ratings:

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, “AAA/A-1+” or

“A-1+/A-1”). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, “SP-1+/A-1+”).

Description of S&P Global Ratings’ Active Qualifiers:

S&P Global Ratings uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a “p” qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: “L” qualifier. Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.

Principal: “p” qualifier. This suffix is used for issues in which the credit factors, the terms, or both that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The “p” suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary ratings: “prelim” qualifier. Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P Global Ratings of appropriate documentation. S&P Global Ratings reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P Global Ratings’ opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P Global Ratings would likely withdraw these preliminary ratings.

A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination structures: “t” qualifier. This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty instrument rating: “cir” qualifier. This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Description of Fitch Ratings’ Corporate Finance Obligations:

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument. On the contrary, ratings of debtor-in-possession (DIP) obligations incorporate the expectation of full repayment.

The relationship between the issuer scale and obligation scale assumes a generic historical average recovery. Individual obligations can be assigned ratings higher, lower, or the same as that entity’s issuer rating or Issuer Default Rating (IDR), based on their relative ranking, relative vulnerability to default or based on explicit Recovery Ratings.

As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR, except DIP obligation ratings that are not based off an IDR. At the lower end of the ratings scale, Fitch publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

AAA: Highest Credit Quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. “BB” ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly Speculative. “B” ratings indicate that material credit risk is present.

CCC: Substantial Credit Risk. “CCC” ratings indicate that substantial credit risk is present.

CC: Very High Levels of Credit Risk. “CC” ratings indicate very high levels of credit risk.

C: Exceptionally High Levels of Credit Risk. “C” indicates exceptionally high levels of credit risk.

The ratings of corporate finance obligations are linked to Issuer Default Ratings (IDRs) (or sometimes Viability Ratings for banks and non-bank financial institutions) by i) recovery expectations, including as often indicated by Recovery Ratings assigned in the case of low speculative grade issuers and ii) for banks and non-bank financial institutions an assessment of non-performance risk relative to the risk captured in the IDR or Viability Rating (e.g. in respect of certain hybrid securities).

For performing obligations, the obligation rating represents the risk of default and includes the effect of expected recoveries on the credit risk should a default occur.

If the obligation rating is higher than the rating of the issuer, this indicates above average recovery expectations in the event of default. If the obligations rating is lower than the rating of the issuer, this indicates low expected recoveries should default occur.

Ratings in the categories of “CCC”, “CC” and “C” can also relate to obligations or issuers that are in default. In this case, the rating does not opine on default risk but reflects the recovery expectation only.

Description of Fitch Ratings’ Issuer Default Ratings:

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned IDRs. IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest Credit Quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B: Highly Speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial Credit Risk. Very low margin for safety. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a “C” category rating for an issuer include:

The issuer has entered into a grace or cure period following non-payment of a material financial obligation;

The issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

The formal announcement by the issuer or their agent of a distressed debt exchange;

A closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent

RD: Restricted Default. “RD” ratings indicate an issuer that in Fitch’s opinion has experienced:

An uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but Has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and has not otherwise ceased operating. This would include:

•	The selective payment default on a specific class or currency of debt;

•

The uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

•

The extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default. “D” ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Description of Fitch Ratings’ Structured Finance Long-Term Obligation Ratings:

Ratings of structured finance obligations on the long-term scale consider the obligations’ relative vulnerability to default. These ratings are typically assigned to an individual security or tranche in a transaction and not to an issuer.

AAA: Highest Credit Quality.

“AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality.

“AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality.

“A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good Credit Quality.

“BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative.

“BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

B: Highly Speculative.

“B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial Credit Risk.

Very low margin for safety. Default is a real possibility.

CC: Very High Levels of Credit Risk.

Default of some kind appears probable.

C: Exceptionally High Levels of Credit Risk.

Default appears imminent or inevitable.

D: Default.

Indicates a default. Default generally is defined as one of the following:

Failure to make payment of principal and/or interest under the contractual terms of the rated obligation; bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor; or distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Description of Fitch Ratings’ Country Ceilings Ratings:

Country Ceilings are expressed using the symbols of the long-term issuer primary credit rating scale and relate to sovereign jurisdictions also rated by Fitch on the IDR scale. They reflect the agency’s judgment regarding the risk of capital and exchange controls being imposed by the sovereign authorities that would prevent or materially impede the private sector’s ability to convert local currency into foreign currency and transfer to non-resident creditors—transfer and convertibility (T&C) risk. They are not ratings but expressions of a cap for the foreign currency issuer ratings of most, but not all, issuers in a given country. Given the close correlation between sovereign credit and T&C risks, the Country Ceiling may exhibit a greater degree of volatility than would normally be expected when it lies above the sovereign Foreign Currency Rating.

Description of Fitch Ratings’ Sovereigns, Public Finance and Global Infrastructure Obligations:

Ratings of public finance obligations and ratings of infrastructure and project finance obligations on the long-term scale, including the financial obligations of sovereigns, consider the obligations’ relative vulnerability to default. These ratings are assigned to an individual security, instrument or tranche in a transaction. In some cases, considerations of recoveries can have an influence on obligation ratings in infrastructure and project finance. In limited cases in U.S. public finance, where Chapter 9 of the Bankruptcy Code provides reliably superior prospects for ultimate recovery to local government obligations that benefit from a statutory lien on revenues, Fitch reflects this in a security rating with limited notching above the IDR. Recovery expectations can also be reflected in a security rating in the U.S. during the pendency of a bankruptcy proceeding under the Code if there is sufficient visibility on potential recovery prospects.

AAA: Highest Credit Quality. “AAA” ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. “AA” ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. “A” ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. “BBB” ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. “BB” ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

B: Highly Speculative. “B” ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial Credit Risk. Very low margin for safety. Default is a real possibility.

CC: Very High Levels of Credit Risk. Default of some kind appears probable.

C: Exceptionally High Levels of Credit Risk. Default appears imminent or inevitable.

D: Default. Indicates a default. Default generally is defined as one of the following:

Failure to make payment of principal and/or interest under the contractual terms of the rated obligation; bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor where payment default on an obligation is a virtual certainty; or distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Notes: In U.S. public finance, obligations may be pre-refunded, where funds sufficient to meet the requirements of the respective obligations are placed in an escrow account. When obligation ratings are maintained based on the escrowed funds and their structural elements, the ratings carry the suffix “pre” (e.g. “AAApre”, “AA+pre”).

Structured Finance Defaults

Imminent default, categorized under “C”, typically refers to the occasion where a payment default has been intimated by the issuer and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation will typically be rated in the “C” category.

Structured Finance Write-downs

Where an instrument has experienced an involuntary and, in the agency’s opinion, irreversible write-down of principal (i.e. other than through amortization, and resulting in a loss to the investor), a credit rating of “D” will be assigned to the instrument. Where the agency believes the write-down may prove to be temporary (and the loss may be written up again in future if and when performance improves), then a credit rating of “C” will typically be assigned. Should the write-down then later be reversed, the credit rating will be raised to an appropriate level for that instrument. Should the write-down later be deemed as irreversible, the credit rating will be lowered to “D”.

Notes:

In the case of structured finance, while the ratings do not address the loss severity given default of the rated liability, loss severity assumptions on the underlying assets are nonetheless typically included as part of the analysis. Loss severity assumptions are used to derive pool cash flows available to service the rated liability.

The suffix “sf” denotes an issue that is a structured finance transaction.

Enhanced Equipment Trust Certificates (EETCs) are corporate-structured hybrid debt securities that airlines typically use to finance aircraft equipment. Due to the hybrid characteristics of these bonds, Fitch’s rating approach incorporates elements of both the structured finance and corporate rating methodologies. Although rated as asset-backed securities, unlike other structured finance ratings, EETC ratings involve a measure of recovery given default akin to ratings of financial obligations in corporate finance, as described above.

Description of Fitch Ratings’ Short-Term Ratings Assigned to Issuers and Obligations:

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate an issue with short maturity). Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High Short-Term Default Risk. Default is a real possibility.

RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B-1 – PROXY VOTING POLICY OF FRANKLIN TEMPLETON FUND ADVISER, LLC

FTFA delegates to each sub-adviser the responsibility for voting proxies for its funds, as applicable, through its contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of the funds if the funds’ Board reviews and approves the use of those policies and procedures. Accordingly, FTFA does not expect to have proxy-voting responsibility for any of the funds.

Should FTFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, FTFA shall utilize the proxy voting guidelines established by the most recent sub-adviser to vote proxies until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board. In the case of a material conflict between the interests of FTFA (or its affiliates if such conflict is known to persons responsible for voting at FTFA) and any fund, the Board of Directors of FTFA shall consider how to address the conflict and/or how to vote the proxies. FTFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

FTFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment Company Act of 1940. FTFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

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APPENDIX B-2 – PROXY VOTING POLICIES AND PROCEDURES OF LEXINGTON ADVISORS LLC

XXII PROXY VOTING POLICY

A) Introduction

This Proxy Voting Policy (the “Voting Policy”) is designed to ensure that Lexington complies with the requirements of Rule 206(4)-6 and Rule 204-2(c)(2) under the Advisers Act, and reflects its commitment to vote all Client securities for which Lexington exercises voting authority in a manner consistent with the best interest of its Clients. Where appropriate, the term “Lexington” as used in this policy shall include affiliates of Lexington who have the authority to vote Client securities.

B) Voting Policies and Procedures

Lexington monitors the performance, activities and events related to each Portfolio Investment.

When exercising its voting authority over Client securities, Lexington considers such information, evaluates other issues that could have an impact on the value of the security and votes with a view toward maximizing overall value. Lexington seeks to vote all proxies in a prudent manner, considering the prevailing circumstances at such time, and in a manner consistent with this Voting Policy and Lexington’s fiduciary duties to its Clients.

Lexington reviews each proposal submitted for a vote on a case-by-case basis to determine whether it is in the best interest of the Client. As a result, depending on each applicable Client’s particular circumstances, Lexington may vote one Client’s securities differently than it votes those of another Client, or may vote differently on various proposals, even though the securities or proposals are similar (or identical). In some instances, Lexington may determine that it is in a Client’s best interest for Lexington to “abstain” from voting or not to vote at all, and will do so accordingly.

When voting materials are received, the Lexington Person who is responsible for the investment reviews the current performance, activities and events related to the investment and ensures that Lexington receives all necessary voting materials. Upon review of such materials, the responsible Lexington Person determines how the securities should be voted. The Lexington Person responsible for the investment then ensures that the voting materials are completed and returned on time (unless it has been decided that it is in the Client’s best interests for Lexington not to vote on such matter).

C) Conflicts

Compliance has the responsibility to monitor votes for any conflicts of interest, regardless of whether they are actual or perceived. All Lexington Persons are expected to perform their tasks relating to voting Client securities in accordance with the principles set forth above, according the first priority to the best interest of the relevant Client. If at any time any Lexington Person becomes aware of any potential or actual conflict of interest or perceived conflict of interest regarding any particular voting decision, he or she should contact Compliance. If any Lexington Person is pressured or lobbied either from within or outside of Lexington with respect to any particular voting decision, he or she should contact Compliance.

Prior to exercising its voting authority, Lexington reviews the relevant facts and determines whether a material conflict of interest may exist or arise due to business, personal or family relationships of Lexington, its owners, its employees or other Lexington Persons or its affiliates, with persons having an interest in the outcome of the vote. If a material conflict exists, Lexington takes steps to ensure that its voting decision is based on the best interests of the Client and is not a product of the conflict. Lexington may, at its discretion, (A) seek the advice of the applicable Fund’s Advisory Board in voting such security; (B) disclose the conflict of interest to the Client (including to a Fund’s Advisory Board) and either ask for its consent to Lexington’s proposed vote or defer to its voting recommendation; (C) defer to the voting recommendation of an independent third-party provider of proxy

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voting services; and/or (D) take such other action in good faith (in consultation with Lexington’s outside counsel, if appropriate) as would serve the best interest of the Client.

Depending on the particular circumstances involved, the appropriate resolution of one conflict of interest may differ from the resolution of another conflict of interest, even though the general facts underlying both conflicts may be similar (or identical).

In the event that Lexington retains independent fiduciaries, consultants or professionals to assist with voting decisions and/or delegates such voting or consent power to such fiduciaries, consultants or professionals, Compliance will follow the procedures below regarding third-party accountability to the Clients:

•	Ascertain whether the third party has the capacity and competency to adequately analyze proxy issues;

•

Assess the adequacy and quality of the third party’s staffing and personnel and its policies and procedures with regard to identifying and addressing conflicts of interest and ensuring that its proxy voting recommendations are based on current and accurate information; and

•	Adopt ongoing oversight policies designed to ensure that the third party continues to vote proxies in the best interest of the Clients.

D) Disclosure Information

Investors may obtain a copy of this Voting Policy (subject to the provision that this Voting Policy is subject to change at any time without notice) or additional information regarding how Lexington has voted any of a Client’s securities by contacting:

Thomas Giannetti

c/o Lexington Partners

399 Park Avenue, 20th Floor

New York, NY 10022

Telephone: (212) 754-0411

tgiannetti@lexpartners.com

OR

Jason Kahn

c/o Lexington Partners

399 Park Avenue, 20th Floor

New York, NY 10022

Telephone: (212) 754-0411

jpkahn@lexpartners.com

OR

Elizabeth Richards

c/o Lexington Partners

399 Park Avenue, 20th Floor

New York, NY 10022

Telephone: (212) 754-0411

elrichards@lexpartners.com

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E) Recordkeeping

Lexington is responsible for maintaining appropriate voting records in connection with the voting of Client securities. These records shall include:

•	A copy of this Voting Policy and all amendments thereto;

•

A copy of each set of voting materials that Lexington receives regarding Client securities, provided that Lexington may rely on proxy statements filed via the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system instead of keeping copies of such proxy statements;

•	A record of each vote cast by Lexington on behalf of a Client;

•	A copy of any document created by Lexington that was material to its voting decision on behalf of a Client or that memorializes the basis for that decision;

•

A copy of each written Client request for information on how Lexington voted the securities on behalf of a Client and a copy of Lexington’s written response to all Client requests (written or oral) for such information; and

•	A record of any vote cast in conflict with a stated policy, and the rationale therefore.

The foregoing records will be maintained for such period of time as is required to comply with applicable laws and regulations.

Responsible Party: Compliance and Investment Professionals

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APPENDIX B-3 – PROXY VOTING POLICIES AND PROCEDURES OF FRANKLIN ADVISERS, INC.

FRANKLIN TEMPLETON INVESTMENT SOLUTIONS Proxy Voting Policies & Procedures An SEC Compliance Rule Policy and Procedures*	March 2024

Appendix A

RESPONSIBILITY OF THE INVESTMENT MANAGERS TO VOTE PROXIES

Franklin Templeton Investment Solutions, a separate investment group within Franklin Templeton, comprised of investment personnel from the SEC-registered investment advisers listed on Appendix A (hereinafter individually an “Investment Manager” and collectively the “Investment Managers”) have delegated the administrative duties with respect to voting proxies for securities to the Franklin Templeton Proxy Group. Proxy duties consist of disseminating proxy materials and analyses of issuers whose stock is owned by any client (including both investment companies and any separate accounts managed by the Investment Managers) that has either delegated proxy voting administrative responsibility to the Investment Managers or has asked for information and/or recommendations on the issues to be voted. The Investment Managers will inform advisory clients that have not delegated the voting responsibility but that have requested voting advice about the Investment Managers’ views on such proxy votes. The Proxy Group also provides these services to other advisory affiliates of the Investment Managers.

The Proxy Group will process proxy votes on behalf of, and the Investment Managers vote proxies solely in the best interests of, separate account clients, the Investment Managers’-managed investment company shareholders, or shareholders of funds that have appointed Franklin Templeton International Services S.à.r.l. (“FTIS S.à.r.l.”) as the Management Company, provided such funds or clients have properly delegated such responsibility in writing, or, where employee benefit plan assets subject to the Employee Retirement Income Security Act of 1974, as amended, are involved (“ERISA accounts”), in the best interests of the plan participants and beneficiaries (collectively, “Advisory Clients”), unless (i) the power to vote has been specifically retained by the named fiduciary in the documents in which the named fiduciary appointed the Investment Managers or (ii) the documents otherwise expressly prohibit the Investment Managers from voting proxies. The Investment Managers recognize that the exercise of voting rights on securities held by ERISA plans for which the Investment Managers have voting responsibility is a fiduciary duty that must be exercised with care, skill, prudence and diligence.

In certain circumstances, Advisory Clients are permitted to direct their votes in a solicitation pursuant to the Investment Management Agreement. An Advisory Client that wishes to direct its vote shall give reasonable prior written notice to the Investment Managers indicating such intention and provide written instructions directing the Investment Managers or the Proxy Group to vote regarding the solicitation. Where such prior written notice is received, the Proxy Group will vote proxies in accordance with such written notification received from the Advisory Client.

The Investment Managers have adopted and implemented Proxy Voting Policies and Procedures (“Proxy Policies”) that they believe are reasonably designed to ensure that proxies are voted in the best interest of Advisory Clients in accordance with their fiduciary duties and rule 206(4)-6 under the Investment Advisers Act of 1940. To the extent that the Investment Managers have a subadvisory agreement with an affiliated investment manager (the “Affiliated Subadviser”) with respect to a particular Advisory Client, the Investment Managers may

*

Rule 38a-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 206(4)-7 under the Investment Advisers Act of 1940 (“Advisers Act”) (together the Compliance Rule”) require registered investment companies and registered investment advisers to, among other things, adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws (“Compliance Rule Policies and Procedures”).

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delegate proxy voting responsibility to the Affiliated Subadviser. The Investment Managers may also delegate Rule 38a-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 206(4)-7 under the Investment Advisers Act of 1940 (“Advisers Act”) (together the Compliance Rule”) require registered investment companies and registered investment advisers to, among other things, adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws (“Compliance Rule Policies and Procedures”).

The Investment Managers may also delegate proxy voting responsibility to a subadviser that is not an Affiliated Subadviser in certain limited situations as disclosed to fund shareholders (e.g., where an Investment Manager to a pooled investment vehicle has engaged a subadviser that is not an Affiliated Subadviser to manage all or a portion of the assets).

HOW THE INVESTMENT MANAGERS VOTE PROXIES

Proxy Services

All proxies received by the Proxy Group will be voted based upon the Investment Managers’ instructions and/or policies. To assist it in analyzing proxies of equity securities, the Investment Managers subscribe to Institutional Shareholder Services Inc. (“ISS”), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas and vote recommendations. In addition, the Investment Managers subscribe to ISS’s Proxy Voting Service and Vote Disclosure Service. These services include receipt of proxy ballots, custodian bank relations, account maintenance, vote execution, ballot reconciliation, vote record maintenance, comprehensive reporting capabilities, and vote disclosure services. Also, the Investment Managers subscribe to Glass, Lewis & Co., LLC (“Glass Lewis”), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies, as well as a limited subscription to its international research.

Although analyses provided by ISS, Glass Lewis, and/or another independent third-party proxy service provider (each a “Proxy Service”) are thoroughly reviewed and considered in making a final voting decision, the Investment Managers do not consider recommendations from a Proxy Service or any third-party to be determinative of the Investment Managers’ ultimate decision. Rather, the Investment Managers exercise their independent judgment in making voting decisions. As a matter of policy, the officers, directors and employees of the Investment Managers and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of Advisory Clients.

For ease of reference, the Proxy Policies often refer to all Advisory Clients. However, our processes and practices seek to ensure that proxy voting decisions are suitable for individual Advisory Clients. In some cases, the Investment Managers’ evaluation may result in an individual Advisory Client or Investment Manager voting differently, depending upon the nature and objective of the fund or account, the composition of its portfolio, whether the Investment Manager has adopted a specialty or custom voting policy, and other factors.

Conflicts of Interest

All conflicts of interest will be resolved in the best interests of the Advisory Clients. The Investment Managers are affiliates of a large, diverse financial services firm with many affiliates and makes its best efforts to mitigate conflicts of interest. However, as a general matter, the Investment Managers take the position that relationships between certain affiliates that do not use the “Franklin Templeton” name (“Independent Affiliates”) and an issuer (e.g., an investment management relationship between an issuer and an Independent Affiliate) do not present a conflict of interest for an Investment Manager in voting proxies with respect to such issuer because: (i) the Investment Managers operate as an independent business unit from the Independent Affiliate business units, and (ii) informational barriers exist between the Investment Managers and the Independent Affiliate business units.

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Material conflicts of interest could arise in a variety of situations, including as a result of the Investment Managers’ or an affiliate’s (other than an Independent Affiliate as described above): (i) material business relationship with an issuer or proponent, (ii) direct or indirect pecuniary interest in an issuer or proponent; or (iii) significant personal or family relationship with an issuer or proponent. Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer, and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings. The Proxy Group gathers and analyzes this information on a best-efforts basis, as much of this information is provided directly by individuals and groups other than the Proxy Group, and the Proxy Group relies on the accuracy of the information it receives from such parties.

Nonetheless, even though a potential conflict of interest between the Investment Managers or an affiliate (other than an Independent Affiliate as described above) and an issuer may exist: (1) the Investment Managers may vote in opposition to the recommendations of an issuer’s management even if contrary to the recommendations of a third-party proxy voting research provider; (2) if management has made no recommendations, the Proxy Group may defer to the voting instructions of the Investment Managers; and (3) with respect to shares held by Franklin Resources, Inc. or its affiliates for their own corporate accounts, such shares may be voted without regard to these conflict procedures.

Otherwise, in situations where a material conflict of interest is identified between the Investment Managers or one of its affiliates (other than Independent Affiliates) and an issuer, the Proxy Group may vote consistent with the voting recommendation of a Proxy Service or send the proxy directly to the relevant Advisory Clients with the Investment Managers’ recommendation regarding the vote for approval. To address certain affiliate conflict situations, the Investment Managers will employ pass-through voting or mirror voting when required pursuant to a fund’s governing documents or applicable law.

Where the Proxy Group refers a matter to an Advisory Client, it may rely upon the instructions of a representative of the Advisory Client, such as the board of directors or trustees, a committee of the board, or an appointed delegate in the case of a U.S. registered investment company, a conducting officer in the case of a fund that has appointed FTIS S.à.r.l as its Management Company, the Independent Review Committee for Canadian investment funds, or a plan administrator in the case of an employee benefit plan. A quorum of the board of directors or trustees or of a committee of the board can be reached by a majority of members, or a majority of non-recused members. The Proxy Group may determine to vote all shares held by Advisory Clients of the Investment Managers and affiliated Investment Managers (other than Independent Affiliates) in accordance with the instructions of one or more of the Advisory Clients.

The Investment Managers may also decide whether to vote proxies for securities deemed to present conflicts of interest that are sold following a record date, but before a shareholder meeting date. The Investment Managers may consider various factors in deciding whether to vote such proxies, including the Investment Managers’ long-term view of the issuer’s securities for investment, or it may defer the decision to vote to the applicable Advisory Client. The Investment Managers also may be unable to vote, or choose not to vote, a proxy for securities deemed to present a conflict of interest for any of the reasons outlined in the first paragraph of the section of these policies entitled “Proxy Procedures.”

Weight Given Management Recommendations

One of the primary factors the Investment Managers consider when determining the desirability of investing in a particular company is the quality and depth of that company’s management. Accordingly, the recommendation of management on any issue is a factor that the Investment Managers consider in determining how proxies should be voted. However, the Investment Managers do not consider recommendations from management to be determinative of the Investment Managers’ ultimate decision. Each issue is considered on its own merits, and the Investment Managers will not support the position of a company’s management in any situation where it determines that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

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Engagement with Issuers

The Investment Managers believe that engagement with issuers is important to good corporate governance and to assist in making proxy voting decisions. The Investment Managers may engage with issuers to discuss specific ballot items to be voted on in advance of an annual or special meeting to obtain further information or clarification on the proposals. The Investment Managers may also engage with management on a range of environmental, social or corporate governance issues throughout the year.

THE PROXY GROUP

The Proxy Group is part of Franklin Templeton’s Stewardship Team. Full-time staff members and support staff are devoted to proxy voting administration and oversight and providing support and assistance where needed. On a daily basis, the Proxy Group will review each proxy upon receipt as well as any agendas, materials and recommendations that they receive from a Proxy Service or other sources. The Proxy Group maintains a record of all shareholder meetings that are scheduled for companies whose securities are held by the Investment Managers’ managed funds and accounts. For each shareholder meeting, a member of the Proxy Group will consult with the research analyst that follows the security and provide the analyst with the agenda, analyses of one or more Proxy Services, recommendations and any other information provided to the Proxy Group. Except in situations identified as presenting material conflicts of interest, the Investment Managers’ research analyst and relevant portfolio manager(s) are responsible for making the final voting decision based on their review of the agenda, analyses of one or more Proxy Services, proxy statements, their knowledge of the company and any other information publicly available.

In situations where the Investment Managers have not responded with vote recommendations to the Proxy Group by the deadline date, the Proxy Group may vote consistent with the vote recommendations of a Proxy Service. Except in cases where the Proxy Group is voting consistent with the voting recommendation of a Proxy Service, the Proxy Group must obtain voting instructions from the Investment Managers’ research analysts, relevant portfolio manager(s), legal counsel and/or the Advisory Client prior to submitting the vote. In the event that an account holds a security that an Investment Manager did not purchase on its behalf, and the Investment Manager does not normally consider the security as a potential investment for other accounts, the Proxy Group may vote consistent with the voting recommendations of a Proxy Service or take no action on the meeting.

PROXY ADMINISTRATION PROCEDURES

Situations Where Proxies Are Not Voted

The Proxy Group is fully cognizant of its responsibility to process proxies and maintain proxy records as may be required by relevant rules and regulations. In addition, the Investment Managers understand their fiduciary duty to vote proxies and that proxy voting decisions may affect the value of shareholdings. Therefore, the Investment Managers will generally attempt to process every proxy they receive for all domestic and foreign securities.

However, there may be situations in which the Investment Managers may be unable to successfully vote a proxy, or may choose not to vote a proxy, such as where: (i) a proxy ballot was not received from the custodian bank; (ii) a meeting notice was received too late; (iii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iv) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if an Investment Manager votes a proxy or where the Investment Manager is prohibited from voting by applicable law, economic or other sanctions, or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (v) additional documentation or the disclosure of beneficial owner details is required; (vi) the Investment Managers held shares on the record date but has sold them prior to the meeting date; (vii) the Advisory Client held shares on the record date, but the Advisory Client closed the account prior to the meeting date; (viii) a proxy voting service is not offered by the custodian in the market; (ix) due to either system error or human error, the Investment Managers’ intended vote is not correctly submitted; (x) the Investment Managers believe it is not in

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the best interest of the Advisory Client to vote the proxy for any other reason not enumerated herein; or (xi) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person.

Rejected Votes

Even if the Investment Managers use reasonable efforts to vote a proxy on behalf of their Advisory Clients, such vote or proxy may be rejected because of (a) operational or procedural issues experienced by one or more third parties involved in voting proxies in such jurisdictions; (b) changes in the process or agenda for the meeting by the issuer for which the Investment Managers do not have sufficient notice; or (c) the exercise by the issuer of its discretion to reject the vote of the Investment Managers. In addition, despite the best efforts of the Proxy Group and its agents, there may be situations where the Investment Managers’ votes are not received, or properly tabulated, by an issuer or the issuer’s agent.

Securities on Loan

The Investment Managers or their affiliates may, on behalf of one or more of the proprietary registered investment companies advised by the Investment Managers or their affiliates, make efforts to recall any security on loan where the Investment Manager or its affiliates (a) learn of a vote on an event that may materially affect a security on loan and (b) determine that it is in the best interests of such proprietary registered investment companies to recall the security for voting purposes. The ability to timely recall shares is not entirely within the control of the Investment Managers. Under certain circumstances, the recall of shares in time for such shares to be voted may not be possible due to applicable proxy voting record dates or other administrative considerations.

Split Voting

There may be instances in certain non-U.S. markets where split voting is not allowed. Split voting occurs when a position held within an account is voted in accordance with two differing instructions. Some markets and/or issuers only allow voting on an entire position and do not accept split voting. In certain cases, when more than one Franklin Templeton investment manager has accounts holding shares of an issuer that are held in an omnibus structure, the Proxy Group will seek direction from an appropriate representative of the Advisory Client with multiple Investment Managers (such as a conducting officer of the Management Company in the case of a SICAV), or the Proxy Group will submit the vote based on the voting instructions provided by the Investment Manager with accounts holding the greatest number of shares of the security within the omnibus structure.

Bundled Items

If several issues are bundled together in a single voting item, the Investment Managers will assess the total benefit to shareholders and the extent that such issues should be subject to separate voting proposals.

PROCEDURES FOR MEETINGS INVOLVING FIXED INCOME SECURITIES & PRIVATELY HELD ISSUERS

From time to time, certain custodians may process events for fixed income securities through their proxy voting channels rather than corporate action channels for administrative convenience. In such cases, the Proxy Group will receive ballots for such events on the ISS voting platform. The Proxy Group will solicit voting instructions from the Investment Managers for each account or fund involved. If the Proxy Group does not receive voting instructions from the Investment Managers, the Proxy Group will take no action on the event. The Investment Managers may be unable to vote a proxy for a fixed income security, or may choose not to vote a proxy, for the reasons described under the section entitled “Proxy Procedures.”

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In the rare instance where there is a vote for a privately held issuer, the decision will generally be made by the relevant portfolio managers or research analysts.

The Proxy Group will monitor such meetings involving fixed income securities or privately held issuers for conflicts of interest in accordance with these procedures. If a fixed income or privately held issuer is flagged as a potential conflict of interest, the Investment Managers may nonetheless vote as it deems in the best interests of its Advisory Clients. The Investment Managers will report such decisions on an annual basis to Advisory Clients as may be required.

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Appendix A

These Proxy Policies apply to accounts managed by personnel within Franklin Templeton Investment Solutions, which includes the following Investment Managers:

Franklin Advisers, Inc. (FAV)

Franklin Advisory Services, LLC (FASL)

Franklin Mutual Advisers LLC (FMA)

Franklin Templeton Investments Corp. (FTIC)

Franklin Templeton Investment Management Limited (FTIML)

Templeton Asset Management Ltd. (TAML)

The following Proxy Policies apply to FAV, FMA, FTIC, FTIML, and TAML only:

HOW THE INVESTMENT MANAGERS VOTE PROXIES

Proxy Services

Certain of the Investment Managers’ separate accounts or funds (or a portion thereof) are included under Franklin Templeton Investment Solutions (“FTIS”), a separate investment group within Franklin Templeton, and employ a quantitative strategy.

For such accounts, FTIS’s proprietary methodologies rely on a combination of quantitative, qualitative, and behavioral analysis rather than fundamental security research and analyst coverage that an actively managed portfolio would ordinarily employ. Accordingly, absent client direction, in light of the high number of positions held by such accounts and the considerable time and effort that would be required to review proxy statements and ISS or Glass Lewis recommendations, the Investment Manager may review ISS’s non-US Benchmark guidelines, ISS’s specialty guidelines (in particular, ISS’s Sustainability guidelines), or Glass Lewis’s US guidelines (the “the ISS and Glass Lewis Proxy Voting Guidelines”) and determine, consistent with the best interest of its clients, to provide standing instructions to the Proxy Group to vote proxies according to the recommendations of ISS or Glass Lewis.

In addition, the Investment Managers receive in-house voting research from Franklin Templeton’s Stewardship Team (FT Stewardship). FT Stewardship provides customized research on specific corporate governance issues that is tailored to the investment manager and corporate engagement undertaken. This research may include opinions on voting decisions, however there is no obligation or inference for the investment manager to formally vote in line with these opinions. This research supports the independent vote decision making process, and may reduce reliance on third-party advice for certain votes.

The Investment Manager, however, retains the ability to vote a proxy differently than ISS or Glass Lewis recommends if the Investment Manager determines that it would be in the best interests of Advisory Clients.

The following Proxy Policies apply to FASL only:

HOW THE INVESTMENT MANAGERS VOTE PROXIES

Proxy Services

Certain of the Investment Managers’ separate accounts or funds (or a portion thereof) are included under Franklin Templeton Investment Solutions (“FTIS”), a separate investment group within Franklin Templeton, and employ a quantitative strategy.

For such accounts, FTIS’s proprietary methodologies rely on a combination of quantitative, qualitative, and behavioral analysis rather than fundamental security research and analyst coverage that an actively managed

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portfolio would ordinarily employ. Accordingly, absent client direction, in light of the high number of positions held by such accounts and the considerable time and effort that would be required to review proxy statements and ISS or Glass Lewis recommendations, the Investment Manager may review ISS’s non-US Benchmark guidelines, ISS’s specialty guidelines (in particular, ISS’s Sustainability guidelines), or Glass Lewis’s US guidelines (the “the ISS and Glass Lewis Proxy Voting Guidelines”) and determine, consistent with the best interest of its clients, to provide standing instructions to the Proxy Group to vote proxies according to the recommendations of ISS or Glass Lewis.

In addition, the investment managers receive in-house voting research from Franklin Templeton’s Stewardship Team (FT Stewardship). FT Stewardship provides customized research on specific corporate governance issues that is tailored to the investment manager and corporate engagement undertaken. This research may include opinions on voting decisions, however there is no obligation or inference for the investment manager to formally vote in line with these opinions. This research supports the independent vote decision making process, and may reduce reliance on third-party advice for certain votes.

The Investment Manager, however, retains the ability to vote a proxy differently than ISS or Glass Lewis recommends if the Investment Manager determines that it would be in the best interests of Advisory Clients.

The following Proxy Policies apply to FTIC, FTIML, and TAML only:

HOW THE INVESTMENT MANAGERS VOTE PROXIES

Proxy Services

Passively managed exchange traded funds (collectively, “ETFs”), seek to track a particular securities index. As a result, each ETF may hold the securities of hundreds of issuers. Because the primary criteria for determining whether a security should be included (or continued to be included) in an ETF’s investment portfolio is whether such security is a representative component of the securities index that the ETF is seeking to track, the ETFs do not require the fundamental security research and analyst coverage that an actively managed portfolio would review proxy statements and ISS or Glass Lewis recommendations, the Investment Manager may review ISS’s non-US Benchmark guidelines, ISS’s specialty guidelines (in particular, ISS’s Sustainability guidelines), or Glass Lewis’s US guidelines (the “ISS and Glass Lewis Proxy Voting Guidelines”) and determine, consistent with the best interest of its clients, to provide standing instructions to the Proxy Group to vote proxies according to the recommendations of ISS or Glass Lewis rather than analyze each individual proxy vote. Permitting the Investment Manager of the ETFs to defer its judgment for voting on a proxy to the recommendations of ISS or Glass Lewis may result in a proxy related to the securities of a particular issuer held by an ETF being voted differently from the same proxy that is voted on by other funds managed by the Investment Managers.

In addition, the investment managers receive in-house voting research from Franklin Templeton’s Stewardship Team (FT Stewardship). FT Stewardship provides customized research on specific corporate governance issues that is tailored to the investment manager and corporate engagement undertaken. This research may include opinions on voting decisions, however there is no obligation or inference for the investment manager to formally vote in line with these opinions. This research supports the independent vote decision making process, and may reduce reliance on third-party advice for certain votes.

RESPONSIBILITY OF THE INVESTMENT MANAGERS TO VOTE PROXIES

To the extent that the Investment Manager has a subadvisory agreement with an affiliated investment manager (the “Affiliated Subadviser”) with respect to a particular Advisory Client or the Investment Manager chooses securities for an Advisory Client’s portfolios that are recommended by an Affiliated Subadviser, the Investment Manager may delegate proxy voting responsibility to the Affiliated Subadviser or vote proxies in accordance with the Affiliated Subadviser’s recommendations.

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